================================================================================

                      UNIVERSAL COMPRESSION HOLDINGS, INC.

                                   as Company

                                       and

                     UNITED STATES TRUST COMPANY OF NEW YORK

                                   as Trustee

                                    INDENTURE

                          Dated as of February 20, 1998

                    $43,500,000 Principal Amount at Maturity

                     11 3/8% Senior Discount Notes due 2009

================================================================================

                              CROSS-REFERENCE TABLE

    TIA                                                                             Indenture
Section                                                                               Section
310(a)(1)............................................................................  7.10
      (a)(2).........................................................................  7.10
      (a)(3).........................................................................  N.A.
      (a)(4).........................................................................  N.A.
      (a)(5).........................................................................  7.10
      (b)............................................................................  7.08; 7.10;
                                                                                       10.02

      (c)............................................................................  N.A.
311(a)...............................................................................  7.11

      (b)............................................................................  7.11
      (c)............................................................................  N.A.

312(a)...............................................................................  2.05
      (b)............................................................................  10.03
      (c)............................................................................  10.03
313(a)...............................................................................  7.06
      (b)(1).........................................................................  N.A.
      (b)(2).........................................................................  7.06
      (c)............................................................................  7.06; 10.02
      (d)............................................................................  7.06
314(a)...............................................................................  4.06; 4.08;
                                                                                       10.02

      (b)............................................................................  N.A.
      (c)(1).........................................................................  10.04
      (c)(2).........................................................................  10.04
      (c)(3).........................................................................  N.A.
      (d)............................................................................  N.A.
      (e)............................................................................  10.05
      (f)............................................................................  N.A.
315(a)...............................................................................  7.01(b)
      (b)............................................................................  7.05; 10.02
      (c)............................................................................  7.01(a)
      (d)............................................................................  7.01(c)
      (e)............................................................................  6.11
316(a)(last sentence)................................................................  2.09
      (a)(1)(A)......................................................................  6.05
      (a)(1)(B)......................................................................  6.04
      (a)(2).........................................................................  N.A.
      (b)............................................................................  6.07
      (c)............................................................................  9.04
317(a)(1)............................................................................  6.08

      (a)(2).........................................................................  6.09
      (b)............................................................................  2.04
318(a)...............................................................................  10.01
      (c)............................................................................  10.01

                                          N.A. means Not Applicable.

-----------------

Note: This Cross-Reference Table shall not, for any purpose, be deemed to be part of the Indenture.

                                               TABLE OF CONTENTS

                                                                                                           Page
                                                                                                           ----
                            ARTICLE ONE DEFINITIONS AND INCORPORATION BY REFERENCE

SECTION 1.01. Definitions................................................................................. 1
SECTION 1.02. Incorporation by Reference of TIA............................................................27
SECTION 1.03. Rules of Construction........................................................................28

                                             ARTICLE TWO THE NOTES

SECTION 2.01. Form and Dating..............................................................................28
SECTION 2.02. Execution and Authentication; Aggregate Principal Amount.....................................29
SECTION 2.03. Registrar and Paying Agent...................................................................30
SECTION 2.04. Paying Agent To Hold Assets in Trust.........................................................31
SECTION 2.05. Holder Lists.................................................................................32
SECTION 2.06. Transfer and Exchange........................................................................32
SECTION 2.07. Replacement Notes............................................................................33
SECTION 2.08. Outstanding Notes............................................................................33
SECTION 2.09. Treasury Notes...............................................................................34
SECTION 2.10. Temporary Notes..............................................................................34
SECTION 2.11. Cancellation.................................................................................34
SECTION 2.12. Defaulted Interest...........................................................................35
SECTION 2.13. CUSIP Number.................................................................................36
SECTION 2.14. Deposit of Monies............................................................................36
SECTION 2.15. Restrictive Legends..........................................................................36
SECTION 2.16. Book-Entry Provisions for Global Security....................................................38
SECTION 2.17. Special Transfer Provisions..................................................................40

                                           ARTICLE THREE REDEMPTION

SECTION 3.01. Notices to Trustee...........................................................................43
SECTION 3.02. Selection of Notes To Be Redeemed............................................................43
SECTION 3.03. Optional Redemption..........................................................................44
SECTION 3.04. Notice of Redemption.........................................................................45

SECTION 3.05. Effect of Notice of Redemption...............................................................47
SECTION 3.06. Deposit of Redemption Price..................................................................47
SECTION 3.07. Notes Redeemed in Part.......................................................................47

                                            ARTICLE FOUR COVENANTS

SECTION 4.01. Payment of Notes.............................................................................48
SECTION 4.02. Maintenance of Office or Agency..............................................................48
SECTION 4.03. Corporate Existence..........................................................................48
SECTION 4.04. Payment of Taxes and Other Claims............................................................49

                                                                                                         Page
                                                                                                         ----
SECTION 4.05. Maintenance of Properties and Insurance......................................................49
SECTION 4.06. Compliance Certificate; Notice of Default....................................................50
SECTION 4.07. Compliance with Laws.........................................................................50
SECTION 4.08. Reports to Holders...........................................................................51
SECTION 4.09. Waiver of Stay, Extension or Usury Laws......................................................51
SECTION 4.10. Limitation on Restricted Payments............................................................51
SECTION 4.11. Limitations on Transactions with Affiliates..................................................55
SECTION 4.12. Limitation on Incurrence of Additional Indebtedness..........................................56
SECTION 4.13. Limitation on Dividend and Other Payment Restrictions Affecting Subsidiaries.................57
SECTION 4.14. Change of Control............................................................................58
SECTION 4.15. Limitation on Asset Sales....................................................................61
SECTION 4.16. Limitation on Preferred Stock of Restricted Subsidiaries.....................................64
SECTION 4.17. Limitation on Liens..........................................................................65
SECTION 4.18. Limitation of Guarantees by Restricted Subsidiaries..........................................65

                                      ARTICLE FIVE SUCCESSOR CORPORATION

SECTION 5.01. Merger, Consolidation and Sale of Assets.....................................................66
SECTION 5.02. Successor Corporation Substituted............................................................68

                                             ARTICLE SIX REMEDIES

SECTION 6.01. Events of Default............................................................................68
SECTION 6.02. Acceleration.................................................................................70
SECTION 6.03. Other Remedies...............................................................................71
SECTION 6.04. Waiver of Past Defaults......................................................................72
SECTION 6.05. Control by Majority..........................................................................72
SECTION 6.06. Limitation on Suits..........................................................................72
SECTION 6.07. Right of Holders To Receive Payment..........................................................73
SECTION 6.08. Collection Suit by Trustee...................................................................73
SECTION 6.09. Trustee May File Proofs of Claim.............................................................73
SECTION 6.10. Priorities...................................................................................74
SECTION 6.11. Undertaking for Costs........................................................................74
SECTION 6.12. Restoration of Rights and Remedies...........................................................75


                                             ARTICLE SEVEN TRUSTEE

SECTION 7.01. Duties of Trustee............................................................................75
SECTION 7.02. Rights of Trustee............................................................................76
SECTION 7.03. Individual Rights of Trustee.................................................................78

                                                                                                         Page
                                                                                                         ----
SECTION 7.04. Trustee's Disclaimer.........................................................................78
SECTION 7.05. Notice of Default............................................................................78
SECTION 7.06. Reports by Trustee to Holders................................................................79
SECTION 7.07. Compensation and Indemnity...................................................................79
SECTION 7.08. Replacement of Trustee.......................................................................80
SECTION 7.09. Successor Trustee by Merger, Etc.............................................................81
SECTION 7.10. Eligibility; Disqualification................................................................82
SECTION 7.11. Preferential Collection of Claims Against Company............................................82

                               ARTICLE EIGHT DISCHARGE OF INDENTURE; DEFEASANCE

SECTION 8.01. Termination of Company's Obligations.........................................................82
SECTION 8.02. Application of Trust Money...................................................................85
SECTION 8.03. Repayment to the Company.....................................................................86
SECTION 8.04. Reinstatement................................................................................86
SECTION 8.05. Acknowledgment of Discharge by Trustee.......................................................87

                                  ARTICLE NINE MODIFICATION OF THE INDENTURE

SECTION 9.01. Without Consent of Holders...................................................................87
SECTION 9.02. With Consent of Holders......................................................................88
SECTION 9.03. Compliance with TIA..........................................................................89
SECTION 9.04. Revocation and Effect of Consents............................................................89
SECTION 9.05. Notation on or Exchange of Notes.............................................................90
SECTION 9.06. Trustee To Sign Amendments, Etc..............................................................90

                                        ARTICLE TEN GUARANTEE OF NOTES

SECTION 10.01. Unconditional Guarantee.....................................................................91
SECTION 10.02. Limitations on Guarantees...................................................................93
SECTION 10.03. Execution and Delivery of Guarantee.........................................................93
SECTION 10.04. Release of the Guarantor....................................................................94
SECTION 10.05. Waiver of Subrogation.......................................................................94
SECTION 10.06. Immediate Payment...........................................................................95
SECTION 10.07. Obligations Continuing......................................................................95
SECTION 10.08. Obligations Reinstated......................................................................95
SECTION 10.09. Obligations Not Affected....................................................................96
SECTION 10.10. Waiver......................................................................................96
SECTION 10.11. No Obligation To Take Action Against the Company............................................96
SECTION 10.12. Dealing with the Company and Others.........................................................96
SECTION 10.13. Default and Enforcement.....................................................................97
SECTION 10.14. Amendment, Etc. ............................................................................97

SECTION 10.15. Acknowledgment. ............................................................................97
SECTION 10.16. Costs and Expenses..........................................................................98
SECTION 10.17. No Waiver; Cumulative Remedies..............................................................98
SECTION 10.18. Survival of Obligations.....................................................................98
SECTION 10.19. Severability................................................................................98
SECTION 10.20. Successors and Assigns......................................................................98
                                                              -iii-

                                         ARTICLE ELEVEN MISCELLANEOUS
                                                                                                         Page
                                                                                                         ----
SECTION 11.01. TIA Controls............................................................................... 99
SECTION 11.02. Notices.................................................................................... 99
SECTION 11.03. Communications by Holders with Other Holders...............................................100
SECTION 11.04. Certificate and Opinion as to Conditions Precedent.........................................100
SECTION 11.05. Statements Required in Certificate or Opinion..............................................101
SECTION 11.06. Rules by Trustee, Paying Agent, Registrar..................................................101
SECTION 11.07. Legal Holidays.............................................................................101
SECTION 11.08. Governing Law..............................................................................102
SECTION 11.09. No Adverse Interpretation of Other Agreements..............................................102
SECTION 11.10. No Personal Liability......................................................................102
SECTION 11.11. Successors.................................................................................102
SECTION 11.12. Duplicate Originals........................................................................102
SECTION 11.13. Severability...............................................................................102
SECTION 11.14. Independence of Covenants..................................................................103

   Exhibit A   -   Form of Initial Note...................................................................A-1
   Exhibit B   -   Form of Exchange Note..................................................................B-1
   Exhibit C   -   Form of Certificate To Be Delivered in Connection with Transfers to
                            Non-QIB Accredited Investors..................................................C-1
   Exhibit D   -   Form of Certificate To Be Delivered in Connection with Transfers
                            Pursuant to Regulation S......................................................D-1
   Exhibit E   -   Form of Guarantee......................................................................E-1

Note:   This Table of Contents shall not, for any purpose, be deemed to be part of this Indenture

                  INDENTURE, dated as of February 20, 1998, between UNIVERSAL COMPRESSION HOLDINGS, INC., a Delaware corporation (the "Company"), and UNITED STATES TRUST COMPANY OF NEW YORK, as Trustee (the "Trustee").

                  Each party hereto agrees as follows for the benefit of the other party and for the equal and ratable benefit of the Holders of the

Company's 11 3/8% Senior Discount Notes due 2009 Series A (the "Initial Notes") and, when and if issued as provided in the Registration Rights Agreement of even date herewith, the Company's 11 3/8% Senior Discount Notes due 2009 Series B (the "Exchange Notes" and together with the Initial Notes, the "Notes").

                                 ARTICLE ONE

                  DEFINITIONS AND INCORPORATION BY REFERENCE

                  SECTION 1.01.      Definitions.

                  "Accreted Value" means (i) as of any date prior to February 15, 2003, an amount per $1,000 principal amount at maturity of the Notes that is equal to the sum of (a) the original issue price of each Note and (b) the portion of the excess of the principal amount at maturity of each Note over such original issue price which shall have been amortized through such date, such amount to be so amortized on a daily basis and compounded semi-annually on each August 15 and February 15 at the rate of 11 3/8% per annum from the Issue Date through the date of determination computed on the basis of a 360-day year of twelve 30-day months and (ii) after February 15, 2003, principal amount of the Notes.

                  "Acquired Indebtedness" means Indebtedness of a Person or any of its Subsidiaries existing at the time such Person becomes a Restricted Subsidiary of the Company or at the time it merges or consolidates with the Company or any of the Company's Subsidiaries or assumed in connection with the acquisition of assets from such Person and in each case not incurred by such Person in connection with, or in anticipation or contemplation of, such Person becoming a Restricted Subsidiary or such acquisition, merger or consolidation.

                  "Acquisition" means the purchase by TW Acquisition Corporation of all of the outstanding shares of common stock of Tidewater Compression Service, Inc., a wholly owned subsidiary of Tidewater Inc. ("TCSI"). Immediately following the Acquisition, TW Acquisition Corporation will merge with and into TCSI and the surviving corporation will thereupon change its name to Universal Compression, Inc.

                  "Additional Interest" has the meaning set forth in the Registration Rights Agreement.

                  "Affiliate" means, with respect to any specified Person, any other Person who directly or indirectly through one or more intermediaries controls, or is controlled by, or is under common control with, such specified Person. The term "control" means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of a Person, whether through the ownership of voting securities, by contract or otherwise; and the terms "controlling" and "controlled" have meanings correlative of the foregoing.

                  "Agent" means any Registrar, Paying Agent or co-Registrar.


                  "Agent Members" has the meaning provided in Section 2.16.

                  "Asset Acquisition" means (a) an Investment by the Company or any Restricted Subsidiary of the Company in any other Person pursuant to which such Person shall become a Restricted Subsidiary of the Company, or shall be merged with or into the Company or any Restricted Subsidiary of the Company, or
(b) the acquisition by the Company or any Restricted Subsidiary of the Company of the assets of any Person (other than a Restricted Subsidiary of the Company) which constitute all or substantially all of the assets of such Person or comprise any division or line of business of such Person or any other properties or assets of such Person other than in the ordinary course of business.

                  "Asset Sale" means any direct or indirect sale, issuance, conveyance, transfer, lease (other than operating leases entered into in the ordinary course of business or sales of equipment pursuant to purchase options entered into by the Company or a Restricted Subsidiary of the Company in the ordinary course of business), assignment or other transfer for value by the Company or any of its Restricted Subsidiaries (excluding any Lien granted in accordance with Section 4.17 hereof, but including any Sale and Leaseback Transaction) to any Person other than the Company or a Wholly Owned Restricted Subsidiary of the Company of (a) any Capital Stock of any Restricted Subsidiary of the Company or (b) any other property or assets of the Company or any Restricted Subsidiary of the Company other than in the ordinary course of business; provided, however, that Asset Sales shall not include (i) a transaction or series of related transactions for which the Company or its Restricted Subsidiaries receive aggregate consideration of less than $750,000, (ii) the sale, lease, conveyance, disposition or other transfer of all or substantially all of the assets of the Company as permitted under Section 5.01 and (iii) any Restricted Payment permitted under Section 4.10 hereof.

                  "Authenticating Agent" has the meaning provided in Section
2.02.

                  "Bankruptcy Law" means Title 11, U.S. Code or any similar Federal, state or foreign law for the relief of debtors.

                  "Board of Directors" means, as to any Person, the board of directors of such Person or any duly authorized committee thereof.

                  "Board Resolution" means, with respect to any Person, a copy of a resolution certified by the Secretary or an Assistant Secretary of such Person to have been duly adopted by the Board of Directors of such Person and to be in full force and effect on the date of such certification, and delivered to the Trustee.

                  "Business Day" means any day other than a Saturday, Sunday or any other day on which commercial banking institutions in the City of New York are required or authorized by law or other governmental action to be closed.


                  "Capital Stock" means (i) with respect to any Person that is a corporation, any and all shares, interests, participations or other equivalents (however designated and whether or not voting) of corporate stock, including each class of Common Stock and Preferred Stock of such Person and (ii) with respect to any Person that is not a corporation, any and all partnership or other equity interests of such Person.

                  "Capitalized Lease Obligation" means, as to any Person, the obligations of such Person under a lease that are required to be classified and accounted for as capital lease obligations under GAAP and, for purposes of this definition, the amount of such obligations at any date shall be the capitalized amount of such obligations at such date, determined in accordance with GAAP.

                  "Cash Equivalents" means (i) marketable direct obligations issued by, or unconditionally guaranteed by, the United States Government or issued by any agency thereof and backed by the full faith and credit of the United States, in each case maturing within one year from the date of acquisition thereof; (ii) marketable direct obligations issued by any state of the United States of America or any political subdivision of any such state or any public instrumentality thereof maturing within one year from the date of acquisition thereof and, at the time of acquisition, having one of the two highest ratings obtainable from either S&P or Moody's; (iii) commercial paper maturing no more than one year from the date of creation thereof and, at the time of acquisition, having a rating of at least A-1 from S&P or at least P-1 from Moody's; (iv) certificates of deposit or bankers' acceptances maturing within one year from the date of acquisition thereof issued by any bank organized under the laws of the United States of America or any state thereof or the District of Columbia or any U.S. branch of a foreign bank having at the date of acquisition thereof combined capital and surplus of not less than $250,000,000; (v) repurchase obligations with a term of not more than seven days for underlying securities of the types described in clause (i) above entered into with any bank meeting the qualifications specified in clause (iv) above; (vi) investments in money market funds which invest substantially all their assets in securities of the types described in clauses
(i) through (v) above; and (vii) investments made by Foreign Restricted Subsidiaries in local currencies in instruments issued by or with entities of such jurisdiction having correlative attributes to the foregoing.

                  "Certificated Securities" means Notes in definitive registered form.

                  "Change of Control" means the occurrence of one or more of the following events: (i) any sale, lease, exchange or other transfer (in one transaction or a series of related transactions, but other than by the granting of a Lien in accordance with this Indenture or by way of consolidation or merger in accordance with this Indenture) of all or substantially all of the assets of the Company and its Subsidiaries, taken as a whole, to any Person or "group" (as defined in Section 13(d)(3) of the Exchange Act) (whether or not otherwise in compliance with the provisions of this Indenture) other than to the Permitted

Holders; (ii) the approval by the holders of the Capital Stock of the Company of any plan or proposal for the liquidation or dissolution of the Company (whether or not otherwise in compliance with the provisions of this Indenture); (iii)(A) prior to the initial public offering of Common Stock of the Company, the Permitted Holders shall own, directly or indirectly, less than 50% of the aggregate voting power of the Capital Stock of the Company or (B) after the initial public offering of Common Stock of the Company, (1) the Permitted Holders shall own, directly or indirectly, less than 20% of the aggregate voting power of the Capital Stock of the Company or (2) any Person or "group" within the meaning of Section 13(d) of the Exchange Act (other than the Permitted Holders) shall become the "beneficial owner" as defined in Rule 13d-3 under the Exchange Act, of shares representing more than the aggregate voting power represented by the Capital Stock of the Company owned directly or indirectly, by the Permitted Holders; or (iv) the replacement of a majority of the Board of Directors of the Company over a two-year period from the directors who constituted the Board of Directors of the Company, at the beginning of such period, and such replacement shall not have been approved by a vote of at least a majority of the Board of Directors of the Company then still in office who either were members of such Board of Directors at the beginning of such period or whose election as a member of such Board of Directors was previously so approved.

                  "Change of Control Offer" has the meaning provided in
Section 4.14.

                  "Change of Control Payment Date" has the meaning provided in
Section 4.14.

                  "CHP" means Castle Harlan Partners III, L.P., a private investment fund managed by Castle Harlan, Inc., a Delaware corporation.

                  "Commission" means the U.S. Securities and Exchange
Commission.

                  "Common Stock" of any Person means any and all shares, interests or other participations in, and other equivalents (however designated and whether voting or non-voting) of such Person's common stock, whether outstanding on the Issue Date or issued after the Issue Date, and includes, without limitation, all series and classes of such common stock.

                  "Company" means Universal Compression Holdings, Inc., a Delaware corporation.

                  "Consolidated EBITDA" means, with respect to any Person, for any period, the sum (without duplication) of (i) Consolidated Net Income and
(ii) to the extent Consolidated Net Income has been reduced thereby, (A) all income taxes of such Person and its Restricted Subsidiaries paid or accrued in accordance with GAAP for such period (other than income taxes attributable to extraordinary or nonrecurring gains or losses or taxes attributable to sales or dispositions outside the ordinary course of business), (B) Consolidated Interest

Expense, (C) Consolidated Non-cash Charges less any non-cash items in-creasing Consolidated Net Income for such period, all as determined on a consolidated basis for such Person and its Restricted Subsidiaries in accordance with GAAP, (D) any fee to CHP under the Management Agreement paid or accrued,
(E) any expense of the Company or its Restricted Subsidiaries incurred in connection with the overhaul of equipment that can be reclassified as a capital expenditure in accordance with GAAP and (F) any write-off or amortization of fees and expenses incurred in connection with the financing for the Acquisition.

                  "Consolidated Fixed Charge Coverage Ratio" means, with respect to any Person, the ratio of Consolidated EBITDA of such Person during the four full fiscal quarters (the "Four Quarter Period") ending on or prior to the date of the transaction giving rise to the need to calculate the Consolidated Fixed Charge Coverage Ratio (the "Transaction Date") to Consolidated Fixed Charges of such Person for the Four Quarter Period. In addition to and without limitation of the foregoing, for purposes of this definition, "Consolidated EBITDA" and "Consolidated Fixed Charges" shall be calculated after giving effect on a pro forma basis for the period of such calculation to (i) the incurrence or repayment of any Indebtedness of such Person or any of its Restricted Subsidiaries (and the application of the proceeds thereof) giving rise to the need to make such calculation and any incurrence or repayment of other Indebtedness (and the application of the proceeds thereof), other than the incurrence or repayment of Indebtedness in the ordinary course of business for working capital purposes pursuant to working capital facilities, occurring during the Four Quarter Period or at any time subsequent to the last day of the Four Quarter Period and on or prior to the Transaction Date, as if such incurrence or repayment, as the case may be (and the application of the proceeds thereof), occurred on the first day of the Four Quarter Period and (ii) any Asset Sales or Asset Acquisitions (including, without limitation, any Asset Acquisition giving rise to the need to make such calculation as a result of such Person or one of its Restricted Subsidiaries (including any Person who becomes a Restricted Subsidiary as a result of the Asset Acquisition) incurring, assuming or otherwise being liable for Acquired Indebtedness and also including any Consolidated EBITDA (including any pro forma expense and cost reductions calculated on a basis consistent with Regulation S-X under the Securities Act) attributable to the assets which are the subject of the Asset Acquisition or Asset Sale during the Four Quarter Period) occurring during the Four Quarter Period or at any time subsequent to the last day of the Four Quarter Period and on or prior to the Transaction Date, as if such Asset Sale or Asset Acquisition (including the incurrence, assumption or liability for any such Acquired Indebtedness) occurred on the first day of the Four Quarter Period.

Furthermore, in calculating "Consolidated Fixed Charges" for purposes of determining the denominator (but not the numerator) of this "Consolidated Fixed Charge Coverage Ratio," (1) interest on outstanding Indebtedness determined on a fluctuating basis as of the Transaction Date and which will continue to be so determined thereafter shall be deemed to have accrued at a fixed rate per annum equal to the rate of interest on such Indebtedness in effect on the Transaction Date; and (2) notwithstanding clause (1) above, interest on Indebtedness determined on a fluctuating basis, to the extent such interest is covered by agreements relating to Interest Swap Obligations, shall be deemed to accrue at the rate per annum resulting after giving effect to the operation of such agreements.

                  "Consolidated Fixed Charges" means, with respect to the Company for any period, the sum, without duplication, of (i) Consolidated Interest Expense, plus (ii) the product of (x) the amount of all dividend payments on any series of Preferred Stock of such Person (other than dividends paid in Qualified Capital Stock) paid, accrued or scheduled to be paid or accrued during such period times (y) a fraction, the numerator of which is one and the denominator of which is one minus the then current effective consolidated federal, state and local tax rate of such Person, expressed as a decimal.

                  "Consolidated Interest Expense" means, with respect to any Person for any period, the sum of, without duplication: (i) the aggregate of the interest expense of such Person and its Restricted Subsidiaries for such period determined on a consolidated basis in accordance with GAAP, including without limitation, (a) any amortization of debt discount or any amortization or write-off of deferred financing costs, (b) the net costs under Interest Swap Obligations, (c) all capitalized interest and (d) the interest portion of any deferred payment obligation; (ii) the interest component of Capitalized Lease Obligations paid, accrued and/or scheduled to be paid or accrued by such Person and its Restricted Subsidiaries during such period as determined on a consolidated basis in accordance with GAAP; and (iii) after February 15, 2003, cash interest on the Notes; excluding, however, (1) any amount of such interest expense of any Restricted Subsidiary if the net income of such Restricted Subsidiary is excluded in the calculation of Consolidated Net Income pursuant to clause (d) of the definition thereof (but only in the same proportion as the net income of such Restricted Subsidiary is excluded from the calculation of Consolidated Net Income pursuant to clause (d) of the definition thereof), (2) any non-cash amortization or write-off of fees and expenses incurred in connection with financing arrangements for the Acquisition and (3) non-cash interest accruing on the Notes on or before February 15, 2003.

                  "Consolidated Net Income" means, with respect to any Person, for any period, the aggregate net income (or loss) of such Person and its Restricted Subsidiaries for such period on a consolidated basis, determined in accordance with GAAP; provided that there shall be excluded therefrom (without duplication) (a) after-tax gains and losses from Asset Sales, (b) after-tax items classified as extraordinary or nonrecurring gains and losses, (c) the net income or loss of any Person acquired in a "pooling of interests" transaction accrued prior to the date it becomes a Restricted Subsidiary of the referent Person or is merged or consolidated with the referent Person or any Restricted Subsidiary of the referent Person, (d) the net income (but not loss) of any Restricted Subsidiary of the referent Person to the extent that the declaration of dividends or similar distributions by that Restricted Subsidiary of that income is restricted by contract, operation of law or otherwise (except for restrictions created under documentation relating to the Company and its successors and permitted assigns), except for any dividends or distributions actually paid by such Restricted Subsidiary to the referenced Person, (e) the net income but not loss of any Person, other than a Restricted Subsidiary of the referent Person, except to the extent of cash dividends or distributions paid to the referent Person or to a Wholly Owned Restricted Subsidiary of the referent Person by such Person and (f) income or loss attributable to discontinued operations (including, without limitation, operations disposed of during such period whether or not such operations were classified as discontinued).

                  "Consolidated Net Worth" of any Person means the consolidated stockholders' equity of such Person, determined on a consolidated basis in accordance with GAAP, less (without duplication) amounts attributable to Disqualified Capital Stock of such Person.

                  "Consolidated Non-cash Charges" means, with respect to any Person, for any period, the aggregate depreciation, amortization and other non-cash expenses of such Person and its Restricted Subsidiaries reducing Consolidated Net Income of such Person and its Restricted Subsidiaries for such period, determined on a consolidated basis in accordance with GAAP (excluding any such charges which require an accrual of or a reserve for cash charges for any future period and including non-cash interest accruing on the Notes on or before February 15, 2003).

                  "Consolidated Total Assets" of any Person means such Person's total consolidated assets calculated in accordance with GAAP.

                  "Covenant Defeasance" has the meaning set forth in Section
8.01.

                  "Credit Agreement" means the Credit Agreement dated as of February 20, 1998, by and among the Company, TW Acquisition Corporation and the lenders party thereto in their capacities as lenders thereunder and Bankers Trust Company, as agent, and any Foreign Credit Facility, together with the documents related thereto (including, without limitation, any guarantee agreements and security documents), in each case as such agreements may be amended (including any amendment and restatement thereof), supplemented or otherwise modified from time to time, including any agreement extending the maturity of, refinancing, replacing or otherwise restructuring (including increasing the amount of available borrowings thereunder or adding Restricted Subsidiaries of the Company as additional borrowers or guarantors thereunder) all or any portion of the Indebtedness under such agreement or any successor or replacement agreement and whether by the same or any other agent, lender or group of lenders.

                  "Currency Agreement" means any foreign exchange contract, currency swap agreement or other similar agreement or arrangement designed to protect the Company or any of its Restricted Subsidiaries against fluctuations in currency values.


                  "Custodian" means any receiver, trustee, assignee, liquidator, sequestrator or similar official under any Bankruptcy Law.

                  "Default" means an event or condition the occurrence of which is, or with the lapse of time or the giving of notice or both would be, an Event of Default.

                  "Depository" means The Depository Trust Company, its nominees and successors.

                  "Disqualified Capital Stock" means that portion of any Capital Stock which, by its terms (or by the terms of any security into which it is convertible or for which it is exchangeable), or upon the happening of any event, matures or is mandatorily redeemable, pursuant to a sinking fund obligation or otherwise, or is redeemable at the sole option of the holder thereof on or prior to the final maturity date of the Notes, provided that any Capital Stock that would not constitute Disqualified Capital Stock but for provisions thereof giving holders thereof the right to require such Person to repurchase or redeem such Capital Stock upon the occurrence of an "asset sale" or "change of control" occurring prior to the stated maturity of the Notes shall not constitute Disqualified Stock if the "asset sale" or "change of control" provisions applicable to such Capital Stock are no more favorable to the holders of such Capital Stock than the provisions contained in Sections 4.14 and 4.15 hereof and such Capital Stock specifically provides that such Person will not repurchase or redeem any such stock pursuant to such provision prior to the Company's repurchase of such Notes as are required to be repurchased pursuant to such Sections.

                  "Event of Default" has the meaning provided in Section 6.01.

                  "Exchange Act" means the Securities Exchange Act of 1934, as amended, or any successor statute or statutes thereto.

                  "Exchange Notes" means the 11 3/8% Senior Discount Notes due 2009 Series B to be issued pursuant to this Indenture in connection with the offer to exchange Notes for the Initial Notes pursuant to the Registration Rights Agreement.

                  "Exchange Offer Registration Statement" means the registration statement filed by the Company pursuant to the Registration Rights Agreement.

                  "fair market value" means, with respect to any asset or property, the price which could be negotiated in an arm's-length, free market transaction, for cash, between a willing seller and a willing and able buyer, neither of whom is under undue pressure or compulsion to complete the transaction. Fair market value shall be determined by the Board of Directors of the Company or TW Acquisition Corporation acting in good faith and shall be evidenced by a Board Resolution of the Board of Directors of the Company or TW Acquisition Corporation delivered to the Trustee.


                  "Foreign Credit Facility" means any credit facility of a Foreign Restricted Subsidiary.

                  "Foreign Restricted Subsidiary" means any Restricted Subsidiary of the Company (i) whose jurisdiction of incorporation is other than the United States of America, any state thereof, the District of Columbia or any possession thereof and (ii) which derives substantially all of its income from jurisdictions other than the United States of America.

                  "GAAP" means generally accepted accounting principles set forth in the opinions and pronouncements of the Accounting Principles Board of the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board or in such other statements by such

                                     -10
other entity as may be approved by a significant segment of the accounting profession of the United States, which are in effect as of the Issue Date; provided, however, that all reports and other financial information provided by the Company to the Holders or the Trustee shall be prepared in accordance with GAAP as in effect on the date of such report or other financial information.

                  "Global Note" has the meaning provided in Section 2.01.

                  "guarantee" means, as applied to any obligation, (a) a guarantee (other than by endorsement of negotiable instruments for collection in the ordinary course of business), direct or indirect, in any manner, of any part or all of such obligation and (b) an agreement, direct or indirect, contingent or otherwise, the practical effect of which is to assure in any way the payment or performance (or payment of damages in the event of non-performance) of all or any part of such obligation, including, without limiting the foregoing, the payment of amounts drawn down by letters of credit.

                  "Guarantee" has the meaning set forth in Section 10.01.

                  "Guarantor" means each of the Company's Restricted Subsidiaries that in the future executes a supplemental indenture in which such Restricted Subsidiary agrees to be bound by the terms of the Indenture as a Guarantor; provided that any Person constituting a Guarantor as described above shall cease to constitute a Guarantor when its respective Guarantee is released in accordance with Section 4.18.

                  "Holder" means a holder of Notes.

                  "incur" has the meaning set forth in Section 4.12.

                  "Indebtedness" means with respect to any Person, without duplication, (i) all Obligations of such Person for borrowed money, (ii) all Obligations of such Person evidenced by bonds, debentures, notes or other similar instruments, (iii) all Capitalized Lease Obligations of such Person,
(iv) all Obligations of such Person issued or assumed as the deferred purchase price of property, all conditional sale obligations and all Obligations under any title retention agreement (but excluding trade accounts payable and other accrued liabilities arising in the ordinary course of business that are not overdue by 120 days or more or are being contested in good faith by appropriate proceedings promptly instituted and diligently conducted), (v) all Obligations of such Person for the reimburse-ment of any obligor on any letter of credit, bankers' acceptance or similar credit transaction, (vi) guarantees and other contingent obligations in respect of Indebtedness of other Persons of the type referred to in clauses (i) through
(v) above and clause (viii) below to the extent such Indebtedness is so guaranteed, (vii) all Obligations of any other Person of the type referred to in clauses (i) through (vi) above which are secured by any lien on any property or asset of such Person, the amount of such Obligation being deemed to be the lesser of the fair market value of such property or asset or the amount of the Obligation so secured, (viii) all Obligations of such Person under currency agreements and interest swap agreements of such Person and (ix) all Disqualified Capital Stock issued by such Person with the amount of Indebtedness represented by such Disqualified Capital Stock being equal to the greater of its voluntary or involuntary liquidation preference and its maximum fixed repurchase price, but excluding accrued dividends, if any. For purposes hereof, the "maximum fixed repurchase price" of any Disqualified Capital Stock which does not have a fixed repurchase price shall be calculated in accordance with the terms of such Disqualified Capital Stock as if such Disqualified Capital Stock were purchased on any date on which Indebtedness shall be required to be determined pursuant to this Indenture, and if such price is based upon, or measured by, the fair market value of such Disqualified Capital Stock, such fair market value shall be determined in good faith by the Board of Directors of the issuer of such Disqualified Capital Stock. The amount of Indebtedness of any Person at any date shall be the outstanding balance at such date of all unconditional obligations as described above and, with respect to contingent obligations, maximum liability upon the occurrence of the contingency giving rise to the obligation, provided that (A) the amount outstanding at any time of any Indebtedness issued with original issue discount is the original issue price of such indebtedness and (B) "Indebtedness" shall not include any money borrowed and set aside, at the time of the incurrence of related Indebtedness, to fund cash interest payments on such related Indebtedness.

                  "Indenture" means this Indenture, as amended or supplemented from time to time in accordance with the terms hereof.

                  "Independent Financial Advisor" means a firm (i) which does not, and whose directors, officers and employees or Affiliates do not, have a direct or indirect financial interest in the Company and (ii) which, in the judgment of the Board of Directors of the Company, is otherwise independent and qualified to perform the task for which it is to be engaged.

                  "Initial Notes" means the 11 3/8% Senior Discount Notes due

2009 Series A, issued under this Indenture on or about the date hereof.

                  "Initial Purchaser" means BT Alex. Brown Incorporated.

                  "interest" when used with respect to any Note means the sum of any cash interest on such Note, including any applicable defaulted interest pursuant to Section 2.12 and any Additional Interest pursuant to the Registration Rights Agreement.

                  "Interest Payment Date" means the stated maturity date of an installment of interest on the Notes.

                  "Interest Swap Obligations" means the obligations of any Person pursuant to any arrangement with any other Person, whereby, directly or indirectly, such Person is entitled to receive from time to time periodic payments calculated by applying either a floating or a fixed rate of interest on a stated notional amount in exchange for periodic payments made by such other Person calculated by applying a fixed or a floating rate of interest on the same notional amount and shall include, without limitation, interest rate swaps, caps, floors, collars and similar agreements.

                  "Internal Revenue Code" means the Internal Revenue Code of 1986, as amended to the date hereof and from time to time hereafter.

                  "Investment" means, with respect to any Person, any direct or indirect loan or other extension of credit (including, without limitation, a guarantee) or capital contribution to (by means of any transfer of cash or other property to others or any payment for property or services for the account or use of others), or any purchase or acquisition by such Person of any Capital Stock, bonds, notes, debentures or other securities or evidences of Indebtedness issued by, any Person. "Investment" shall exclude (i) extensions of trade credit by the Company and its Restricted Subsidiaries on commercially reasonable terms in accordance with normal trade practices of the Company or such Restricted Subsidiary, as the case may be, and (ii) the acquisition of Capital Stock, securities or other properties or assets by the Company or any of its Restricted Subsidiaries for, and to the extent, consideration consisting of Capital Stock of the Company. For the purposes of the "Limitation on Restricted Payments" covenant, (i) "Investment" shall (A) include and be valued at the fair market value of the net assets of any Restricted Subsidiary at the time that such Restricted Subsidiary is designated an Unrestricted Subsidiary and (B) exclude the fair market value of the net assets of any Unrestricted Subsidiary at the time that such Unrestricted Subsidiary is designated a Restricted Subsidiary and (ii) the amount of any Investment shall be the original cost of such Investment plus the cost of all additional Investments by the Company or any of its Restricted Subsidiaries, without any adjustments for increases or decreases in value, or write-ups, write-downs or write-offs with respect to such Investment, reduced by the payment of dividends or distributions in connection with such Investment or any other amounts received in respect of such Investment; provided that no such payment of dividends or distributions or receipt of any such other amounts shall reduce the amount of any Investment if such payment of dividends or distributions or receipt of any such amounts would be included in Consolidated Net Income. If the Company or any Restricted Subsidiary of the Company sells or otherwise disposes of any Common Stock of any direct or indirect Restricted Subsidiary of the Company such that, after giving effect to any such sale or disposition, the Company no longer owns, directly or indirectly, greater than 50% of the Common Stock of such Restricted Subsidiary, the Company shall be deemed to have made an investment on the date of such sale equal to the fair market value of the Common Stock of such Restricted Subsidiary not sold or disposed of.

                  "Issue Date" means the date of original issuance of the Notes.

                  "Legal Defeasance" has the meaning set forth in Section 8.01.

                  "Legal Holiday" has the meaning provided in Section 11.07.

                  "Lien" means any lien, mortgage, deed of trust, pledge, security interest, charge or encumbrance of any kind (including any conditional sale or other title retention agreement, any lease in the nature thereof and any agreement to give any security interest).

                  "Management Agreement" means the Management Agreement by and among CHP, the Company and their respective affiliates, as in effect on the Issue Date.

                  "Maturity Date" means February 15, 2009.

                  "Moody's" means Moody's Investors Service, Inc. and its successors.
                                     -14-

                  "Net Cash Proceeds" means, with respect to any Asset Sale, the proceeds in the form of cash or Cash Equivalents including payments in respect of deferred payment obligations when received in the form of cash or Cash Equivalents (other than the portion of any such deferred payment constituting interest) received by the Company or any of its Restricted Subsidiaries from such Asset Sale net of (a) reasonable out-of-pocket expenses and fees relating to such Asset Sale (including, without limitation, legal, accounting and investment banking fees and sales or brokerage commissions), (b) net taxes paid or payable as a result of such Asset Sale, (c) repayment of Indebtedness that is required to be repaid in connection with such Asset Sale, (d) amounts required to be paid to any Person (other than the Company or any of its Restricted Subsidiaries) owning a beneficial interest in the assets which are subject to such Asset Sale and (e) appropriate amounts to be provided by the Company or any Restricted Subsidiary, as the case may be, as a reserve, in accordance with GAAP, against any liabilities associated with such Asset Sale and retained by the Company or any Restricted Subsidiary, as the case may be, after such Asset Sale, including, without limitation, pension and other post-employment benefit liabilities, liabilities related to environmental matters and liabilities under any indemnification obligations associated with such Asset Sale.


                  "Net Proceeds Offer" has the meaning set forth in Section
4.15.

                  "Net Proceeds Offer Amount" has the meaning set forth in
Section 4.15.

                  "Net Proceeds Offer Payment Date" has the meaning set forth in Section 4.15.

                  "Net Proceeds Offer Trigger Date" has the meaning set forth in Section 4.15.

                  "Notes" means, collectively, the Initial Notes and, when and if issued as provided in the Registration Rights Agreement, the Exchange Notes.

                  "Obligations" means all obligations for principal, premium, interest, penalties, fees, indemnifications, reimbursements, damages and other liabilities payable under the documentation governing any Indebtedness.

                  "Offering Memorandum" means the confidential final Offering Memorandum dated February 13, 1998 of the Company relating to the offering of the Notes.
                                     -15-

                  "Officer" means, with respect to any Person, the Chairman of the Board of Directors, the Chief Executive Officer, the President, any Vice President, the Chief Financial Officer, the Treasurer, the Controller, or the Secretary of such Person, or any other officer designated by the Board of Directors serving in a similar capacity.

                  "Officers' Certificate" means a certificate signed by two Officers of the Company.

                  "Opinion of Counsel" means a written opinion from legal counsel who is reasonably acceptable to the Trustee complying with the requirements of Sections 11.04 and 11.05, as they relate to the giving of an Opinion of Counsel.

                  "Paying Agent" has the meaning provided in Section 2.03.

                  "Permitted Holder(s)" means (i) CHP, Castle Harlan, Inc. and employees, management and directors of, and Persons owning accounts managed by, any of the foregoing and their respective Affiliates, including, without limitation, Holdings and its Subsidiaries and (ii) institutional investors who acquire Common Stock of the Company on or within 30 days of the Issue Date.

                  "Permitted Indebtedness" means, without duplication, each of the following:

         (i) Indebtedness under the Notes, this Indenture and the Guarantees, if any;


         (ii) Indebtedness incurred pursuant to the Credit Agreement in an aggregate principal amount at any time outstanding not to exceed (A) $75 million with respect to the Indebtedness under the Term Loan Credit Facility, less the amount of all mandatory principal payments actually made by the Company in respect of the Term Loan Credit Facility (excluding any such payments to the extent refinanced at the time of payment under a replacement Credit Agreement) and (B) $85 million in the aggregate with respect to Indebtedness under (1) the Revolving Credit Loans, reduced by any required permanent repayments (which are accompanied by a corresponding permanent commitment reduction) thereunder and (2) any Foreign Credit Facility, reduced by any required permanent repayments thereof as a result of any asset sales, but not to exceed $25 million outstanding at any one time;

         (iii) other Indebtedness of the Company and its Restricted Subsidiaries outstanding on the Issue Date reduced by the amount of any scheduled amortization payments or mandatory prepayments when actually paid or permanent reductions thereon (including the Purchase Price Adjustment Agreement pursuant to the Stock Purchase Agreement);

         (iv) Interest Swap Obligations of the Company covering Indebtedness of the Company or any of its Restricted Subsidiaries and Interest Swap Obligations of any Restricted Subsidiary of the Company covering Indebtedness of such Restricted Subsidiary and its Restricted Subsidiaries; provided, however, that such Interest Swap Obligations are entered into to protect the Company and the Restricted Subsidiaries from fluctuations in interest rates on Indebtedness incurred in accordance with this Indenture to the extent the notional principal amount of such Interest Swap Obligation does not exceed the principal amount of the Indebtedness to which such Interest Swap Obligation relates;

         (v) Indebtedness under Currency Agreements; provided that in the case of Currency Agreements which relate to Indebtedness, such Currency Agreements do not increase the Indebtedness of the Company and its Restricted Subsidiaries outstanding other than as a result of fluctuations in foreign currency exchange rates or by reason of fees, indemnities and compensation payable thereunder;

         (vi) Indebtedness of a Restricted Subsidiary of the Company to the Company or to a Restricted Subsidiary of the Company for so long as such Indebtedness is held by the Company or a Restricted Subsidiary of the Company, in each case subject to no Lien held by a Person other than the Company or a Restricted Subsidiary of the Company; provided that if as of any date any Person other than the Company or a Restricted Subsidiary of the Company owns or holds any such Indebtedness or holds a Lien, other than pursuant to the Credit Agreement, in respect of such Indebtedness, such date shall be deemed the incurrence of Indebtedness not constituting Permitted Indebtedness by the issuer of such Indebtedness;


         (vii) Indebtedness of the Company to a Restricted Subsidiary of the Company for so long as such Indebtedness is held by a Restricted Subsidiary of the Company, in each case subject to no Lien, other than pursuant to the Credit Agreement; provided that (a) any Indebtedness of the Company to any Restricted Subsidiary of the Company is unsecured and subordinated, pursuant to a written agreement, to the Company's obligations under this Indenture and the Notes and (b) if as of any date any Person other than a Restricted Subsidiary of the Company owns or holds any such Indebtedness or any Person, other than pursuant to the Credit Agreement, holds a Lien in respect of such Indebtedness, such date shall be deemed the incurrence of Indebtedness not constituting Permitted Indebtedness by the Company;

         (viii) Indebtedness arising from the honoring by a bank or other financial institution of a check, draft or similar instrument inadvertently (except in the case of daylight overdrafts) drawn against insufficient funds in the ordinary course of business; provided, however, that such Indebtedness is extinguished within three business days of incurrence;

         (ix) Indebtedness of the Company or any of its Restricted Subsidiaries represented by letters of credit for the account of the Company or such Restricted Subsidiary of the Company, as the case may be, in order to provide security for workers' compensation claims, payment obligations in connection with self-insurance or similar requirements in the ordinary course of business;

         (x) Indebtedness represented by Capitalized Lease Obligations and Purchase Money Indebtedness of the Company and its Restricted Subsidiaries incurred in the ordinary course of business not to exceed $10 million at any one time outstanding;

         (xi) Indebtedness (A) in respect of performance, surety or appeal bonds or letters of credit provided in the ordinary course of business, or
         (B) arising from agreements providing for indemnification, adjustment of purchase price or similar obligations, or from guarantees or letters of credit, surety bonds or performance bonds securing any such obligations of the Company or any of its Restricted Subsidiaries, in any case incurred in connection with the disposition of any business, assets or Restricted Subsidiary of the Company (excluding herefrom any guarantees of Indebtedness incurred by any Person acquiring all or any portion of such business, assets or Restricted Subsidiary of the Company for the purpose of financing such acquisition), in a principal amount not to exceed the gross proceeds actually received by the Company or any of its Restricted Subsidiaries in connection with such disposition;
                                         -18-

         (xii) Indebtedness of the Company or any of its Restricted Subsidiaries, to the extent the net proceeds thereof are substantially contemporaneously (A) used to purchase Notes or TW Acquisition Corporation Notes tendered in a Change of Control Offer or (B) deposited to defease the Notes as described under Section 8.10 or TW Acquisition Corporation Notes in accordance with the TW Acquisition Corporation Indenture;

         (xiii) guarantees of Indebtedness of the Company or any of its Restricted Subsidiaries by any Restricted Subsidiary, provided the guarantee of such Indebtedness is permitted by and made in accordance with Section 4.18; and guarantees of Indebtedness of any Restricted Subsidiary of the Company by the Company provided that such Indebtedness is permitted by Section 4.12;

         (xiv)     Refinancing Indebtedness;

         (xv) additional Indebtedness of the Company and its Restricted Subsidiaries in an aggregate principal amount not to exceed $10 million at any one time outstanding; and

         (xvi) Indebtedness under the TW Acquisition Corporation Indenture, the TW Acquisition Corporation Notes and the TW Acquisition Corporation Guaranties, if any.

                  "Permitted Investments" means (i) Investments by the Company or any Restricted Subsidiary of the Company in any Person that is or will become immediately after such Investment a Restricted Subsidiary of the Company or that will merge or consolidate into the Company or a Restricted Subsidiary of the Company, (ii) Investments in the Company by any Restricted Subsidiary of the Company; provided that any Indebtedness evidencing such Investment in the Company is unsecured and subordinated, pursuant to a written agreement, to the Company's obligations under the Notes and this Indenture; (iii) investments in cash and Cash Equivalents; (iv) loans and advances to employees and officers of the Company and its Restricted Subsidiaries in the ordinary course of business for bona fide business purposes not in excess of $500,000 at any one time outstanding; (v) Currency Agreements and Interest Swap Obligations entered into in the ordinary course of the Company's or its Restricted Subsidiaries' businesses and otherwise in compliance with this Indenture; (vi) Investments in Unrestricted Subsidiaries and joint ventures not to exceed $5.0 million at any one time outstanding; (vii) Investments in securities of trade creditors or customers received pursuant to any plan of reorganization or similar arrangement upon the bankruptcy or insolvency of such trade creditors or customers; (viii) Investments made by the

Company or its Restricted Subsidiaries as a result of consideration received in connection with an Asset Sale made in compliance with Section 4.15; (ix) Other Investments not to exceed $5.0 million at any one time outstanding and (x) Investments existing on the Issue Date.


                  "Permitted Liens" means the following types of Liens:

         (i) Liens for taxes, assessments or governmental charges or claims which are either (a) not delinquent or (b) being contested in good faith by appropriate proceedings and as to which the Company or its Restricted Subsidiaries shall have set aside on its books such reserves as may be required pursuant to GAAP;

         (ii) statutory Liens of landlords and Liens of carriers, warehousemen, mechanics, suppliers, materialmen, repairmen and other Liens imposed by law incurred in the ordinary course of business for sums not yet delinquent or being contested in good faith, if such reserve or other appropriate provision, if any, as shall be required by GAAP shall have been made in respect thereof;

         (iii) Liens incurred or deposits made in the ordinary course of business in connection with workers' compensation, unemployment insurance, and other types of social security, including any Lien securing letters of credit issued in the ordinary course of business consistent with past practice in connection therewith, or to secure the performance of tenders, statutory obligations, surety and appeal bonds, bids, leases, government contracts, performance and return-of-money bonds and other similar obligations (exclusive of obligations for the payment of borrowed money);

         (iv) Liens arising by reason of any judgment, decree or order of any court but not giving rise to an Event of Default so long as such Lien is adequately bonded and any appropriate legal proceedings which may have been duly initiated for the review of such judgment, decree or order shall not have been finally terminated or the period within which such proceedings may be initiated shall not have expired;

         (v) easements, rights-of-way, zoning restrictions and other similar charges or encumbrances in respect of real property not interfering in any material respect with the ordinary conduct of the business of the Company or any of its Restricted Subsidiaries;

         (vi) Liens representing the interest or title of a lessor under any Capitalized Lease Obligation; provided that such Liens do not extend to any property or assets which is not leased property subject to such Capitalized Lease Obligation;

         (vii) Liens upon specific items of inventory or other goods and proceeds of the Company or any of its Restricted Subsidiaries securing such Person's obligations in respect of bankers' acceptances issued or created for the account of such Person to facilitate the purchase, shipment or storage of such inventory or other goods;

         (viii) Liens securing reimbursement obligations with respect to letters of credit which encumber documents and other property relating to such letters of credit and products and proceeds thereof;

         (ix) Liens encumbering deposits made to secure obligations arising from statutory, regulatory, contractual or warranty requirements of the Company or any of its Restricted Subsidiaries, including rights of offset and set-off;

         (x) Liens securing Interest Swap Obligations which Interest Swap Obligations relate to Indebtedness that is otherwise permitted under this Indenture;

         (xi) Liens securing Capitalized Lease Obligations and Purchase Money Indebtedness permitted pursuant to Section 4.12; provided, however, that in the case of Purchase Money Indebtedness (A) the Indebtedness shall not exceed the cost of such property or assets and shall not be secured by any property or assets of the Company or any Restricted Subsidiary of the Company other than the property and assets so acquired or constructed and (B) the Lien securing such Indebtedness shall be created within 180 days of such acquisition or construction or, in the case of a refinancing of any Purchase Money Indebtedness, within 180 days of such refinancing;

         (xii)     Liens securing Indebtedness under Currency Agreements; and

         (xiii) Liens securing Acquired Indebtedness incurred in accordance with
         Section 4.12; provided that (A) such Liens secured such Acquired Indebtedness at the time of and prior to the incurrence of such Acquired Indebtedness by the Company or a Restricted Subsidiary of the Company and were not granted in connection with, or in anticipation of, the incurrence of such Acquired Indebtedness by the Company or a Restricted Subsidiary of the Company and (B) such Liens do not extend to or cover any property or assets of the Company or of any of its Restricted Subsidiaries other than the property or assets that secured the Acquired Indebtedness prior to the time such Indebtedness became Acquired Indebtedness of the Company or a Restricted Subsidiary of the Company.

                  "Person" means an individual, partnership, corporation, unincorporated organization, trust or joint venture, or a governmental agency or political subdivision thereof.

                  "Physical Notes" has the meaning provided in Section 2.01.

                  "PIK Notes" means any Notes issued as payment in kind in lieu of interest payments in cash to a holder of the Notes.

                  "plan of liquidation" means, with respect to any Person, a plan (including by operation of law) that provides for, contemplates or the effectuation of which is preceded or accompanied by (whether or not substantially contemporaneously) (a) the sale, lease, conveyance or other disposition of all or substantially all of the assets of such Person otherwise than as an entirety or substantially as an entirety and (b) the distribution of all or substantially all of the proceeds of such sale, lease, conveyance or other disposition and all or substantially all of the remaining assets of such Person to holders of Capital Stock of such Person.

                  "Preferred Stock" of any Person means any Capital Stock of such Person that has preferential rights to any other Capital Stock of such Person with respect to dividends or redemptions or upon liquidation.

                  "principal" of any Indebtedness (including the Notes) means the principal amount of such Indebtedness plus the premium, if any, on such Indebtedness.

                  "Private Exchange Notes" has the meaning set forth in the Registration Rights Agreement.

                  "Private Placement Legend" means the legend initially set forth on the Notes in the form set forth in Section 2.15.

                  "pro forma" means, with respect to any calculation made or required to be made pursuant to the terms of this Indenture, a calculation in accordance with Article 11 of Regulation S-X under the Securities Act, as determined by the Board of Directors of the Company in consultation with its independent public accountants.

                  "Public Equity Offering" means an underwritten public offering of Qualified Capital Stock of the Company pursuant to a registration statement filed with the Commission in accordance with the Securities Act.

                  "Purchase Money Indebtedness" means Indebtedness of the Company and its Restricted Subsidiaries incurred in the normal course of business for the purpose of financing all or any part of the purchase price, or the cost of installation, construction or improvement, of any property.

                  "Qualified Capital Stock" means any Capital Stock that is not Disqualified Capital Stock.

                  "Qualified Institutional Buyer" or "QIB" shall have the meaning specified in Rule 144A under the Securities Act.

                  "Record Date" means the Record Date specified in the Notes.

                  "Redemption Date," when used with respect to any Note to be redeemed, means the date fixed for such redemption pursuant to this Indenture and the Notes.

                  "redemption price," when used with respect to any Note to be redeemed, means the price fixed for such redemption, including principal and premium, if any, pursuant to this Indenture and the Notes.

                  "Reference Date" has the meaning set forth in Section 4.10.

                  "Refinance" means, in respect of any security or Indebtedness, to refinance, extend, renew, refund, repay, prepay, redeem, defease or retire, or to issue a security or Indebtedness in exchange or replacement for, such security or Indebtedness in whole or in part. "Refinanced" and "Refinancing" shall have correlative meanings.

                  "Refinancing Indebtedness" means any Refinancing by the Company or any Restricted Subsidiary of the Company of Indebtedness incurred in accordance with Section 4.12 (other than pursuant to clause (ii), (iv), (v), (vi), (vii), (viii), (ix), (x), (xi), (xii), (xiii) or (xv) of the definition of Permitted Indebtedness), in each case (other than Refinancing Indebtedness incurred to Refinance all of the Notes) that does not (1) result in an increase in the aggregate principal amount of In-debtedness of such Person as of the date of such proposed Refinancing (plus accrued interest and plus the amount of any premium required to be paid under the terms of the instrument governing such Indebtedness and plus the amount of reasonable fees, expenses and other amounts payable by the Company or any of its Restricted Subsidiaries in connection with such Refinancing) or (2) create Indebtedness with (A) a Weighted Average Life to Maturity that is less than the Weighted Average Life to Maturity of the Indebtedness being Refinanced or (B) a final maturity earlier than the final maturity of the Indebtedness being Refinanced; provided that (x) if such Indebtedness being Refinanced is Indebtedness solely of the Company (other than Refinancing Indebtedness incurred to Refinance all of the Notes), then such Refinancing Indebtedness shall be Indebtedness solely of the Company and (y) if such Indebtedness being Refinanced is subordinate or junior to the Notes, then such Refinancing Indebtedness shall be subordinate to the Notes at least to the same extent and in the same manner as the Indebtedness being Refinanced.

                  "Registrar" has the meaning provided in Section 2.03.

                  "Registration Rights Agreement" means the Registration Rights Agreement dated as of the Issue Date between the Company and the Initial Purchaser.

                  "Regulation S" means Regulation S under the Securities Act.

                  "Restricted Payment" shall have the meaning set forth in
Section 4.10.

                  "Restricted Security" has the meaning assigned to such term in Rule 144(a)(3) under the Securities Act; provided, however, that the Trustee shall be entitled to request and conclusively rely on an Opinion of Counsel with respect to whether any Note constitutes a Restricted Security.


                  "Restricted Subsidiary" of any Person means any Subsidiary of such Person which at the time of determination is not an Unrestricted Subsidiary.

                  "Revocation" has the meaning set forth in Section 4.19.

                  "Revolving Credit Facility" means one or more revolving credit facilities under the Credit Agreement.

                  "Revolving Credit Loans" means one or more revolving credit facilities under the Credit Agreement.

                  "Rule 144A" means Rule 144A under the Securities Act.

                  "Sale and Leaseback Transaction" means any direct or indirect arrangement with any Person or to which any such Person is a party, providing for the leasing to the Company or a Restricted Subsidiary of the Company of any property, whether owned by the Company or any Restricted Subsidiary of the Company at the Issue Date or later acquired, which has been or is to be sold or transferred by the Company or such Restricted Subsidiary to such Person or to any other Person from whom funds have been or are to be advanced by such Person on the security of such property.

                  "S&P" means Standard & Poor's Rating Services, a division of the McGraw Hill Companies, Inc., and its successors.

                  "Securities Act" means the Securities Act of 1933, as amended, and the rules and regulations of the Commission promulgated thereunder.

                  "Significant Subsidiary," with respect to any Person, means any Restricted Subsidiary of such Person that satisfies the criteria for a "significant subsidiary" set forth in Rule 1.02(w) of Regulation S-X under the Securities Act.

                  "Stock Purchase Agreement" dated as of December 18, 1997 by and between Tidewater Inc. and TW Acquisition Corporation, whereby TW Acquisition Corporation will acquire 100% of the voting securities of Tidewater Compression Service, Inc.

                  "Subsidiary" with respect to any Person, means (i) any corporation of which the outstanding Capital Stock having at least a majority of the votes entitled to be cast in the election of directors under ordinary circumstances shall at the time be owned, directly or indirectly, by such Person or (ii) any other Person of which at least a majority of the voting interest under ordinary circumstances is at the time, directly or indirectly, owned by such Person.

                  "Surviving Entity" shall have the meaning set forth in
Section 5.01.

                  "Tax Sharing Agreement" means the tax sharing agreement between the Company and TW Acquisition Corporation as in effect on the date hereof, and as thereafter modified in any way not adverse to the Company or the Holders.

                  "Term Loan Credit Facility" means one or more term loan facilities under the Credit Agreement.

                  "TIA" means the Trust Indenture Act of 1939 (15 U.S.C. ss.ss. 77aaa-77bbbb), as amended, as in effect on the date of this Indenture, except as otherwise provided in Section 9.03.

                  "Trust Officer" means any officer or assistant officer of the Trustee assigned by the Trustee to administer this Indenture, or in the case of a successor trustee, an officer assigned to the department, division or group performing the corporation trust work of such successor and assigned to administer this Indenture.

                  "Trustee" means the party named as such in this Indenture until a successor replaces it in accordance with the provisions of this Indenture and thereafter means such successor.

                  "TW Acquisition Corporation Notes" means the issuance by TW Acquisition Corporation of $242,500,000 aggregate principal amount at maturity of 9 7/8% Senior Discount Notes due 2008.

                  "TW Acquisition Corporation Indenture" means the indenture governing the TW Acquisition Corporation Notes.

                  "Unrestricted Subsidiary" of any Person means (i) any Subsidiary of such Person that at the time of determination shall be or continue to be designated an Unrestricted Subsidiary by the Board of Directors of such Person in the manner provided below and (ii) any Subsidiary of an Unrestricted Subsidiary. The Board of Directors of such Person may designate any Subsidiary (including any newly acquired or newly formed Subsidiary) to be an Unrestricted Subsidiary unless such Subsidiary owns any Capital Stock of, or owns or holds any Lien on any property of, the Company or any other Subsidiary of the Company that is not a Subsidiary of the Subsidiary to be so designated; provided that
(x) the Company certifies to the Trustee that such designation complies with
Section 4.10 hereof and (y) each Subsidiary to be so designated and each of its Subsidiaries has not at the time of designation, and does not thereafter, create, incur, issue, assume, guarantee or otherwise become directly or indirectly liable with respect to any Indebtedness pursuant to which the lender has recourse to any of the assets of the Company or any of its Restricted Subsidiaries. The Board of Directors may designate any Unrestricted Subsidiary to be a Restricted Subsidiary only if (x) immediately after giving effect to such designation, the Company is able to incur at least $1.00 of additional Indebtedness (other than Permitted Indebtedness) in compliance with Section 4.12 hereof and (y) immediately before and immediately after giving effect to such designation, no Default or Event of Default shall have occurred and be continuing. Any such designation by the Board of Directors shall be evidenced to the Trustee by promptly filing with the Trustee a copy of the Board Resolution giving effect to such designation and an officers' certificate certifying that such designation complied with the foregoing provisions.

                  "U.S. Government Obligations" mean direct obligations of, and obligations guaranteed by, the United States of America for the payment of which the full faith and credit of the United States of America is pledged.

                  "U.S. Legal Tender" means such coin or currency of the United States of America as at the time of payment shall be legal tender for the payment of public and private debts.

                  "Weighted Average Life to Maturity" means, when applied to any Indebtedness at any date, the number of years obtained by dividing (a) the then outstanding aggregate principal amount of such Indebtedness into (b) the sum of the total of the products obtained by multiplying (i) the amount of each then remaining installment, sinking fund, serial maturity or other required payment of principal, including payment at final maturity, in respect thereof, by (ii) the number of years (calculated to the nearest one-twelfth) which will elapse between such date and the making of such payment.

                  "Wholly Owned Restricted Subsidiary" of any Person means any Restricted Subsidiary of such Person of which all the outstanding voting securities (other than directors' qualifying shares or an immaterial amount of shares required to be owned by other Persons, in each case pursuant to applicable law) are owned by such Person or any Wholly Owned Restricted Subsidiary of such Person.

                  SECTION 1.02.      Incorporation by Reference of TIA.

                  Whenever this Indenture refers to a provision of the TIA, such provision is incorporated by reference in, and made a part of, this Indenture. The following TIA terms used in this Indenture have the following meanings:

                  "indenture securities" means the Notes.

                  "indenture security holder" means a Holder.

                  "indenture to be qualified" means this Indenture.

                  "indenture trustee" or "institutional trustee" means the Trustee.
                                     -27-

                  "obligor" on the Indenture securities means the Company or any other obligor on the Notes.

                  All other TIA terms used in this Indenture that are defined by the TIA, defined by TIA reference to another statute or defined by Commission rule and not otherwise defined herein have the meanings assigned to them therein.

                  SECTION 1.03.      Rules of Construction.

                  Unless the context otherwise requires:

                  (1) a term has the meaning assigned to it;

                  (2) an accounting term not otherwise defined has the meaning assigned to it in accordance with GAAP on any date of determination;

                  (3) "or" is not exclusive;

                  (4) words in the singular include the plural, and words in the plural include the singular;

                  (5) "herein," "hereof" and other words of similar import refer to this Indenture as a whole and not to any particular Article, Section or other subdivision; and

                  (6) any reference to a statute, law or regulation means that statute, law or regulation as amended and in effect from time to time and includes any successor statute, law or regulation; provided, however, that any reference to the Bankruptcy Law shall mean the Bankruptcy Law as applicable to the relevant case.

                                 ARTICLE TWO

                                  THE NOTES

                  SECTION 2.01.   Form and Dating.

                  The Initial Notes and the Trustee's certificate of authentication relating thereto shall be substantially in the form of Exhibit A. The Exchange Notes and the Trustee's certificate of authentication relating thereto shall be substantially in the form of Exhibit B. The Notes may have notations, legends or endorsements required by law, stock exchange rule or depository rule or usage. The Company and the Trustee shall approve the form of the Notes and any notation, legend or en-dorsement on them. If required, the Notes may bear the appropriate legend regarding any original issue discount for federal income tax purposes. Each Note shall be dated the date of its issuance and shall show the date of its authentication.

                  The terms and provisions contained in the Notes, annexed hereto as Exhibits A and B, shall constitute, and are hereby expressly made, a part of this Indenture and, to the extent applicable, the Company and the

Trustee, by their execution and delivery of this Indenture, expressly agree to such terms and provisions and to be bound thereby.

                  Notes offered and sold in reliance on Rule 144A and Notes offered and sold in reliance on Regulation S shall be issued initially in the form of one or more permanent global Notes in registered form, substantially in the form set forth in Exhibit A (the "Global Note"), deposited with the Trustee, as custodian for the Depository, duly executed by the Company and authenticated by the Trustee as hereinafter provided and shall bear the legend set forth in
Section 2.15. The aggregate principal amount at maturity of the Global Note may from time to time be increased or decreased by adjustments made on the records of the Trustee, as custodian for the Depository, as hereinafter provided.

                  Notes issued in exchange for interests in a Global Note pursuant to Section 2.16 may be issued in the form of permanent certificated Notes in registered form in substantially the form set forth in Exhibit A (the "Physical Notes"). All Notes offered and sold in reliance on Regulation S shall remain in the form of a Global Note until the consummation of the Exchange Offer pursuant to the Registration Rights Agreement; provided, however, that all of the time periods specified in the Registration Rights Agreement to be complied with by the Company have been so complied with.

                  SECTION 2.02.   Execution and Authentication;
                                  Aggregate Principal Amount.

                  Two Officers of the Company shall sign (each of whom shall have been duly authorized by all requisite corporate actions) the Notes for the Company by manual or facsimile signature.

                  If an Officer whose signature is on a Note was an Officer at the time of such execution but no longer holds that office or position at the time the Trustee authenticates the Note, the Note shall nevertheless be valid.

                  A Note shall not be valid until an authorized signatory of the Trustee manually signs the certificate of authentication on the Note. The signature shall be conclusive evidence that the Note has been authenticated under this Indenture.

                  The Trustee shall authenticate (i) Initial Notes for original issue in the aggregate principal amount at maturity not to exceed $43,500,000 and (ii) Exchange Notes for original issue only in an exchange offer, pursuant to the Registration Rights Agreement, for a like principal amount of Initial Notes, in each case upon a written order of the Company in the form of an Officers' Certificate of the Company and, in the case of the original issuance of any Exchange Note, upon the valid surrender for cancellation of one or more Initial Notes in the same aggregate principal amount in accordance with such exchange offer. Each such written order shall specify the amount of Notes to be authenticated and the date on which the Notes are to be authenticated, whether the Notes are to be Initial Notes or Exchange Notes and whether the Notes are to be issued as Physical Notes or Global Notes or such other information as the Trustee may reasonably request. In addition, with respect to authentication pursuant to clause (ii) of the first sentence of this paragraph, the first such written order from the Company shall be accompanied by an Opinion of Counsel of the Company in a form reasonably satisfactory to the Trustee stating that the issuance of the Exchange Notes does not give rise to an Event of Default, complies with this Indenture and has been duly authorized by the Company. The aggregate principal amount at maturity of Notes outstanding at any time may not exceed $43,500,000, except as provided in Sections 2.07 and 2.08.

                  The Trustee may appoint an authenticating agent (the "Authenticating Agent") reasonably acceptable to the Company to authenticate Notes. Unless otherwise provided in the appointment, an Authenticating Agent may authenticate Notes whenever the Trustee may do so. Each reference in this Indenture to authentication by the Trustee includes authentication by such Authenticating Agent. An Authenticating Agent has the same rights as an Agent to deal with the Company or with any Affiliate of the Company.

                  The Notes shall be issuable in fully registered form only, without coupons, in denominations of $1,000 and any integral multiple thereof.

                  SECTION 2.03.      Registrar and Paying Agent.

                  The Company shall maintain an office or agency (which shall be located in the Borough of Manhattan in the City of New York, State of New York) where (a) Notes may be presented or surrendered for registration of transfer or for exchange ("Registrar") and (b) Notes may be presented or surrendered for payment ("Paying Agent"). The Registrar shall keep a register of the Notes and of their transfer and exchange. The Company, upon prior written notice to the Trustee, may have one or more co-Registrars and one or more additional paying agents reasonably acceptable to the Trustee. The term "Paying Agent" includes any additional Paying Agent. The Company may act as the Paying Agent, except that for the purposes of payments on the Notes pursuant to Sections 4.14 and 4.15, neither the Company nor any Affiliate of the Company may act as Paying Agent.

                  The Company shall enter into an appropriate agency agreement with any Agent not a party to this Indenture, which agreement shall incorporate the provisions of the TIA and implement the provisions of this Indenture that relate to such Agent. The Company shall notify the Trustee in writing, in advance, of the name and address of any such Agent. If the Company fails to maintain a Registrar or Paying Agent, or fails to give the foregoing notice, the Trustee shall act as such and shall be entitled to appropriate compensation in accordance with Section 7.07.

                  The Company initially appoints the Trustee as Registrar and Paying Agent, until such time as the Trustee has resigned or a successor has been appointed. Any of the Registrar, the Paying Agent or any other agent may resign upon 30 days' notice to the Company.

                  SECTION 2.04.    Paying Agent To Hold Assets in Trust.


                  The Company shall require each Paying Agent other than the Trustee to agree in writing that such Paying Agent shall hold in trust for the benefit of the Holders or the Trustee all assets held by the Paying Agent for the payment of Accreted Value or principal of, or interest on, the Notes (whether such assets have been distributed to it by the Company or any other obligor on the Notes), and the Paying Agent shall notify the Trustee of any Default by the Company (or any other obligor on the Notes) in making any such payment. The Company at any time may require a Paying Agent to distribute all assets held by it to the Trustee and account for any assets disbursed and the Trustee may at any time during the continuance of any payment Default, upon written request to a Paying Agent, require such Paying Agent to distribute all assets held by it to the Trustee and to account for any assets distributed. Upon distribution to the Trustee of all assets that shall have been delivered by the Company to the Paying Agent, the Paying Agent shall have no further liability for such assets.

                  SECTION 2.05.      Holder Lists.

                  The Trustee shall preserve in as current a form as is reasonably practicable the most recent list available to it of the names and addresses of the Holders. If the Trustee is not the Registrar, the Company shall furnish or cause the Registrar to furnish to the Trustee at least five days before each Record Date and at such other times as the Trustee may request in writing a list as of such date and in such form as the Trustee may reasonably require of the names and addresses of the Holders, which list may be conclusively relied upon by the Trustee.

                  SECTION 2.06.      Transfer and Exchange.

                  When Notes are presented to the Registrar or a co-Registrar with a request to register the transfer of such Notes or to exchange such Notes for an equal principal amount at maturity of Notes or other authorized denominations, the Registrar or co-Registrar shall register the transfer or make the exchange as requested if its requirements for such transaction are met; provided, however, that the Notes presented or surrendered for registration of transfer or exchange shall be duly endorsed or accompanied by a written instrument of transfer in form satisfactory to the Company, the Trustee and the Registrar or co-Registrar, duly executed by the Holder thereof or his attorney duly authorized in writing. To permit registration of transfers and exchanges, the Company shall execute and the Trustee shall authenticate Notes at the Registrar or co-Registrar's written request. No service charge shall be made for any registration of transfer or exchange, but the Company may require payment of a sum sufficient to cover any transfer tax, fee or similar governmental charge payable in connection therewith (other than any such transfer taxes or similar governmental charge payable upon exchanges or transfers pursuant to Section 2.10, 3.04, 4.14, 4.15 or 9.05, in which event the Company shall be responsible for the payment of such taxes).

                  The Registrar or co-Registrar shall not be required to

register the transfer of or exchange of any Note (i) during a period beginning at the opening of business 15 days before the day of any mailing of a notice of redemption of Notes and ending at the close of business on the day of such mailing,(ii) selected for redemption in whole or in part pursuant to Article Three, except the unredeemed portion of any Note being redeemed in part or (iii) between a Record Date and the next succeeding Interest Payment Date.

                  Any Holder of a beneficial interest in a Global Note shall, by acceptance of such Global Note, agree that transfers of beneficial interests in such Global Notes may be effected only through a book entry system maintained by the Holder of such Global Note (or its agent), and that ownership of a beneficial interest in the Note shall be required to be reflected in a book entry system.

                  SECTION 2.07.      Replacement Notes.

                  If a mutilated Note is surrendered to the Trustee or if the Holder of a Note claims that the Note has been lost, destroyed or wrongfully taken, the Company shall issue and the Trustee shall authenticate a replacement
Note if the Trustee's requirements for replacement of the Notes are met. If required by the Trustee or the Company, such Holder must provide satisfactory evidence of such loss, destruction or taking, and an indemnity bond or other indemnity of reasonable tenor, sufficient in the reasonable judgment of the Company and the Trustee, to protect the Company, the Trustee or any Agent from any loss which any of them may suffer if a Note is replaced. Every replacement Note shall constitute an obligation of the Company. The Company and the Trustee each may charge such Holder for its expenses in replacing such Note.

                  SECTION 2.08.      Outstanding Notes.

                  Notes outstanding at any time are all the Notes that have been authenticated by the Trustee except those canceled by it, those delivered to it for cancellation and those described in this Section as not outstanding. Subject to the provisions of Section 2.09, a Note does not cease to be outstanding because the Company or any of its Affiliates holds the Note.

                  If a Note is replaced pursuant to Section 2.07 (other than a mutilated Note surrendered for replacement), it ceases to be outstanding unless the Trustee receives proof satisfactory to it that the replaced Note is held by a bona fide purchaser. A mutilated Note ceases to be outstanding upon surrender of such Note and replacement thereof pursuant to Section 2.07.

                  If on a Redemption Date or the Maturity Date the Paying Agent holds U.S. Legal Tender or U.S. Government Obligations sufficient to pay all of the Accreted Value or principal and interest due on the Notes payable on that date and is not prohibited from paying such money to the Holders thereof pursuant to the terms of this Indenture, then on and after that date such Notes shall be deemed not to be outstanding and interest on them shall cease to accrue.

                  SECTION 2.09.      Treasury Notes.

                  In determining whether the Holders of the required principal amount at maturity of Notes have concurred in any direction, waiver or consent, Notes owned by the Company or an Affiliate of the Company shall be considered as though they are not outstanding, except that for the purposes of determining whether the Trustee shall be protected in relying on any such direction, waiver or consent, only Notes which a Trust Officer of the Trustee actually knows are so owned shall be so considered. The Company shall notify the Trustee, in writing, when it or, to its knowledge, any of its Affiliates repurchases or otherwise acquires Notes, of the aggregate principal amount at maturity of such Notes so repurchased or otherwise acquired and such other information as the Trustee may reasonably request and the Trustee shall be entitled to rely thereon.

                  SECTION 2.10.      Temporary Notes.

                  Until definitive Notes are ready for delivery, the Company may prepare and the Trustee shall authenticate temporary Notes upon receipt of a written order of the Company in the form of an Officers' Certificate. The Officers' Certificate shall specify the amount of temporary Notes to be authenticated and the date on which the temporary Notes are to be authenticated. Temporary Notes shall be substantially in the form of definitive Notes but may have variations that the Company considers appropriate for temporary Notes and so indicate in the Officers' Certificate. Without unreasonable delay, the Company shall prepare and the Trustee shall authenticate, upon receipt of a written order of the Company pursuant to Section 2.02, definitive Notes in exchange for temporary Notes.

                  SECTION 2.11.      Cancellation.

                  The Company at any time may deliver Notes to the Trustee for cancellation. The Registrar and the Paying Agent shall forward to the Trustee any Notes surrendered to them for transfer, exchange or payment. The Trustee, or at the direction of the Trustee, the Registrar or the Paying Agent, and no one else, shall cancel and, at the written direction of the Company, shall dispose, in its customary manner, of all Notes surrendered for transfer, exchange, payment or cancellation. The Trustee shall maintain a record of all Notes disposed of by it and, upon request by the Company, provide a copy of such record to the Company. Subject to Section 2.07, the Company may not issue new Notes to replace Notes that it has paid or delivered to the Trustee for cancellation. If the Company shall acquire any of the Notes, such acquisition shall not operate as a redemption or satisfaction of the Indebtedness represented by such Notes unless and until the same are surrendered to the Trustee for cancellation pursuant to this Section 2.11.


                  SECTION 2.12.      Defaulted Interest.

                  The Company will pay interest on overdue principal from time to time on demand at the rate of interest then borne by the Notes. The Company shall, to the extent lawful, pay interest on overdue installments of interest (without regard to any applicable grace periods) from time to time on demand at the rate of interest then borne by the Notes. Interest will be computed on the basis of a 360-day year comprised of twelve 30-day months, and, in the case of a partial month, the actual number of days elapsed.

                  If the Company defaults in a payment of interest on the Notes, it shall pay the defaulted interest, plus (to the extent lawful) any interest payable on the defaulted interest, to the Persons who are Holders on a subsequent special record date, which special record date shall be the fifteenth day next preceding the date fixed by the Company for the payment of defaulted interest or the next succeeding Business Day if such date is not a Business Day. The Company shall notify the Trustee in writing of the amount of defaulted interest proposed to be paid on each Note and the date of the proposed payment (a "Default Interest Payment Date"), and at the same time the Company shall deposit with the Trustee an amount of money equal to the aggregate amount proposed to be paid in respect of such defaulted interest or shall make arrangements satisfactory to the Trustee for such deposit on or prior to the date of the proposed payment, such money when deposited to be held in trust for the benefit of the Persons entitled to such defaulted interest as provided in this Section; provided, however, that in no event shall the Company deposit monies proposed to be paid in respect of defaulted interest later than 11:00 a.m. New York City time of the proposed Default Interest Payment Date. At least 15 days before the subsequent special record date, the Company shall mail (or cause to be mailed) to each Holder, as of a recent date selected by the Company, with a copy to the Trustee, a notice that states the subsequent special record date, the payment date and the amount of defaulted interest, and interest payable on such defaulted interest, if any, to be paid. Notwithstanding the foregoing, any interest which is paid prior to the expiration of the 30-day period set forth in Section 6.01(a) shall be paid to Holders as of the regular record date for the Interest Payment Date for which interest has not been paid. Notwithstanding the foregoing, the Company may make payment of any defaulted interest in any other lawful manner not inconsistent with the requirements of any securities exchange on which the Notes may be listed, and upon such notice as may be required by such exchange.

                  SECTION 2.13.      CUSIP Number.

                  The Company in issuing the Notes may use a "CUSIP" number, and, if so, the Trustee shall use the CUSIP number in notices of redemption or exchange as a convenience to Holders; provided, however, that no representation is hereby deemed to be made by the Trustee as to the correctness or accuracy of the CUSIP number printed in the notice or on the Notes, and that reliance may be placed only on the other identification numbers printed on the Notes. The Company shall promptly notify the Trustee of any change in the CUSIP number.

                  SECTION 2.14.      Deposit of Monies.

                  Prior to 10:00 a.m. New York City time on each Interest Payment Date, Maturity Date, Redemption Date, Change of Control Payment Date and Net Proceeds Offer Payment Date, the Company shall have deposited with the Paying Agent in immediately available funds money sufficient to make cash payments, if any, due on such Interest Payment Date, Maturity Date, Redemption Date, Change of Control Payment Date and Net Proceeds Offer Payment Date, as the case may be, in a timely manner which permits the Paying Agent to remit payment to the Holders on such Interest Payment Date, Maturity Date, Redemption Date, Change of Control Payment Date and Net Proceeds Offer Payment Date, as the case may be.

                  SECTION 2.15.      Restrictive Legends.

                  Each Global Note and Physical Note that constitutes a Restricted Security or is sold in compliance with Regulation S shall bear the following legend (the "Private Placement Legend") on the face thereof until after the second anniversary of the later of the Issue Date and the last date on which the Company or any Affiliate of the Company was the owner of such Note (or any predecessor security) (or such shorter period of time as permitted by Rule 144(k) under the Securities Act or any successor provision thereunder) (or such longer period of time as may be required under the Securities Act or applicable state securities laws in the opinion of counsel for the Company, unless otherwise agreed by the Company and the Holder thereof):

                  THIS SECURITY HAS NOT BEEN REGISTERED UNDER THE U.S. SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), AND, ACCORDINGLY, MAY NOT BE OFFERED OR SOLD WITHIN THE UNITED STATES OR TO, OR FOR THE ACCOUNT OR BENEFIT OF, U.S. PERSONS EXCEPT

         AS SET FORTH BELOW. BY ITS ACQUISITION HEREOF, THE HOLDER (1) REPRESENTS THAT (A) IT IS A "QUALIFIED INSTITUTIONAL BUYER" (AS DEFINED IN RULE 144A UNDER THE SECURITIES ACT) OR (B) IT IS NOT A U.S. PERSON AND IS ACQUIRING THIS SECURITY IN AN OFFSHORE TRANSACTION IN COMPLIANCE WITH RULE 903 OR 904 UNDER THE SECURITIES ACT, (2) AGREES THAT IT WILL NOT WITHIN TWO YEARS AFTER THE ORIGINAL ISSUANCE OF THIS SECURITY RESELL OR OTHERWISE TRANSFER THIS SECURITY EXCEPT (A) TO THE COMPANY THEREOF OR ANY SUBSIDIARY THEREOF, (B) INSIDE THE UNITED STATES TO A QUALIFIED INSTITUTIONAL BUYER IN COMPLIANCE WITH RULE 144A UNDER THE SECURITIES ACT, (C) INSIDE THE UNITED STATES TO AN ACCREDITED INVESTOR THAT, PRIOR TO SUCH TRANSFER, FURNISHES (OR HAS FURNISHED ON ITS BEHALF BY A U.S. BROKER-DEALER) TO THE TRUSTEE A SIGNED LETTER CONTAINING CERTAIN REPRESENTATIONS AND AGREEMENTS RELATING TO THE RESTRICTIONS ON TRANSFER OF THIS SECURITY (THE FORM OF WHICH LETTER CAN BE OBTAINED FROM THE TRUSTEE FOR THIS SECURITY), (D) OUTSIDE THE UNITED STATES IN AN OFFSHORE TRANSACTION IN COMPLIANCE WITH RULE 904 UNDER THE

         SECURITIES ACT, (E) PURSUANT TO THE EXEMPTION FROM REGISTRATION PROVIDED BY RULE 144 UNDER THE SECURITIES ACT (IF AVAILABLE), OR (F) PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT AND (3) AGREES THAT IT WILL GIVE TO EACH PERSON TO WHOM THIS SECURITY IS TRANSFERRED A NOTICE SUBSTANTIALLY TO THE EFFECT OF THIS LEGEND. IN CONNECTION WITH ANY TRANSFER OF THIS SECURITY WITHIN TWO YEARS AFTER THE ORIGINAL ISSUANCE OF THIS SECURITY, IF THE PROPOSED TRANSFEREE IS AN ACCREDITED INVESTOR, THE HOLDER MUST, PRIOR TO SUCH TRANSFER, FURNISH TO THE TRUSTEE AND THE COMPANY SUCH CERTIFICATIONS, LEGAL OPINIONS OR OTHER INFORMATION AS EITHER OF THEM MAY REASONABLY REQUIRE TO CONFIRM THAT SUCH TRANSFER IS BEING MADE PURSUANT TO AN EXEMPTION FROM, OR IN A TRANSACTION NOT SUBJECT TO, THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT. AS USED HEREIN, THE TERMS "OFFSHORE TRANSACTION," "UNITED STATES" AND "U.S. PERSON" HAVE THE MEANING GIVEN TO THEM BY REGULATION S UNDER THE SECURITIES ACT.

                  Each Global Note shall also bear the following legend on the face thereof:

                  UNLESS AND UNTIL IT IS EXCHANGED IN WHOLE OR IN PART FOR SECURITIES IN DEFINITIVE FORM, THIS SECURITY MAY NOT BE TRANSFERRED EXCEPT AS A WHOLE BY

         THE DEPOSITORY TO A NOMINEE OF THE DEPOSITORY, OR BY ANY SUCH NOMINEE OF THE DEPOSITORY, OR BY THE DEPOSITORY OR NOMINEE OF SUCH SUCCESSOR DEPOSITORY OR ANY SUCH NOMINEE TO A SUCCESSOR DEPOSITORY OR A NOMINEE OF SUCH SUCCESSOR DEPOSITORY. UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION ("DTC"), TO AN COMPANY OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT HEREON IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

                  TRANSFERS OF THIS GLOBAL SECURITY SHALL BE LIMITED TO TRANSFERS IN WHOLE, BUT NOT IN PART, TO NOMINEES OF CEDE & CO. OR TO A SUCCESSOR THEREOF OR SUCH SUCCESSOR'S NOMINEE AND TRANSFERS OF PORTIONS OF THIS GLOBAL SECURITY SHALL BE LIMITED TO TRANSFERS MADE IN ACCORDANCE WITH THE RESTRICTIONS SET FORTH IN SECTION 2.17 OF THE INDENTURE GOVERNING THIS NOTE.

                  SECTION 2.16.      Book-Entry Provisions
                                     for Global Security.

                  (a) The Global Notes initially shall (i) be registered in the name of the Depository or the nominee of such Depository, (ii) be delivered to the Trustee as custodian for such Depository and (iii) bear legends as set forth in Section 2.15.

                  Members of, or participants in, the Depository ("Agent Members") shall have no rights under this Indenture with respect to any Global Note held on their behalf by the Depository, or the Trustee as its custodian, or under the Global Notes, and the Depository may be treated by the Company, the Trustee and any Agent of the Company or the Trustee as the absolute owner of such Global Note for all purposes whatsoever. Notwithstanding the foregoing, nothing herein shall prevent the Company, the Trustee or any Agent of the Company or the Trustee from giving effect to any written certification, proxy or other authorization furnished by the Depository or impair, as between the Depository and its Agent Members, the operation of custom-ary practices governing the exercise of the rights of a Holder of any Note.

                  (b) Transfers of a Global Note shall be limited to transfers in whole, but not in part, to the Depository, its successors or their respective nominees. Interests of beneficial owners in a Global Note may be transferred or exchanged for Physical Notes in accordance with the rules and procedures of the Depository and the provisions of Section 2.17. In addition, Physical Notes shall be transferred to all beneficial owners in exchange for their beneficial interests in a Global Note if (i) the Depository notifies the Company that it is unwilling or unable to continue as Depository for the Global Notes and a successor depositary is not appointed by the Company within 90 days of such notice or (ii) an Event of Default has occurred and is continuing and the Registrar has received a written request from the Depository to issue Physical Notes.

                  (c) In connection with any transfer or exchange of a portion of the beneficial interest in a Global Note to beneficial owners pursuant to paragraph (b), the Registrar shall (if one or more Physical Notes are to be issued) reflect on its books and records the date and a decrease in the principal amount at maturity of such Global Note in an amount equal to the principal amount at maturity of the beneficial interest in the Global Note to be transferred, and the Company shall execute and the Trustee shall authenticate and deliver one or more Physical Notes of like tenor and amount.

                  (d) In connection with the transfer of an entire Global Note to beneficial owners pursuant to paragraph (b), such Global Note shall be deemed to be surrendered to the Trustee for cancellation, and the Company shall execute and the Trustee shall authenticate and deliver, to each beneficial owner identified by the Depository in exchange for its beneficial interest in the Global Note, an equal aggregate principal amount at maturity of Physical Notes of authorized denominations.

                  (e) Any Physical Note constituting a Restricted Security delivered in exchange for an interest in a Global Note pursuant to paragraph (b) or (c) shall, except as otherwise provided by paragraphs (a)(i)(x) and (c) of
Section 2.17, bear the legend regarding transfer restrictions applicable to the Physical Notes set forth in Section 2.15.


                  (f) The Holder of a Global Note may grant proxies and otherwise authorize any Person, including Agent Members and Persons that may hold interests through Agent Members, to take any action which a Holder is entitled to take under this Indenture or the Notes.

                  SECTION 2.17.      Special Transfer Provisions.

                  (a) Transfers to Non-QIB Institutional Accredited Investors and Non-U.S. Persons. The following provisions shall apply with respect to the registration of any proposed transfer of a Note constituting a Restricted Security to any Institutional Accredited Investor which is not a QIB or to any Non-U.S. Person:

                     (i) the Registrar shall register the transfer of any Note constituting a Restricted Security, whether or not such Note bears the Private Placement Legend, if (x) the requested transfer is after the second anniversary of the Issue Date (provided, however, that neither the Company nor any Affiliate of the Company has held any beneficial interest in such Note, or portion thereof, at any time on or prior to the second anniversary of the Issue Date) or (y) (1) in the case of a transfer to an Institutional Accredited Investor which is not a QIB (excluding Non-U.S. Persons), the proposed transferee has delivered to the Registrar a certificate substantially in the form of Exhibit C and any legal opinions and certifications required thereby or (2) in the case of a transfer to a Non-U.S. Person, the proposed transferor has delivered to the Registrar a certificate substantially in the form of Exhibit D; and

                    (ii) if the proposed transferor is an Agent Member holding a beneficial interest in the Global Note, upon receipt by the Registrar of (x) the certificate, if any, required by paragraph (i) above and (y) written instructions given in accordance with the Depository's and the Registrar's procedures, whereupon (a) the Registrar shall reflect on its books and records the date and (if the transfer does not involve a transfer of outstanding Physical Notes) a decrease in the principal amount of such Global Note in an amount equal to the principal amount of the beneficial interest in the Global Note to be transferred, and (b) the Company shall execute and the Trustee shall authenticate and deliver one or more Physical Notes of like tenor and amount.

                  (b) Transfers to QIBs. The following provisions shall apply with respect to the registration of any proposed transfer of a Note constituting a Restricted Security to a QIB (excluding transfers to Non-U.S. Persons):

                     (i) the Registrar shall register the transfer if such

         transfer is being made by a proposed transferor who has checked the box provided for on the form of Note stating, or has otherwise advised the Company and the Registrar in writing, that the sale has been made in compliance with the provisions of Rule 144A to a transferee who has signed the certification provided for on the form of Note stating, or has otherwise advised the Company and the Registrar in writing, that it is purchasing the Note for its own account or an account with respect to which it exercises sole investment discretion and that it and any such account is a QIB within the meaning of Rule 144A, and is aware that the sale to it is being made in reliance on Rule 144A and acknowledges that it has received such information regarding the Company as it has requested pursuant to Rule 144A or has determined not to request such information and that it is aware that the transferor is relying upon its foregoing representations in order to claim the exemption from registration provided by Rule 144A; and

                    (ii) if the proposed transferee is an Agent Member, and the Notes to be transferred consist of Physical Notes which after transfer are to be evidenced by an interest in a Global Note, upon receipt by the Registrar of written instructions given in accordance with the Depository's and the Registrar's procedures, the Registrar shall reflect on its books and records the date and an increase in the principal amount at maturity of such Global Note in an amount equal to the principal amount at maturity of the Physical Notes to be transferred, and the Trustee shall cancel the Physical Notes so transferred.

                  (c) Private Placement Legend. Upon the transfer, exchange or replacement of Notes not bearing the Private Placement Legend, the Registrar shall deliver Notes that do not bear the Private Placement Legend. Upon the transfer, exchange or replacement of Notes bearing the Private Placement Legend, the Registrar shall deliver only Notes that bear the Private Placement Legend unless (i) the requested transfer is after the second anniversary of the Issue Date (provided, however, that neither the Company nor any Affiliate of the Company has held any beneficial interest in such Note, or portion thereof, at any time prior to or on the second anniversary of the Issue Date), or (ii) there is delivered to the Registrar an Opinion of Counsel reasonably satisfactory to the Company and the Trustee to the effect that neither such legend nor the related restrictions on transfer are required in order to maintain compliance with the provisions of the Securities Act.

                  (d) General. By its acceptance of any Note bearing the Private Placement Legend, each Holder of such a Note acknowledges the restrictions on transfer of such Note set forth in this Indenture and in the Private Placement Legend and agrees that it will transfer such Note only as provided in this Indenture.

                  The Trustee shall have no obligation or duty to monitor, determine or inquire as to compliance with any restrictions on transfer imposed under this Indenture or under applicable law with respect to any transfer of any interest in any Note (including any transfers between or among participants or beneficial owners of interest in any Global Note) other than to require delivery of such certificates and other documentation or evidence as expressly required by, and to do so if and when expressly required by the terms of, this Indenture, and to examine the same to determine substantial compliance as to form with the express requirements hereof.

                  The Registrar shall retain copies of all letters, notices and other written communications received pursuant to Section 2.16 or this Section
2.17. The Company shall have the right to inspect and make copies of all such letters, notices or other written communications at any reasonable time during the Registrar's normal business hours upon the giving of reasonable written notice to the Registrar.

                  (e) Transfers of Notes Held by Affiliates. Any certificate (i) evidencing a Note that has been transferred to an Affiliate of an Company within three years after the Issue Date, as evidenced by a notation on the Assignment Form for such transfer or in the representation letter delivered in respect thereof or (ii) evidencing a Note that has been acquired from an Affiliate (other than by an Affiliate) in a transaction or a chain of transactions not involving any public offering, shall, until two years after the last date on which either the Company or any Affiliate of the Company was an owner of such Note, in each case, bear a legend in substantially the form set forth in Section 2.15, unless otherwise agreed by the Company (with written notice thereof to the Trustee).

                                ARTICLE THREE

                                  REDEMPTION

                  SECTION 3.01.      Notices to Trustee.

                  If the Company elects to redeem Notes pursuant to Paragraph 5 of the Notes and Section 3.03, it shall notify the Trustee and the Paying Agent in writing of the Redemption Date and the principal amount at maturity of the Notes to be redeemed.

                  The Company shall give each notice provided for in this
Section 3.01 at least 30 but not more than 60 days before the Redemption Date (unless a shorter notice period shall be satisfactory to the Trustee, as evidenced in a writing signed on behalf of the Trustee), together with an Officers' Certificate stating that such redemption shall comply with the conditions contained herein and in the Notes, the Redemption Date, the redemption price and the principal amount at maturity of the Notes to be redeemed.

                  If the Company is required to make an offer to redeem Notes pursuant to the provisions of Section 4.14 or 4.15 hereof, it shall furnish to the Trustee at least 30 days but not more than 60 days before a Redemption Date (or such shorter period as may be agreed to by the Trustee in writing), an Officers' Certificate setting forth (i) the Section of this Indenture pursuant to which the redemption shall occur, (ii) the Redemption Date, (iii) the principal amount at maturity of Notes to be redeemed, (iv) the redemption price and (v) a statement to the effect that (a) the Company or one of its Subsidiaries has effected an Asset Sale and the conditions set forth in Section
4.15 have been satisfied or (b) a Change of Control has occurred and the conditions set forth in Section 4.14 have been satisfied, as applicable.

                  SECTION 3.02.      Selection of Notes To Be Redeemed.

                  In the event that less than all of the Notes are to be redeemed at any time, selection of such Notes for redemption will be made by the Trustee in compliance with the requirements of the principal national securities exchange, if any, on which such Notes are listed or, if such Notes are not then listed on a national securities exchange, on a pro rata basis, by lot or by such method as the Trustee shall deem fair and appropriate; provided, however, that no Notes of a principal amount at maturity of U.S. $1,000 or less shall be redeemed in part; provided, further, that if a partial redemption is made with the proceeds of a Public Equity Offering, selection of the Notes or portions thereof for redemption shall be made by the Trustee only on a pro rata basis or on as nearly a pro rata basis as is practicable (subject to DTC procedures), unless such method is otherwise prohibited. Provisions of this Indenture that apply to Notes called for redemption also apply to portions of Notes called for redemption. Notice of redemption shall be mailed by the Company by first-class mail at least 30 but not more than 60 days before the redemption date to each Holder of Notes to be redeemed at its registered address. If any Note is to be redeemed in part only, the notice of redemption that relates to such Note shall state the portion of the principal amount at maturity thereof to be redeemed. A new Note in a principal amount at maturity equal to the unredeemed portion thereof will be issued in the name of the Holder thereof upon cancellation of the original Note. On and after the redemption date, Accreted Value will cease to accrete or interest will cease to accrue on Notes or portions thereof called for redemption as long as the Company has deposited with the Paying Agent funds in satisfaction of the applicable redemption price pursuant to this Indenture.

                  SECTION 3.03.      Optional Redemption.

                  (a) Optional Redemption on and After February 15, 2003. The Notes will be redeemable, at the Company's option, in whole at any time or in part from time to time, on and after February 15, 2003, upon not less than 30 nor more than 60 days' notice, at the following redemption prices (expressed as percentages of the Accreted Value thereof) if redeemed during the twelve-month period commencing on February 15 of the year set forth below, plus, in each case, accrued and unpaid interest thereon, if any, to the date of redemption:

            Year                           Percentage
            ----                           ----------
            2003.......................     105.688%
            2004.......................     103.792%
            2005.......................     101.896%
            2006 and thereafter........     100.000%


                  (b) Optional Redemption Prior to February 15, 2003. Prior to February 15, 2003, the Notes will be redeemable, at the option of the Company, in whole at any time, upon not less than 30 nor more than 60 days' notice, at a redemption price on the redemption date equal to the Accreted Value of each Note on the redemption date plus the Applicable Premium.

                  "Applicable Premium" means with respect to a Note for any redemption date, the excess of (i) the present value at the redemption date of the redemption price of such Note at February 15, 2003 (such redemption price being described under "--Optional Redemption"), computed using a discount rate equal to the Treasury Rate plus 75 basis points over (ii) the Accreted Value of such Note at the redemption date.

                  "Treasury Rate" means the yield to maturity determined two business days prior to any applicable redemption date of United States Treasury securities with a constant maturity (as compiled and published in the most recent Federal Reserve Statistical Release H. 15(519) which has become publicly available at least two Business Days prior to the redemption date (or, if such Statistical Release is no longer published, any publicly available source of similar market data) most nearly equal to the period from the redemption date to February 15, 2003, provided, however, that if the period from the redemption date to February 15, 2003 is not equal to the constant maturity of such United States Treasury security for which such yield is given, the Treasury Rate shall be obtained by linear interpolation (calculated to the nearest one-twelfth of a year) from the weekly average yield of such United States Treasury securities for which such yields are given, except that if the period from the redemption date to February 15, 2003 is less than one year, the weekly average yield on actually traded United States Treasury securities adjusted to a constant maturity of one year shall be used.

                  (c) Optional Redemption upon Public Equity Offering. At any time, or from time to time, on or prior to February 15, 2001, the Company may, at its option, use the net cash proceeds of one or more Public Equity Offerings to redeem all of the Notes at a redemption price equal to 111.375% of the Accreted Value of the Notes to be redeemed plus accrued and unpaid interest, if any, to the date of redemption. In order to effect the foregoing redemption with the proceeds of any Public Equity Offering, the Company shall make such redemption not more than 120 days after the consummation of any such Public Equity Offering.

                  SECTION 3.04.      Notice of Redemption.

                  At least 30 days but not more than 60 days before the Redemption Date, the Company shall mail or cause to be mailed a notice of redemption by first class mail to each Holder of Notes to be redeemed at its registered address, with a copy to the Trustee and any Paying Agent. At the Company's request, the Trustee shall give the notice of redemption in the Company's name and at the Company's expense. The Company shall provide such notices of redemption to the Trustee at least five days before the intended mailing date. In any case, failure to give such notice or any defect in the notice to the holder of any Note shall not affect the validity of the proceeding for the redemption of any other Note.

                  Each notice of redemption shall identify (including the CUSIP number) the Notes to be redeemed and shall state:

                  (1) the Redemption Date;

                  (2) the redemption price and the amount of accrued interest, if any, to be paid;

                  (3) the name and address of the Paying Agent;

                  (4) the subparagraph of the Notes pursuant to which such redemption is being made;

                  (5) that Notes called for redemption must be surrendered to the Paying Agent to collect the redemption price plus accrued interest, if any;

                  (6) that, unless the Company defaults in making the redemption payment, Accreted Value interest on Notes or applicable portions thereof called for redemption ceases to accrue on and after the Redemption Date, and the only remaining right of the Holders of such Notes is to receive payment of the redemption price plus accrued interest as of the Redemption Date, if any, upon surrender to the Paying Agent of the Notes redeemed;

                  (7) if any Note is being redeemed in part, the portion of the principal amount at maturity of such Note to be redeemed and that, after the Redemption Date, and upon surrender of such Note, a new Note or Notes in the aggregate principal amount at maturity equal to the unredeemed portion thereof will be issued; and

                  (8) if fewer than all the Notes are to be redeemed, the identification of the particular Notes (or portion thereof) to be redeemed, as well as the aggregate principal amount at maturity of Notes to be redeemed and the aggregate principal amount at maturity of Notes to be outstanding after such partial redemption.

                  No representation is made as to the accuracy of the CUSIP numbers listed in such notice or printed on the Notes.

                  The Company will comply with the requirements of Rule 14e-1 under the Exchange Act and any other securities laws and regulations thereunder to the extent such laws and regulations are applicable in connection with the purchase of Notes.

                  SECTION 3.05.       Effect of Notice of Redemption.

                  Once notice of redemption is mailed in accordance with Section 3.04, such notice of redemption shall be irrevocable and Notes called for redemption become due and payable on the Redemption Date and at the redemption price plus accrued interest as of such date, if any. Upon surrender to the Trustee or Paying Agent, such Notes called for redemption shall be paid at the redemption price plus accrued interest thereon to the Redemption Date, but installments of interest, the maturity of which is on or prior to the Redemption Date, shall be payable to Holders of record at the close of business on the relevant record dates referred to in the Notes. Interest shall accrue on or after the Redemption Date and shall be payable only if the Company defaults in payment of the redemption price.

                  SECTION 3.06.       Deposit of Redemption Price.

                  Not later than 10:00 A.M. on the Redemption Date and in accordance with Section 2.14, the Company shall deposit with the Paying Agent U.S. Legal Tender sufficient to pay the redemption price plus accrued interest, if any, of all Notes to be redeemed on that date. The Paying Agent shall promptly return to the Company any U.S. Legal Tender so deposited which is not required for that purpose, except with respect to monies owed as obligations to the Trustee pursuant to Article Seven.

                  Unless the Company fails to comply with the preceding paragraph and defaults in the payment of such redemption price plus accrued interest, if any, interest on the Notes to be redeemed will cease to accrue on and after the applicable Redemption Date, whether or not such Notes are presented for payment.

                  SECTION 3.07.       Notes Redeemed in Part.

                  Upon surrender of a Note that is to be redeemed in part, the Company shall execute and the Trustee shall authenticate for the Holder a new Note or Notes equal in principal amount at maturity to the unredeemed portion of the Note surrendered.

                                 ARTICLE FOUR

                                  COVENANTS

                  SECTION 4.01.      Payment of Notes.

                  (a) The Company shall pay the Accreted Value or principal of and interest on the Notes on the dates and in the manner provided in the Notes and in this Indenture.

                  (b) An installment of Accreted Value or principal of or

interest on the Notes shall be considered paid on the date it is due if the Trustee or Paying Agent (other than the Company or any of its Affiliates) holds, prior to 12:00 noon New York City time on that date, U.S. Legal Tender designated for and sufficient to pay the installment in full and is not prohibited from paying such money to the Holders pursuant to the terms of this Indenture or the Notes.

                  (c) Notwithstanding anything to the contrary contained in this Indenture, the Company may, to the extent it is required to do so by law, deduct or withhold income or other similar taxes imposed by the United States of America from principal or interest payments hereunder.

                  SECTION 4.02.      Maintenance of Office or Agency.

                  The Company shall maintain the office or agency required under
Section 2.03. The Company shall give prior written notice to the Trustee of the location, and any change in the location, of such office or agency. If at any time the Company shall fail to maintain any such required office or agency or shall fail to furnish the Trustee with the address thereof, such presentations and surrenders may be made or served at the address of the Trustee set forth in
Section 11.02.

                  SECTION 4.03.      Corporate Existence.

                  Except as provided in Article Four or Article Five, the Company shall do or shall cause to be done all things necessary to preserve and keep in full force and effect its corporate existence and the corporate, partnership or other existence of each of its Restricted Subsidiaries in accordance with the respective organizational documents of the Company and such Restricted Subsidiaries and the rights (charter and statutory) and material franchises of the Company and its Restricted Subsidiaries; provided that the Company shall not be required to preserve any such right, license or franchise, or the existence of any of its Restricted Subsidiaries, if the maintenance or preservation thereof is no longer desirable, as determined in good faith by the Company's Board of Directors, in the conduct of the business of the Company and its Restricted Subsidiaries taken as a whole; and provided further that any Restricted Subsidiary of the Company may consolidate with, merge into, or sell, convey, transfer, lease or otherwise dispose of all or part of its property and assets to the Company or any Restricted Subsidiary of the Company or any other Person to the extent not prohibited by any other provision in Article Four or Article Five.

                  SECTION 4.04.      Payment of Taxes and Other Claims.

                  The Company shall pay or discharge or cause to be paid or discharged, before the same shall become delinquent, (i) all material taxes, assessments and governmental charges (including withholding taxes and any penalties, interest and additions to taxes) levied or imposed upon the Company or any of its Restricted Subsidiaries or properties of the Company or any of its

Restricted Subsidiaries and (ii) all material lawful claims for labor, materials and supplies that, if unpaid, might by law become a Lien upon the property of the Company or any of its Restricted Subsidiaries; provided, however, that the Company shall not be required to pay or discharge or cause to be paid or discharged any such tax, assessment, charge or claim whose amount, applicability or validity is being contested in good faith by appropriate negotiations or proceedings properly instituted and diligently conducted for which adequate reserves, to the extent required under GAAP, have been taken.

                  SECTION 4.05.      Maintenance of Properties
                                     and Insurance.

                  (a) The Company shall cause all properties owned by or leased to it and used or useful in the conduct of its business or the business of any Restricted Subsidiary of the Company and material to the Company and its Restricted Subsidiaries taken as a whole, to be maintained and kept in normal condition, repair and working order and supplied with all necessary equipment and shall cause to be made all necessary repairs, renewals, replacements, betterments and improvements thereof, all as in the judgment of the Company may be necessary so that the business carried on in connection therewith may be properly and advantageously conducted at all times; provided, however, that nothing in this Section shall prevent the Company or such Restricted Subsidiary from discontinuing the use, operation or maintenance of any of such properties, or disposing of any of them, if such discontinuance or disposal is, in the judgment of the Board of Directors of the Company or of the

Board of Directors of such Restricted Subsidiary concerned, or of an officer (or other agent employed by the Company or any of its Restricted Subsidiaries) of the Company or such Restricted Subsidiary having managerial responsibility for any such property, desirable in the conduct of the business of the Company or any of its Restricted Subsidiaries.

                  (b) The Company shall cause to be provided insurance (including appropriate self-insurance) against loss or damage of the kinds that, in the good faith judgment of the Board of Directors or an officer of the Company, are adequate and appropriate for the conduct of the business of the Company and its Restricted Subsidiaries with reputable insurers or with the government of the United States of America or an agency or instrumentality thereof, in such amounts, with such deductibles, and by such methods as shall be customary, in the good faith judgment of the Board of Directors or an officer of the Company, for companies similarly situated in the industry.

                  SECTION 4.06.    Compliance Certificate;
                                   Notice of Default.

                  (a) The Company shall deliver to the Trustee, within 105 days after the end of each of its fiscal years, an Officers' Certificate (provided, however, that one of the signatories to such Officers' Certificate shall be the Company's principal executive officer, principal financial officer or principal accounting officer), as to such Officers' knowledge of the Company's compliance with all conditions and covenants under this Indenture (without regard to any period of grace or requirement of notice provided hereunder) and in the event any Default of the Company exists, such Officers shall specify the nature of such Default. Each such Officers' Certificate shall also notify the Trustee should the Company elect to change the manner in which it fixes its fiscal year end.

                  (b) If any Default or Event of Default has occurred and is continuing, the Company shall deliver to the Trustee, at its address set forth in Section 11.02, by registered or certified mail or by facsimile transmission followed by hard copy by registered or certified mail an Officers' Certificate specifying such event within 10 days of its becoming aware of such occurrence.

                  SECTION 4.07.    Compliance with Laws.

                  The Company shall comply, and shall cause each of its Restricted Subsidiaries to comply, with all applicable statutes, rules, regulations, orders and restrictions of the United States of America, all states and municipalities thereof and of any governmental department, commission, board, regulatory authority, bureau, agency and instrumentality of the foregoing, in respect of the conduct of their respective businesses and the ownership of their respective properties, except for such noncompliances (i) as could not singly or in the aggregate reasonably be expected to have a material adverse effect on the financial condition, business, prospects or results of operations of the Company and its Restricted Subsidiaries taken as a whole or (ii) that are being contested in good faith.

                  SECTION 4.08.      Reports to Holders.

                  The Company will deliver to the Trustee within 15 days after the filing of the same with the Commission, copies of the quarterly and annual reports and of the information, documents and other reports, if any, which the Company is required to file with the Commission pursuant to Section 13 or 15(d) of the Exchange Act. Notwithstanding that the Company may not be subject to the reporting requirements of Section 13 or 15(d) of the Exchange Act, the Company will provide the Trustee and the Holders with such annual reports and such information, documents and other reports specified in Sections 13 and 15(d) of the Exchange Act. The Company will also comply with the other provisions of TIA ss. 314(a).

                  SECTION 4.09.      Waiver of Stay, Extension
                                     or Usury Laws.

                  The Company covenants (to the extent that it may lawfully do so) that it shall not at any time insist upon, plead, or in any manner whatsoever claim or take the benefit or advantage of, any stay or extension law or any usury law or other law that would prohibit or forgive the Company from paying all or any portion of the principal of or interest on the Notes as contemplated herein, wherever enacted, now or at any time hereafter in force, or which may affect the covenants or the performance of this Indenture; and (to the extent that it may lawfully do so) the Company hereby expressly waives all benefit or advantage of any such law, and covenants that it shall not by resort to any such law hinder, delay or impede the execution of any power herein granted to the Trustee, but shall suffer and permit the execution of every such power as though no such law had been enacted.

                  SECTION 4.10.      Limitation on Restricted Payments.

                  The Company will not, and will not cause or permit any of its Restricted Subsidiaries to, directly or indirectly, (a) declare or pay any dividend or make any distribution (other than dividends or distributions payable in Qualified Capital Stock of the Company or in options, warrants, or other rights to purchase such Qualified Capital Stock (but excluding any debt security or Disqualified Capital Stock convertible into, or exchangeable for, such Qualified Capital Stock)) on or in respect of shares of the Company's Capital Stock to holders of such Capital Stock, (b) purchase, redeem or otherwise acquire or retire for value any Capital Stock of the Company or any warrants, rights or options to purchase or acquire shares of any class of such Capital Stock (in each case, other than in exchange for Qualified Capital Stock of the Company or options, warrants or other rights to purchase such Qualified Capital Stock (but excluding any debt security, or Disqualified Capital Stock convertible into, or exchangeable for, such Qualified Capital Stock)), (c) make any principal payment on, purchase, defease, redeem, prepay, decrease or otherwise acquire or retire for value, prior to any scheduled final maturity, scheduled repayment or scheduled sinking fund payment, any Indebtedness of the Company that is subordinate or junior in right of payment to the Notes or (d) make any Investment (other than Permitted Investments) (each of the foregoing actions set forth in clauses (a), (b) (c) and (d) being referred to as a "Restricted Payment"), if at the time of such Restricted Payment or immediately after giving effect thereto, (i) a Default or an Event of Default shall have occurred and be continuing or (ii) the Company is not able to incur at least $1.00 of additional Indebtedness (other than Permitted Indebtedness) in compliance with Section 4.12 hereof or (iii) the aggregate amount of Restricted Payments (including such proposed Restricted Payment) made subsequent to the Issue Date (the amount expended for such purposes, if other than in cash, being the fair market value of such property as determined reasonably and in good faith by the Board of Directors of the Company) shall exceed the sum of: (v) 50% of the cumulative Consolidated Net Income (or if cumulative Consolidated Net Income shall be a loss, minus 100% of such loss) of the Company earned subsequent to the Issue Date and on or prior to the date the Restricted Payment occurs (the "Reference Date") (treating such period as a single accounting period); plus (w) 100% of the aggregate net cash proceeds received by the Company from any Person (other than a Subsidiary of the Company) from the issuance and sale subsequent to the Issue Date and on or prior to the Reference Date of Qualified Capital Stock of the Company or options, warrants or other rights to purchase such Qualified Capital Stock (but excluding any debt security or Disqualified Capital Stock convertible into, or exchangeable for, such Qualified Capital Stock); plus (x) without duplication of any amounts included in clause (iii)(w) above, 100% of the aggregate net cash proceeds of any equity contribution received by the Company from a holder of the Company's Capital Stock (excluding, in the case of clauses (iii)(x) and (y), any net cash proceeds from a Public Equity Offering to the extent used to redeem the Notes in compliance with the provisions set forth under Section 3.03); plus (y) 100% of the aggregate net cash proceeds received by the Company from any Person (other than a Subsidiary of the Company) from the issuance and sale (subsequent to the Issue Date) of debt securities or shares of Disqualified Capital Stock that have been converted into or exchanged for Qualified Capital Stock of the Company, together with the aggregate cash received by the Company at the time of such conversion or exchange; plus (z) without duplication, the sum of (1) the aggregate amount returned in cash to the Company or a Restricted Subsidiary of the Company on or with respect to Investments (other than Permitted Investments) made subsequent to the Issue Date whether through interest payments, principal payments, dividends or other distributions or payments, (2) the net cash proceeds received by the Company or any of its Restricted Subsidiaries from the disposition of all or any portion of such Investments (other than to a Subsidiary of the Company) and (3) upon redesignation of an Unrestricted Subsidiary as a Restricted Subsidiary, the fair market value of such Subsidiary; provided, however, that the sum of clauses (1),
(2) and (3) above shall not exceed the aggregate amount of all such Investments made subsequent to the Issue Date.

                  Notwithstanding the foregoing, the provisions set forth in the immediately preceding paragraph do not prohibit: (1) the payment of any dividend within 60 days after the date of declaration of such dividend if the dividend would have been permitted on the date of declaration; (2) the acquisition of any shares of Capital Stock of the Company, either (i) solely in exchange for shares of Qualified Capital Stock of the Company or options, warrants, or other rights to purchase such Qualified Capital Stock (other than any debt security or Disqualified Capital Stock convertible into, or exchangeable for, such Qualified Capital Stock) or (ii) through the application of net proceeds of a substantially concurrent sale for cash (other than to a Subsidiary of the Company) of shares of Qualified Capital Stock of the Company or options, warrants, or other rights to purchase such Qualified Capital Stock (other than any debt security or Disqualified Capital Stock convertible into, or exchangeable for, such Qualified Capital Stock); (3) the acquisition of any Indebtedness of the Company that is subordinate or junior in right of payment to the Notes either (i) solely in exchange for shares of Qualified Capital Stock of the Company, or options, warrants, or other rights to purchase such qualified Capital Stock or (ii) through the application of net proceeds of a substantially concurrent sale for cash (other than to a Subsidiary of the Company) of (A) shares of Qualified Capital Stock of the Company or (B) Refinancing Indebtedness;

(4) repurchases by the Company of Qualified Capital Stock of the Company or options to purchase such Qualified Capital Stock from directors or employees or former directors or former employees of the Company or any of its Subsidiaries or their authorized representatives upon the death, disability or termination of employment of such persons or pursuant to the terms of any customary agreement under which such Qualified Capital Stock or options were issued, in an aggregate amount not to exceed $1,000,000 plus any life insurance proceeds in any calendar year; (5) the repurchase of any Indebtedness which is subordinated to the Notes at a purchase price not greater than 101% of the principal amount of such Indebtedness in the event of a change of control in accordance with provisions similar to the ; provided that, prior to or simultaneously with such repurchase, the Company has made the Change of Control Offer as provided in Section 4.14 hereof with respect to the Notes and has repurchased all Notes validly tendered for payment in connection with such Change of Control Offer; (6) the declaration or payment of dividends on the Common Stock of the Company following a Public Equity Offering of the Company in an amount per annum not to exceed 6% of the net cash proceeds received by the Company in all Public Equity Offerings; (7) payments or distributions to dissenting stockholders pursuant to applicable law, pursuant to or in connection with a consolidation, merger or transfer of assets that complies with the provisions of this Indenture applicable to mergers, consolidating and transfers of all or substantially all of the property and assets of the Company and provided that, except in the case of clauses (l) and
(2), no Default or Event of Default shall have occurred and be continuing or occur as a consequence of the actions or payments set forth therein. In determining the aggregate amount of Restricted Payments made subsequent to the Issue Date in accordance with clause (iii) of the immediately preceding paragraph, amounts expended, without duplication, pursuant to clauses (1),
(2)(ii) and (4) through (7) shall be included in such calculation.

                  Not later than 10 days after the date of making any Restricted Payment (but not including any transaction described in the preceding paragraph), the Company shall deliver to the Trustee an officers' certificate stating that such Restricted Payment complies with this Indenture and setting forth in reasonable detail the basis upon which the required calculations were computed, which calculations may be based upon the Company's latest available internal quarterly financial statements.

                  SECTION 4.11.      Limitations on Transactions
                                     with Affiliates.

                  (a) The Company will not, and will not permit any of its Restricted Subsidiaries to, directly or indirectly, enter into or permit to exist any transaction or series of related transactions (including, without limitation, the purchase, sale, lease or exchange of any property or the rendering of any service) with, or for the benefit of, any of its Affiliates (each an "Affiliate Transaction"), other than (x) Affiliate Transactions permitted under paragraph (b) below and (y) Affiliate Transactions on terms that are no less favorable than those that might reasonably have been obtained in a comparable transaction at such time on an arm's-length basis from a Person that is not an Affiliate of the Company or such Restricted Subsidiary. All Affiliate Transactions (and each series of related Affiliate Transactions which are similar or part of a common plan) involving aggregate payments or other property with a fair market value in excess of $1,000,000 shall be approved by the Board of Directors of the Company or such Restricted Subsidiary, as the case may be, such approval to be evidenced by a Board Resolution stating that such Board of

Directors has determined that such transaction complies with the foregoing provisions. If the Company or any Restricted Subsidiary of the Company enters into an Affiliate Transaction (or a series of related Affiliate Transactions related to a common plan) that involves an aggregate fair market value of more than $5,000,000, the Company or such Restricted Subsidiary, as the case may be, shall, prior to the consummation thereof, obtain a favorable opinion as to the fairness of such transaction or series of related transactions to the Company or the relevant Restricted Subsidiary, as the case may be, from a financial point of view, from a nationally recognized firm qualified to do the business for which it is engaged and file the same with the Trustee.

                  (b) The restrictions set forth in clause (a) above shall not apply to (i) reasonable fees and compensation paid to and indemnity provided on behalf of, officers, directors, employees or consultants of the Company or any Restricted Subsidiary of the Company as determined in good faith by the Company's Board of Directors or senior management; (ii) transactions exclusively between or among the Company and any of its Wholly Owned Restricted Subsidiaries or exclusively between or among such Wholly Owned Restricted Subsidiaries, provided such transactions are not otherwise prohibited by this Indenture; (iii) any agreement as in effect as of the Issue Date or any amendment thereto or any transaction contemplated thereby (including pursuant to any amendment thereto) in any replacement agreement thereto so long as any such amendment or re-placement agreement is not more disadvantageous to the Holders in any material respect than the original agreement as in effect on the Issue Date; (iv) Restricted Payments permitted by this Indenture; (v) the Tax Sharing Agreement;
(vi) employment agreements with officers and employees of the Company and its Restricted Subsidiaries, in the ordinary course of business; (vii) loans and advances to employees not to exceed $500,000 outstanding at any one time, in the ordinary course of business; (viii) provided that there is no existing Event of Default, payments pursuant to the terms of the Management Agreement; and (ix) arrangements with directors of the Company existing on the Issue Date as disclosed in the Offering Memorandum.

                  SECTION 4.12.      Limitation on Incurrence
                                     of Additional Indebtedness.

                  The Company will not, and will not permit any of its Restricted Subsidiaries to, directly or indirectly, create, incur, assume, guarantee, become liable, contingently or otherwise, with respect to, or otherwise become responsible for payment of (collectively, "incur") any Indebtedness (other than Permitted Indebtedness); provided, however, that if no Event of Default shall have occurred and be continuing at the time of or as a consequence of the incurrence of any such Indebtedness, the Company and its Restricted Subsidiaries may incur Indebtedness (including, without limitation, Acquired Indebtedness) if on the date of the incurrence of such Indebtedness, after giving effect to the incurrence thereof, the Consolidated Fixed Charge Coverage Ratio of the Company is greater than 1.75 to 1.0 on or before February 15, 2000, greater than 2.0 to 1.0 after February 15, 2000 and greater than 2.25 to 1.0 after February 15, 2002.


                  For purposes of determining compliance with this Section, (i) in the event that an item of Indebtedness meets the criteria of more than one of the types of Indebtedness permitted by this Section, the Company in its sole discretion will classify such item of Indebtedness and will only be required to include the amount and type of each class of Indebtedness in the test specified in the first paragraph of this Section or in one of the clauses of the definition of the term "Permitted Indebtedness," (ii) the amount of Indebtedness issued at a price which is less than the principal amount thereof shall be equal to the amount of liability in respect thereof determined in accordance with GAAP, (iii) Indebtedness incurred in connection with, or in contemplation of, any transaction described in the definition of the term "Acquired Indebtedness" shall be deemed to have been incurred by the Company or one of its Restricted Subsidiaries, as the case may be, at the time an acquired Per-son becomes such a Restricted Subsidiary (or is merged into the Company or such a Restricted Subsidiary) or at the time of the acquisition of assets, as the case may be, (iv) the maximum amount of Indebtedness that the Company and its Restricted Subsidiaries may incur pursuant to this Section shall not be deemed to be exceeded, with respect to any outstanding Indebtedness, due solely to the result of fluctuations in the exchange rates of currencies, and (v) guarantees or Liens supporting Indebtedness permitted to be incurred under this Section may be issued or granted if otherwise issued or granted in accordance with the terms of this Indenture.

                  SECTION 4.13.      Limitation on Dividend and
                                     Other Payment Restrictions
                                     Affecting Subsidiaries.

                  The Company will not, and will not cause or permit any of its Restricted Subsidiaries to, directly or indirectly, create or otherwise cause or permit to exist or become effective any encumbrance or restriction on the ability of any Restricted Subsidiary of the Company to (a) pay dividends or make any other distributions on or in respect of its Capital Stock; (b) make loans or advances or to pay any Indebtedness or other obligation owed to the Company or any other Restricted Subsidiary of the Company; or (c) transfer any of its property or assets to the Company or any other Restricted Subsidiary of the Company, except for such encumbrances or restrictions existing under or by reason of: (1) applicable law; (2) this Indenture; (3) any encumbrances or restrictions contained in, or that are no more restrictive than those contained in, the Credit Agreement or the TW Acquisition Corporation Indenture; (4) any agreement or instrument governing Acquired Indebtedness, which encumbrance or restriction is not applicable to any Person, or the properties or assets of any Person, other than the Person or the properties or assets of the Person so acquired; (5) agreements existing on the Issue Date to the extent and in the manner such encumbrances and restrictions are in effect on the Issue Date; (6) in the case of clause (c) above: (A) agreements or instruments arising or agreed to in the ordinary course of business that restrict in a customary manner the subletting, assignment or transfer of any property or asset subject to a lease, license, conveyance or other contract and (B) any transfer of, agreement to transfer, option or right with respect to, or Lien on, any property or assets of the Company or any Restricted Subsidiary entered into in compliance with this Indenture; (7) an agreement that has been entered into for the sale or disposition of all or substantially all of the Capital Stock of, or property and assets of, any Restricted Subsidiary of the Company; (8) provisions in agreements or instruments which prohibit the payment of dividends or the making of other distribu-tions with respect to any Capital Stock of a Person other than on a pro rata basis; or (9) an agreement governing Indebtedness incurred to Refinance the Indebtedness issued, assumed or incurred pursuant to an agreement referred to in clause (2), (3), (4) or (5) above; provided, however, that the provisions relating to such encumbrance or restriction contained in any such Indebtedness are no less favorable to the Company or the relevant Restricted Subsidiaries of the Company in any material respect as determined by the Board of Directors of the Company in its reasonable and good faith judgment than the provisions relating to such encumbrance or restriction contained in agreements referred to in such clause (2), (3), (4) or (5). Nothing contained in clause (c) of this Section shall prevent the Company or any of its Restricted Subsidiaries from creating, incurring, assuming or suffering to exist any Lien created, incurred, assumed or suffered to exist in accordance with the other terms of this Indenture.

                  SECTION 4.14.      Change of Control.

                  (a) Upon the occurrence of a Change of Control, each Holder shall have the right to require that the Company purchase all or a portion of such Holder's Notes pursuant to the offer described below (the "Change of Control Offer"), at a purchase price equal to 101% of the Accreted Value thereof plus accrued and unpaid interest, if any, thereon to the date of purchase.

                  (b) Prior to the mailing of the notice referred to below, but in any event within 30 days following any Change of Control, the Company will either (i) repay in full and terminate all commitments under Indebtedness under the Senior Secured Credit Facilities and all other Indebtedness of the Company's Restricted Subsidiaries, the terms of which require repayment upon a Change of Control or offer to repay in full and terminate all commitments under all Indebtedness under the Senior Secured Credit Facilities and such Indebtedness of the Company's Restricted Subsidiaries and to repay the Indebtedness owed to each lender which has accepted such offer or (ii) obtain the requisite consents under the Senior Secured Credit Facilities and all other such Indebtedness of Restricted Subsidiaries to permit the repurchase of the Notes as provided below. The Company shall first comply with the covenant in the immediately preceding sentence before it shall be required to repurchase the Notes pursuant to the provisions described below. The Company's failure to comply with the covenant described in the second preceding sentence or the immediately succeeding paragraph shall constitute an Event of Default described in Section 6.01 clause
(c) (and not in clause (b)).

                  (c) Within 30 days following the date upon which the Change of

Control occurs, the Company shall send, by first class mail, a notice to each Holder at such Holder's last registered address, with a copy to the Trustee, which notice shall govern the terms of the Change of Control Offer. The notice to the Holders shall contain all instructions and materials necessary to enable such Holders to tender Notes pursuant to the Change of Control Offer. Such notice shall state:

                     (i) that the Change of Control Offer is being made pursuant to this Section 4.14 and that all Notes tendered and not withdrawn shall be accepted for payment;

                    (ii) the purchase price (equal to 101% of the Accreted Value thereof plus accrued and unpaid interest, if any, thereon to the date of purchase) and the purchase date (which shall be no earlier than 30 days nor later than 45 days from the date such notice is mailed, other than as may be required by law) (the "Change of Control Payment Date");

                   (iii) that any Note not tendered shall continue to accrete and accrue interest in accordance with the terms thereof;

                    (iv) that, unless the Company defaults in making payment therefor, any Note accepted for payment pursuant to the Change of Control Offer shall cease to accrete or accrue interest after the Change of Control Payment Date;

                     (v) that Holders electing to have a Note purchased pursuant to a Change of Control Offer shall be required to surrender the Note, with the form entitled "Option of Holder to Elect Purchase" on the reverse of the Note completed, to the Paying Agent at the address specified in the notice prior to the close of business on the third business day prior to the Change of Control Payment Date;

                    (vi) that Holders shall be entitled to withdraw their election if the Paying Agent receives, not later than the second business day prior to the Change of Control Payment Date, a telegram, telex, facsimile transmission or letter setting forth the name of the Holder, the principal amount of the Notes the Holder delivered for purchase and a statement that such Holder is withdrawing his election to have such Notes purchased; and

                   (vii) that Holders whose Notes are purchased only in part shall be issued new Notes in a principal amount at maturity equal to the unpurchased portion of the Notes surrendered; provided, however, that each Note purchased and each new
         Note issued shall be in an original principal amount at maturity of $1,000 or integral multiples thereof.

                  (d) On the Change of Control Payment Date, the Company shall, to the extent permitted by law, (i) accept for payment all Notes or portions thereof properly tendered pursuant to the Change of Control Offer, (ii) deposit with the Paying Agent an amount equal to the aggregate Change of Control Payment in respect of all Notes or portions thereof so tendered and (iii) deliver, or cause to be delivered, to the Trustee for cancellation the Notes so accepted together with an Officers' Certificate stating that such Notes or portions thereof have been tendered to and purchased by the Company. The Paying Agent will promptly either (x) pay to the Holder against presentation and surrender (or, in the case of partial payment, endorsement) of the Global Notes or (y) in the case of Certificated Securities, mail to each Holder of Notes the Change of Control Payment for such Notes, and the Trustee will promptly authenticate and deliver to the Holder of the Global Notes a new Global Note or Notes or, in the case of Definitive Notes, mail to each Holder new Certificated Securities, as applicable, equal in principal amount to any unpurchased portion of the Notes surrendered, if any, provided that each new Certificated Security will be in a principal amount at maturity of $1,000 or an integral multiple thereof. The Company will notify in writing the Trustee and the Holders of the results of the Change of Control Offer on or as soon as practicable after the Change of Control Payment Date.

                  (e) The Company shall not be required to make a Change of Control Offer upon a Change of Control if a third party makes the Change of Control Offer at the Change of Control Purchase Price, at the same times and otherwise in compliance with the requirements applicable to a Change of Control Offer made by the Company and purchases all Notes validly tendered and not withdrawn under such Change of Control Offer.

                  (f) Neither the Board of Directors of the Company nor the Trustee may waive the provisions of this Section 4.14 relating to the Company's obligation to make a Change of Control Offer or a Holder's right to redemption upon a Change of Control.

                  (g) The Company shall comply with the requirements of Rule 14e-1 under the Exchange Act and any other securities laws and regulations thereunder to the extent such laws and regulations are applicable in connection with the repurchase of Notes pursuant to a Change of Control Offer. To the extent that the provisions of any securities laws or regulations conflict with the provisions of this Section 4.14, the Company shall comply with the applicable securities laws and regulations and shall not be deemed to have breached its obligations under the provisions of this Section 4.14 by virtue thereof.

                  SECTION 4.15.      Limitation on Asset Sales.

                  The Company will not, and will not permit any of its Restricted Subsidiaries to, consummate an Asset Sale unless (i) the Company or the applicable Restricted Subsidiary, as the case may be, receives consideration at the time of such Asset Sale at least equal to the fair market value of the assets sold or otherwise disposed of (as determined in good faith by the Board of Directors of the Company or TW Acquisition Corporation), and (ii) at least 75% of the consideration received by the Company or the Restricted Subsidiary, as the case may be, from such Asset Sale shall be in the form of cash or Cash Equivalents; provided that (A) the amount of any liabilities of the Company or any such Restricted Subsidiary (other than liabilities that are by their terms subordinated to the Notes) that are assumed by the transferee of any such assets and (B) the fair market value of any marketable securities received by the Company or any such Restricted Subsidiary in exchange for any such assets that are promptly converted into cash shall be deemed to be cash for purposes of this provision; and provided, further, that in no event shall the aggregate fair market value at the time of receipt of consideration received by the Company in a form other than cash or Cash Equivalents exceed 5% of the Company's Consolidated Total Assets. In the event of an Asset Sale, the Company shall apply, or cause such Restricted Subsidiary to apply, the Net Cash Proceeds relating to such Asset Sale within 360 days of receipt thereof either (A) to repay or prepay any indebtedness under the Credit Agreement, and effect a permanent reduction thereof, (B) to make an investment either (x) in properties and assets that replace the properties and assets that were the subject of such Asset Sale or (y) in any other properties or assets that will be used in the business of the Company and its Restricted Subsidiaries as existing on the Issue Date or in businesses similar or reasonably related thereto or in the capital stock of any entity a majority of whose assets consist of the properties or assets described under (x) or (y) ("Replacement Assets"), or (C) to a combination of prepayment and investment permitted by the foregoing clauses
(iii)(A) and (iii)(B). After 360 days from the day on which the aggregate amount of Net Cash Proceeds which have not been applied as permitted in clauses
(iii)(A), (iii)(B) and (iii)(C) of the next preceding sentence (a "Net Proceeds Offer Amount") exceeds $7,500,000 (the "Net Proceeds Offer Trigger Date"), and, to the extent necessary, TW Acquisition Corporation has the ability to provide such amounts to the Company, shall make an offer to purchase (the "Net Proceeds Offer") from all Holders on a pro rata basis, that amount of Notes equal to the Net Proceeds Offer Amount at a price equal to 100% of the Accreted Value of the Notes to be purchased, plus accrued and unpaid interest thereon, if any, to the date of purchase. If at any time any non-cash consideration received by the Company or any Restricted Subsidiary of the Company, as the case may be, in connection with any Asset Sale is converted into or sold or otherwise disposed of for cash (other than interest received with respect to any such non-cash consideration), then such conversion or disposition shall be deemed to constitute an Asset Sale hereunder and the Net Cash Proceeds thereof shall be applied in accordance with this Section. To the extent that the aggregate Accreted Value of Notes tendered pursuant to such Net Proceeds Offer is less than the Net Proceeds Offer Amount the Company and its Restricted Subsidiaries may use such deficiency for general corporate purposes. If the aggregate Accreted Value of Notes validly tendered and not withdrawn by Holders thereof exceeds the Net Proceeds Offer Amount, the Notes to be purchased will be selected on a pro rata basis. Upon completion of such Net Proceeds Offer, the amount of Net Proceeds Offer Amount will be reset to zero.

                  Notwithstanding the immediately preceding paragraph, the Company and its Restricted Subsidiaries will be permitted to consummate an Asset Sale without complying with such paragraphs to the extent (i) at least 80% of the consideration for such Asset Sale constitutes Replacement Assets and (ii)

such Asset Sale is for fair market value; provided that any consideration not constituting Replacement Assets received by the Company or any of its Restricted Subsidiaries in connection with any Asset Sale permitted to be consummated under this paragraph shall constitute Net Cash Proceeds subject to the provisions of the preceding paragraph.

                  Each Net Proceeds Offer will be mailed to the record Holders as shown on the register of Holders not less than 30 days nor more than 45 days following the Net Proceeds Offer Trigger Date, with a copy to the Trustee, and shall comply with the procedures set forth in this Indenture. Upon receiving notice of the Net Proceeds Offer, Holders may elect to tender their Notes in whole or in part in integral multiples of $1,000 principal amount at maturity in exchange for cash. To the extent Holders properly tender Notes in an amount exceeding the Net Proceeds Offer Amount, Notes of tendering Holders will be purchased on a pro rata basis (based on amounts tendered). A Net Proceeds Offer shall remain open for a period of 20 business days or such longer period as may be required by law, and the purchase of such Note shall be consummated within 60 days following the mailing of the Net Proceeds Offer.

                  The notice, which shall govern the terms of the Net Proceeds Offer, shall include such disclosures as are required by law and shall state:

                     (i) that the Net Proceeds Offer is being made pursuant to this Section 4.15;

                    (ii) the purchase price (equal to 100% of the Accreted Value thereof plus of accrued and unpaid interest, if any) to be paid for Notes purchased pursuant to the Net Proceeds Offer and the Net Proceeds Payment Date;

                   (iii) that any Note not tendered for payment will continue to accrete and accrue interest in accordance with the terms thereof;

                    (iv) that, unless the Company defaults on making the payment, any Note accepted for payment pursuant to the Net Proceeds Offer shall cease to accrete and accrue interest after the Net Proceeds Payment Date;

                     (v) that Holders accepting the Offer to have their Notes purchased pursuant to the Net Proceeds Offer will be required to surrender their Notes to the Paying Agent at the address specified in the notice prior to the close of business on the Excess Net Payment Date;

                    (vi) that Holders will be entitled to withdraw their acceptance if the Paying Agent receives, not later than the close of business on the second Business Day prior to the Net Proceeds Payment Date, a facsimile transmission or letter setting forth the name of the Holder, the principal amount of the Notes the Holder delivered for purchase and a statement that such Holder is withdrawing his election to have such Notes purchased;

                   (vii) that Holders whose Notes are purchased only in part will be issued new Notes in a principal amount at maturity equal to the unpurchased portion of the Notes surrendered; provided that each Note purchased and each such new Note issued shall be in an original principal amount at maturity in denominations of $1,000 and integral multiples thereof;

                  (viii) any other procedures that a Holder must follow to accept a Net Proceeds Offer or effect withdrawal of such acceptance; and

                  (ix)   the name and address of the Paying Agent.

                  On the Net Proceeds Payment Date, the Company shall (i) accept for payment Notes or portions thereof tendered pursuant to the Net Proceeds Offer in accordance with this Section 4.15, (ii) deposit with the Paying Agent U.S. Legal Tender sufficient to pay the Net Proceeds Offer Amount to be purchased in accordance with this Section 4.15 and (iii) deliver to the Trustee Notes so accepted together with an Officers' Certificate stating the Notes or portions thereof tendered to and accepted for payment by the Company.

                  For purposes of this Section 4.15, the Trustee shall act as the Paying Agent. The Paying Agent shall promptly (but in any case no later than 10 calendar days after the Net Proceeds Payment Date) mail or deliver to the Holders of Notes so accepted payment in an amount equal to the purchase price for such Notes, and the Company shall execute and issue, and the Trustee shall promptly authenticate and mail to such Holders, a new Note equal in principal amount at maturity to any unpurchased portion of the Note surrendered; provided that each such new Note shall be issued in an original principal amount at maturity in denominations of $1,000 and integral multiples thereof. The Company will send to the Trustee and the Holders of Notes on or as soon as practicable after the Net Proceeds Payment Date a notice setting forth the results of the Net Proceeds Offer. Any Notes not so accepted shall be promptly mailed or delivered by the Company to the Holder thereof.

                  The Company will comply with the requirements of Rule 14e-1 under the Exchange Act and any other securities laws and regulations thereunder to the extent such laws and regulations are applicable in connection with the repurchase of Notes pursuant to a Net Proceeds Offer. To the extent that the provisions of any securities laws or regulations conflict with Section 4.15, the Company shall comply with the applicable securities laws and regulations and shall not be deemed to have breached its obligations under this Section 4.15 by virtue thereof.

                  SECTION 4.16.      Limitation on Preferred
                                     Stock of Restricted Subsidiaries.

                  The Company will not permit any of its Restricted Subsidiaries to issue any Preferred Stock (other than to the Company or to a Wholly Owned Restricted Subsidiary of the Company) or permit any Person (other than the Company or a Wholly Owned Restricted Subsidiary of the Company) to own any Preferred Stock of any Restricted Subsidiary of the Company; provided that the foregoing shall not prohibit the creation of a

Lien in any such Preferred Stock under the Credit Agreement and otherwise created in accordance with this Indenture.

                  SECTION 4.17.      Limitation on Liens.

                  The Company will not, and will not cause or permit any of its Restricted Subsidiaries to, directly or indirectly, create, incur, assume or permit or suffer to exist any Liens of any kind against or upon any property or assets of the Company or any of its Restricted Subsidiaries whether owned on the Issue Date or acquired after the Issue Date, or any proceeds therefrom, or assign or otherwise convey any right to receive income or profits therefrom unless (i) in the case of Liens securing Indebtedness that is expressly subordinate or junior in right of payment to the Notes, the Notes are secured by a Lien on such property, assets or proceeds that is senior in priority to such Liens and (ii) in all other cases, the Notes are equally and ratably secured, except for (A) Liens existing as of the Issue Date (other than Liens securing Indebtedness under the Credit Agreement) to the extent and in the manner such Liens are in effect on the Issue Date; (B) Liens securing Indebtedness under the Credit Agreement or the TW Acquisition Corporation Indenture; (C) Liens securing the Notes and the Guarantees, if any; (D) Liens of the Company or a Wholly Owned Restricted Subsidiary of the Company on assets of any Restricted Subsidiary of the Company; (E) Liens securing Refinancing Indebtedness which is incurred to Refinance any Indebtedness which has been secured by a Lien permitted under this Indenture and which has been incurred in accordance with the provisions of this Indenture; provided, however, that such Liens (a) are no less favorable to the Holders and are not more favorable to the lienholders with respect to such Liens than the Liens in respect of the Indebtedness being Refinanced and (b) do not extend to or cover any property or assets of the Company or any of its Restricted Subsidiaries not securing the Indebtedness so Refinanced; and (F) Permitted Liens. In the event that the Lien the existence of which gives rise to a Lien securing the Notes pursuant to the provisions of this Indenture ceases to exist, (and the Trustee shall be furnished with evidence that such Lien ceases to exist) the Lien securing the Notes required by this Section shall automatically be released and the Trustee shall execute appropriate documentation.

                  SECTION 4.18.      Limitation of Guarantees by
                                     Restricted Subsidiaries

                  The Company will not permit any of its Restricted Subsidiaries, directly or indirectly, by way of the pledge of any intercompany note or any Preferred Stock or otherwise, to assume, guarantee or in any other manner become liable with re-spect to any Indebtedness of the Company or any other Restricted Subsidiary of the Company unless, in any such case (a) such Restricted Subsidiary executes and delivers a supplemental indenture to this Indenture, providing a senior guarantee of payment of the Notes by such Restricted Subsidiary (the "Guarantee") and (b) if such assumption, guarantee or other liability of such Restricted Subsidiary is provided in respect of Indebtedness that is expressly subordinated to the Notes, the guarantee or other instrument provided by such Restricted Subsidiary in respect of such subordinated Indebtedness shall be subordinated to the Guarantee pursuant to subordination provisions no less favorable to the Holders of the Notes than the provisions subordinating such Indebtedness to the Notes; provided that the foregoing shall not be applicable to any guarantee of the Obligations of the Company under the Senior Secured Credit Facilities.

                  Notwithstanding the foregoing, any such Guarantee by a Restricted Subsidiary of the Notes shall provide by its terms that it shall be automatically and unconditionally released and discharged, without any further action required on the part of the Trustee or any Holder, upon: (i) the unconditional release of such Restricted Subsidiary from its liability in respect of the Indebtedness in connection with which such Guarantee was executed and delivered pursuant to the preceding paragraph; or (ii) any sale or other disposition (by merger or otherwise) to any Person which is not a Restricted Subsidiary of the Company of all of the Company's direct or indirect Capital Stock in, or all or substantially all of the assets of, such Restricted Subsidiary; provided that (a) such sale or disposition of such Capital Stock or assets is otherwise in compliance with the terms of this Indenture and (b) such assumption, guarantee or other liability of such Restricted Subsidiary has been released by the holders of the other Indebtedness so guaranteed.

                                 ARTICLE FIVE

                            SUCCESSOR CORPORATION

                  SECTION 5.01.      Merger, Consolidation
                                     and Sale of Assets.

                  The Company will not, in a single transaction or series of related transactions, consolidate or merge with or into any Person, or sell, assign, transfer, lease, convey or otherwise dispose of (or cause or permit any Restricted Subsidiary of the Company to sell, assign, transfer, lease, convey or otherwise dispose of) all or substantially all of the Company's assets (determined on a consolidated basis for the Company and the Company's Restricted Subsidiaries) whether as an entirety or substantially as an entirety to any Person unless: (i) either (1) the Company shall be the surviving or continuing corporation or (2) the Person (if other than the Company) formed by such consolidation or into which the Company is merged or the Person which acquires by sale, assignment, transfer, lease, conveyance or other disposition the properties and assets of the Company and of the Company's Restricted

Subsidiaries substantially as an entirety (the "Surviving Entity") (x) shall be a corporation organized and validly existing under the laws of the United States or any State thereof or the District of Columbia and (y) shall expressly assume, by supplemental indenture (in form satisfactory in all respects to the Trustee), executed and delivered to the Trustee, the due and punctual payment of the principal of and interest on all of the Notes and the performance of every covenant of the Notes, this Indenture and the Registration Rights Agreement on the part of the Company to be performed or observed; (ii) immediately after giving effect to such transaction and the assumption contemplated by clause
(i)(2)(y) above (including giving effect to any Indebtedness and Acquired Indebtedness incurred in connection with or in respect of such transaction), the Company or such Surviving Entity, as the case may be, (1) shall have a Consolidated Net Worth equal to or greater than the Consolidated Net Worth of the Company immediately prior to such transaction, and (2) shall be able to incur at least $1.00 of additional Indebtedness (other than Permitted Indebtedness) pursuant to Section 4.12; (iii) immediately after giving effect to such transaction and the assumption contemplated by clause (i)(2)(y) above (including, without limitation, giving effect to any Indebtedness and Acquired Indebtedness incurred or anticipated to be incurred and any Lien granted in connection with or in respect of the transaction), no Default or Event of Default shall have occurred or be continuing; and (iv) the Company or the Surviving Entity shall have delivered to the Trustee an officers' certificate and an opinion of counsel, each stating that such consolidation, merger, sale, assignment, transfer, lease, conveyance or other disposition and, if a supplemental indenture is required in connection with such transaction, such supplemental indenture comply with the applicable provisions of this Indenture and that all conditions precedent in the Indenture relating to such transaction have been satisfied.

                  For purposes of the foregoing, the transfer (by lease, assignment, sale or otherwise, in a single transaction or series of transactions) of all or substantially all of the properties or assets of one or more Restricted Subsidiaries of the Company the Capital Stock of which constitutes all or sub-stantially all of the properties and assets of the Company, shall be deemed to be the transfer of all or substantially all of the properties and assets of the Company and the Company, if surviving, will be automatically discharged from all of its obligations under this Indenture and the Notes.

                  Upon any consolidation, combination or merger or any transfer of all or substantially all of the assets of the Company in accordance with the foregoing, in which the Company is not the continuing corporation, the successor Person formed by such consolidation or into which the Company is merged or to which such conveyance, lease or transfer is made shall succeed to, and be substituted for, and may exercise every right and power of, the Company under this Indenture and the Notes with the same effect as if such surviving entity had been named as such.

                  SECTION 5.02.      Successor Corporation Substituted.


                  Upon any consolidation, combination or merger or any transfer of all or substantially all of the assets of the Company in accordance with
Section 5.01 in which the Company is not the Surviving Entity, the Surviving Entity shall succeed to, and be substituted for, and may exercise every right and power of, the Company under this Indenture and the Notes with the same effect as if such Surviving Entity had been named as such.

                                 ARTICLE SIX

                                   REMEDIES

                  SECTION 6.01.      Events of Default.

                  An "Event of Default" means any of the following events:

                  (a) the failure to pay interest on any Notes when the same becomes due and payable and the default continues for a period of 30 days;

                  (b) the failure to pay the principal of any Notes, when such principal becomes due and payable, at maturity, upon redemption or otherwise (including the failure to make a payment to purchase Notes tendered pursuant to a Change of Control Offer or a Net Proceeds Offer);

                  (c) a default in the observance or performance of any other covenant or agreement contained in this Indenture which default continues for a period of 30 days after the Company receives written notice specifying the default (and demanding that such default be remedied and stating that such notice is a "Notice of Default") from the Trustee or the Holders of at least 25% of the outstanding principal amount of the Notes (except in the case of a default with respect to Section 5.01, which will constitute an Event of Default with such notice requirement but without such passage of time requirement);

                  (d) the failure to pay at final maturity (giving effect to any applicable grace periods and any extensions thereof) the principal amount of any Indebtedness of the Company or any Restricted Subsidiary (other than a Foreign Restricted Subsidiary that is not a Significant Subsidiary) of the Company or the acceleration of the final stated maturity of any such Indebtedness if the aggregate principal amount of such Indebtedness, together with the principal amount of any other such Indebtedness in default for failure to pay principal at final maturity or which has been accelerated, aggregates $5,000,000 or more;

                  (e) one or more judgments (not covered by insurance as to which the carrier has assumed the defense or acknowledged coverage) in an aggregate amount in excess of $5,000,000 shall have been rendered against the Company or any of its Restricted Subsidiaries (other than a Foreign Restricted Subsidiary that is not a Significant Subsidiary) and such judgments remain undischarged, unpaid or unstayed for a period of

         60 days after such judgment or judgments become final and non-appealable;

                  (f) the Company or any of its Significant Subsidiaries pursuant to or under or within the meaning of any Bankruptcy Law:

                             (i) commences a voluntary case or proceeding;

                            (ii) consents to the entry of an order for relief
                  against it in an involuntary case or proceeding;

                           (iii) consents to the appointment of a Custodian of
                  it or for all or substantially all of its property;

                            (iv) makes a general assignment for the benefit of
                  its creditors; or

                             (v) shall generally not pay its debts when such
                  debts become due or shall admit in writing its inability to pay its debts generally; or

                  (g) a court of competent jurisdiction enters an order or decree under any Bankruptcy Law that:

                             (i) is for relief against the Company or any of
                  its Significant Subsidiaries in an involuntary case or proceeding,

                            (ii) appoints a Custodian of the Company or any of
                  its Significant Subsidiaries for all or substantially all of their properties taken as a whole, or

                           (iii) orders the liquidation of the Company or any of
                  its Significant Subsidiaries,

         and in each case the order or decree remains unstayed and in effect for 60 days.

                  (h) any of the Guarantees, if any, ceases to be in full force and effect or any of the Guarantees is declared to be null and void and unenforceable or any of the Guarantees is found to be invalid or any of the Guarantors denies its liability under its Guarantee (other than by reason of release of a Guarantor in accordance with the terms of this Indenture).

                  SECTION 6.02.      Acceleration.

                  If an Event of Default (other than an Event of Default specified in Section 6.01(f) or (g) above with respect to the Company) shall occur and be continuing, the Trustee or the Holders of at least 25% in principal amount of outstanding Notes may declare the Accreted Value of and accrued and unpaid interest on all the Notes to be due and payable by notice in writing to the Company (and the Trustee if given by the Holders) specifying the respective Event of Default and that it is a "notice of acceleration" (the "Acceleration Notice"), and the same (i) shall become immediately due and payable or (ii) if there are any amounts outstanding under the Senior Secured Credit Facilities, shall become immediately due and payable upon the first to occur of an acceleration under the Senior Secured Credit Facilities or 5 business days after receipt by the Company and the representative under the Senior Secured Credit Facilities of such Acceleration Notice. In the event of an acceleration because an Event of Default set forth in clause (d) above has occurred and is continuing, such acceleration shall be automatically rescinded and annulled if the event of default triggering such Event of Default pursuant to clause (d) shall be remedied or cured by the Company or the relevant Restricted Subsidiary or waived by the holders of the relevant Indebtedness within 20 days after the date of the Acceleration Notice with respect thereto. If an Event of Default specified in
Section 6.01(f) or (g) with respect to the Company occurs and is continuing, then all unpaid principal of and accrued and unpaid interest on all of the outstanding Notes shall ipso facto become and be immediately due and payable without any declaration or other act on the part of the Trustee or any Holder.

                  At any time after a declaration of acceleration with respect to the Notes as described in the preceding paragraph, the Holders of a majority in principal amount of the Notes may rescind and cancel such declaration and its consequences (i) if the rescission would not conflict with any judgment or decree, (ii) if all existing Events of Default have been cured or waived except nonpayment of Accreted Value or interest that has become due solely because of the acceleration, (iii) to the extent the payment of such interest is lawful, if interest on overdue installments of interest and overdue principal, which has become due otherwise than by such declaration of acceleration, has been paid,
(iv) if the Company has paid the Trustee its reasonable compensation and reimbursed the Trustee for its expenses, disbursements and advances and (v) in the event of the cure or waiver of an Event of Default of the type described in
Section 6.01(f) or (g), the Trustee shall have received an officers' certificate and an opinion of counsel that such Event of Default has been cured or waived. No such rescission shall affect any subsequent Default or impair any right consequent thereto.

                  SECTION 6.03.      Other Remedies.

                  (a) If an Event of Default occurs and is continuing, the Trustee may pursue any available remedy by proceeding at law or in equity to collect the payment of Accreted Value or principal of or interest on the Notes or to enforce the performance of any provision of the Notes or this Indenture.

                  (b) All rights of action and claims under this Indenture or the Notes may be enforced by the Trustee even if it does not possess any of the Notes or does not produce any of them in the proceeding. A delay or omission by the Trustee or any Holder in exercising any right or remedy accruing upon an Event of Default shall not impair the right or remedy or constitute a waiver of or acquiescence in the Event of Default. No remedy is exclusive of any other remedy. All available remedies are cumulative to the extent permitted by law.

                  SECTION 6.04.      Waiver of Past Defaults.

                  Prior to the acceleration of the Notes, the Holders of a majority in aggregate principal amount of the Notes then outstanding by notice to the Trustee may, on behalf of the Holders of all the Notes, waive any existing Default or Event of Default and its consequences under this Indenture, except a Default or Event of Default specified in Section 6.01(a) or (b) or in respect of any provision hereof which cannot be modified or amended without the consent of the Holder so affected pursuant to Section 9.02. When a Default or Event of Default is so waived, it shall be deemed cured and shall cease to exist. This Section 6.04 shall be in lieu of ss. 316(a)(1)(B) of the TIA and such ss. 316(a)(1)(B) of the TIA is hereby expressly excluded from this Indenture and the Notes, as permitted by the TIA.

                  SECTION 6.05.      Control by Majority.

                  Holders of the Notes may not enforce this Indenture or the Notes except as provided in this Article Six and under the TIA. The Holders of a majority in principal amount at maturity of the then outstanding Notes have the right to direct the time, method and place of conducting any proceeding for any remedy available to the Trustee or exercising any trust or power conferred on the Trustee; provided, however, that the Trustee may refuse to follow any direction (a) that conflicts with any rule of law or this Indenture, (b) that the Trustee, in its sole discretion, determines may be unduly prejudicial to the rights of another Holder, or (c) that may expose the Trustee to personal liability for which adequate indemnity provided to the Trustee against such liability is not reasonably assured to it; provided, further, however, that the Trustee may take any other action deemed proper by the Trustee that is not inconsistent with such direction or this Indenture. This Section 6.05 shall be in lieu of ss. 316(a)(1)(A) of the TIA, and such ss. 316(a)(1)(A) of the TIA is hereby expressly excluded from this Indenture and the Notes, as permitted by the TIA.

                  SECTION 6.06.      Limitation on Suits.

                  A Holder may not pursue any remedy with respect to this Indenture or the Notes unless: (i) the Holder gives to the Trustee written notice of a continuing Event of Default; (ii) the Holders of at least 25% in aggregate principal amount of the outstanding Notes make a written request to the Trustee to pursue a remedy; (iii) such Holder or Holders offer and, if requested, provide to the Trustee indemnity satisfactory to the Trustee against any loss, liability or expense; (iv) the Trustee does not comply with the request within 60 days after receipt of the request and the offer and, if requested, the pro-vision of indemnity; and (v) during such 60-day period the Holders of a majority in principal amount of the outstanding Notes do not give the Trustee a direction which, in the opinion of the Trustee, is inconsistent with the request. A Holder may not use this Indenture to prejudice the rights of another Holder or to obtain a preference or priority over such other Holder.

                  SECTION 6.07.      Right of Holders To Receive Payment.

                  Notwithstanding any other provision in this Indenture, the right of any Holder of a Note to receive payment of Accreted Value or principal of and interest on such Note, on or after the respective due dates expressed or provided for in such Note, or to bring suit for the enforcement of any such payment on or after the respective due dates, is absolute and unconditional and shall not be impaired or affected without the consent of the Holder.

                  SECTION 6.08.      Collection Suit by Trustee.

                  If an Event of Default specified in clause (a) or (b) of
Section 6.01 occurs and is continuing, the Trustee may recover judgment in its own name and as trustee of an express trust against the Company, or any other obligor on the Notes for the whole amount of Accreted Value or principal of and accrued interest remaining unpaid, together with interest on overdue on Accreted Value or principal and, to the extent that payment of such interest is lawful, interest on overdue installments of interest, in each case at the rate per annum provided for by the Notes and such further amount as shall be sufficient to cover the costs and expenses of collection, including the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel and any other amounts due the Trustee pursuant to the provisions of
Section 7.07.

                  SECTION 6.09.      Trustee May File Proofs of Claim.

                  The Trustee may file such proofs of claim and other papers or documents as may be necessary or advisable in order to have the claims of the Trustee (including any claim for the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents, counsel, accountants and experts) and the Holders allowed in any judicial proceedings relative to the Company (or any other obligor upon the Notes), its creditors or its property and shall be entitled and empowered to collect and receive any monies or other property payable or deliverable on any such claims and to distribute the same, and any Custodian in any such judicial proceedings is hereby authorized by each Holder to make such payments to the Trustee and, in the event that the Trustee shall consent to the making of such payments directly to the Holders, to pay to the Trustee any amount due to it for the reasonable compensation, expenses, disbursements and advances of the Trustee, its agent and counsel, and any other amounts due the Trustee under Section 7.07. Nothing herein contained shall be deemed to authorize the Trustee to authorize or consent to or accept or adopt on behalf of any Holder any plan of reorganization, arrangement, adjustment or composition affecting the Notes or the rights of any Holder thereof, or to authorize the Trustee to vote in respect of the claim of any Holder in any such proceeding.


                  SECTION 6.10.      Priorities.

                  If the Trustee collects any money pursuant to this Article Six it shall pay out such money in the following order:

                  First:  to the Trustee for amounts due under Section 7.07;

                  Second: to Holders for amounts due and unpaid on the Notes for Accreted Value or principal and interest accrued on the Notes, ratably, without preference or priority of any kind, according to the amounts due and payable on the Notes for Accreted Value or principal and interest, respectively;

                  Third:  the balance, if any, to the Company.

                  The Trustee, upon prior written notice to the Company, may fix a record date and payment date for any payment to Holders pursuant to this
Section 6.10.

                  SECTION 6.11.      Undertaking for Costs.

                  In any suit for the enforcement of any right or remedy under this Indenture or in any suit against the Trustee for any action taken or omitted by it as Trustee, a court may in its discretion require the filing by any party litigant in the suit of an undertaking to pay the costs of the suit, and the court in its discretion may assess reasonable costs, including reasonable attorneys' fees, against any party litigant in the suit, having due regard to the merits and good faith of the claims or defenses made by the party litigant. This Section 6.11 does not apply to any suit by the Trustee, any suit by a Holder pursuant to Section 6.07, or a suit by a Holder or Holders of more than 10% in aggregate principal amount at maturity of the outstanding Notes.

                  SECTION 6.12.      Restoration of Rights and Remedies.

                  If the Trustee or any Holder has instituted any proceeding to enforce any right or remedy under this Indenture or any Note and such proceeding has been discontinued or abandoned for any reason, or has been determined adversely to the Trustee or to such Holder, then and in every such case the Company, the Trustee and the Holders shall, subject to any determination in such proceeding, be restored severally and respectively to their former positions hereunder, and thereafter all rights and remedies of the Trustee and the Holders shall continue as though no such proceeding had been instituted.

                                ARTICLE SEVEN

                                   TRUSTEE

                  SECTION 7.01.      Duties of Trustee.

                  (a) If an Event of Default known to the Trustee has occurred and is continuing, the Trustee shall exercise such of the rights and powers vested in it by this Indenture and use the same degree of care and skill in its exercise thereof as a prudent person would exercise or use under the circumstances in the conduct of his own affairs.

                  (b) Except during the continuance of an Event of Default known to the Trustee:

                  (1) The Trustee need perform only those duties as are specifically set forth in this Indenture and no covenants or obligations shall be implied in this Indenture that are adverse to the Trustee.

                  (2) In the absence of bad faith on its part, the Trustee may conclusively rely, as to the truth of the statements and the correctness of the opinions expressed therein, upon certificates or opinions furnished to the Trustee and conforming to the requirements of this Indenture. However, in the case of any such certificates or opinions that by any provision hereof are specifically required to be furnished to the Trustee, the Trustee shall examine the certificates and opinions to determine whether or not they conform to the requirements of this Indenture.

                  (c) Notwithstanding anything to the contrary herein contained, the Trustee may not be relieved from liability for its own negligent action, its own negligent failure to act, or its own willful misconduct, except that:

                  (1) This paragraph does not limit the effect of paragraph (b) of this Section 7.01.

                  (2) The Trustee shall not be liable for any error of judgment made in good faith by a Trust Officer, unless it is proved that the Trustee was negligent in ascertaining the pertinent facts.

                  (3) The Trustee shall not be liable with respect to any action it takes or omits to take in good faith in accordance with a direction received by it pursuant to Section 6.02, 6.04 or 6.05.

                  (d) No provision of this Indenture shall require the Trustee to expend or risk its own funds or otherwise incur any financial liability in the performance of any of its duties hereunder or in the exercise of any of its rights or powers if it shall have reasonable grounds for believing that repayment of such funds or adequate indemnity against such risk or liability is not reasonably assured to it in its sole discretion against such risk, liability, loss, fees or expense which might be incurred in compliance with such request or direction.

                  (e) Every provision of this Indenture that in any way relates to the Trustee is subject to paragraphs (a), (b), (c) and (d) of this Section
7.01 and Section 7.02.

                  (f) The Trustee shall not be liable for interest on any money or assets received by it except as the Trustee may agree in writing with the Company. Assets held in trust by the Trustee need not be segregated from other assets except to the extent required by law.

                  SECTION 7.02.      Rights of Trustee.

                  Subject to Section 7.01:

                  (a) The Trustee may rely and shall be fully protected in acting or refraining from acting upon any document believed by it to be genuine and to have been signed or presented by the proper Person. The Trustee need not investigate any fact or matter stated in the document.

                  (b) Before the Trustee acts or refrains from acting, it may consult with counsel of its selection and may require an Officers' Certificate or an Opinion of Counsel, which shall conform to Sections
         11.04 and 11.05. The

Trustee shall not be liable for any action it takes or omits to take in good faith in reliance on such Officers' Certificate or Opinion of Counsel. The Trustee may consult with counsel and the written advice of such counsel or any Opinion of Counsel shall be full and complete authorization and protection from liability in respect to any action taken, suffered or omitted by it hereunder in good faith and in reliance thereon.

                  (c) The Trustee may act through its attorneys and agents and shall not be responsible for the misconduct or negligence of any agent appointed with due care.

                  (d) The Trustee shall not be liable for any action that it takes or omits to take in good faith which it reasonably believes to be authorized or within its rights or powers.

                  (e) The Trustee shall not be bound to make any investigation into the facts or matters stated in any resolution, certificate, statement, instrument, opinion, notice, request, direction, consent, order, bond, debenture, or other paper or document, but the Trustee, in its discretion, may make such further inquiry or investigation into such facts or matters as it may see fit, and, if the Trustee shall determine to make such further inquiry or investigation, it shall be entitled, upon reasonable notice to the Company, to examine the books, records, and premises of the Company, personally or by agent or attorney and to consult with the officers and representatives of the Company, including the Company's accountants and attorneys.

                  (f) The Trustee shall be under no obligation to exercise any of its rights or powers vested in it by this Indenture at the request,

         order or direction of any of the Holders pursuant to the provisions of this Indenture, unless such Holders have offered to the Trustee reasonable indemnity satisfactory to the Trustee against the costs, expenses and liabilities which may be incurred by it in compliance with such request, order or direction.

                  (g) The Trustee shall not be required to give any bond or surety in respect of the performance of its powers and duties hereunder.

                  (h) Delivery of reports, information and documents to the Trustee under Section 4.08 is for informational purposes only and the Trustee's receipt of the foregoing shall not constitute constructive notice of any informa-
tion contained therein or determinable from information contained therein, including the Company's compliance with any of their covenants hereunder (as to which the Trustee is entitled to rely exclusively on Officers' Certificates).

                  (i) The Trustee shall not be deemed to have notice of any Event of Default unless a Trust Officer of the Trustee has actual knowledge thereof or unless the Trustee shall have received written notice thereof at the Corporate Trust Office of the Trustee, and such notice references the Notes and this Indenture.

                  SECTION 7.03.      Individual Rights of Trustee.

                  The Trustee in its individual or any other capacity may become the owner or pledgee of Notes and may otherwise deal with the Company, or any of the Subsidiaries, or their respective Affiliates with the same rights it would have if it were not Trustee. Any Agent may do the same with like rights. However, the Trustee must comply with Sections 7.10 and 7.11.

                  SECTION 7.04.      Trustee's Disclaimer.

                  The Trustee makes no representation as to the validity or adequacy of this Indenture or the Notes, and it shall not be accountable for the Company's use of the proceeds from the Notes, it shall not be responsible for the use or application of any money received by any Paying Agent other than the Trustee, and it shall not be responsible for any statement of the Company in this Indenture or the Notes other than the Trustee's certificate of authentication.

                  SECTION 7.05.      Notice of Default.

                  If a Default or an Event of Default occurs and is continuing and if it is known to a Trust Officer, the Trustee shall mail to each Holder notice of the uncured Default or Event of Default within 90 days after obtaining knowledge thereof. Except in the case of a Default or an Event of Default in payment of Accreted Value or principal of, or interest on, any Note, including an accelerated payment, a Default in payment on the Change of Control Payment

Date pursuant to a Change of Control Offer or on the Net Proceeds Offer Payment Date pursuant to a Net Proceeds Offer and a Default in compliance with Article Five hereof, the Trustee may withhold the notice if and so long as its Board of Directors, the executive committee of its Board of Directors or a committee of its directors and/or Trust Officers in good faith determines that withholding the notice is in the interest of the Holders. The foregoing sentence of this Section 7.05 shall be in lieu of the proviso to ss. 315(b) of the TIA and such proviso to ss. 315(b) of the TIA is hereby expressly excluded from this Indenture and the Notes, as permitted by the TIA.

                  SECTION 7.06.      Reports by Trustee to Holders.

                  Within 60 days after May 15 of each year beginning with 1998, the Trustee shall, to the extent that any of the events described in TIA ss. 313(a) occurred within the previous twelve months, but not otherwise, mail to each Holder a brief report dated as of such date that complies with TIA ss. 313(a). The Trustee also shall comply with TIA ss.ss. 313(b), (c) and (d).

                  A copy of each report at the time of its mailing to Holders shall be mailed to the Company and filed with the Commission and each stock exchange, if any, on which the Notes are listed.

                  The Company shall promptly notify the Trustee if the Notes become listed on any stock exchange and the Trustee shall comply with TIA ss. 313(d).

                  SECTION 7.07.      Compensation and Indemnity.

                  The Company shall pay to the Trustee from time to time such compensation for its services as has been agreed to in writing signed by the Company and the Trustee. The Trustee's compensation shall not be limited by any law on compensation of a trustee of an express trust. The Company shall reimburse the Trustee upon request for all reasonable out-of-pocket expenses incurred or made by it in connection with the performance of its duties under this Indenture. Such expenses shall include the reasonable fees and expenses of the Trustee's agents and counsel.

                  The Company shall indemnify each of the Trustee (or any predecessor Trustee) and its agents, employees, stockholders, Affiliates and directors and officers for, and hold them each harmless against, any and all loss, liability, damage, claim or expense (including reasonable fees and expenses of counsel), including taxes (other than taxes based on the income of the Trustee) incurred by them except for such actions to the extent caused by any negligence, bad faith or willful misconduct on the part of any of them, arising out of or in connection with the acceptance or administration of this trust including the reasonable costs and expenses of defending themselves against any claim or liability in connection with the exercise or performance of any of their rights, powers or duties hereunder. The Trustee shall notify the Company promptly of any claim asserted against the Trustee for which it may seek indemnity. Failure by the Trustee to so notify the Company shall not relieve the Company of its Obligations hereunder except to the extent such failure shall have prejudiced the Company. The Company shall defend the claim and the Trustee shall cooperate in the defense; provided, however, that any settlement of a claim shall be approved in writing by the Trustee if such settlement would result in an admission of liability by the Trustee or if such settlement would not be accompanied by a full release of the Trustee for all liability arising out of the events giving rise to such claim. The Trustee may at its option have separate counsel of its own choosing and the Company shall pay the reasonable fees and expenses of such counsel. The Company need not pay for any settlement made without its consent, which consent shall not be unreasonably withheld.

                  To secure the Company's payment obligations in this Section 7.07, the Trustee shall have a lien prior to the Notes on all assets or money held or collected by the Trustee, in its capacity as Trustee, except assets or money held in trust to pay principal of or interest on particular Notes.

                  When the Trustee incurs expenses or renders services after an Event of Default specified in Section 6.01(f) occurs, such expenses and the compensation for such services are intended to constitute expenses of administration under any Bankruptcy Law.

                  The provisions of this Section 7.07 shall survive the resignation or removal of a Trustee and the termination of this Indenture.

                  SECTION 7.08.      Replacement of Trustee.

                  The Trustee may resign at any time by so notifying the Company. The Holders of a majority in principal amount at maturity of the outstanding Notes may remove the Trustee and appoint a successor Trustee with the Company's consent, by so notifying the Company and the Trustee in writing. The Company may remove the Trustee if:

                  (1)      the Trustee fails to comply with Section 7.10;

                  (2)      the Trustee is adjudged bankrupt or insolvent;

                  (3) a receiver or other public officer takes charge of the Trustee or its property; or

                  (4) the Trustee becomes incapable of acting.

                  If the Trustee resigns or is removed or if a vacancy exists in the office of Trustee for any reason, the Company shall notify each Holder of such event and shall promptly appoint a successor Trustee. Within one year after the successor Trustee takes office, the Holders of a majority in aggregate principal amount at maturity of the outstanding Notes may appoint a successor Trustee to replace the successor Trustee appointed by the Company.

                  A successor Trustee shall deliver a written acceptance of its appointment to the retiring Trustee and to the Company. As promptly as possible after that, the retiring Trustee shall transfer all property held by it as Trustee to the successor Trustee, subject to the lien provided in Section 7.07, the resignation or removal of the retiring Trustee shall become effective, and the successor Trustee shall have all the rights, powers and duties of the Trustee under this Indenture. The Company shall mail notice of such successor Trustee's appointment to each Holder.

                  If a successor Trustee does not take office within 60 days after the retiring Trustee resigns or is removed, the retiring Trustee, the Company or the Holders of at least 10% in aggregate principal amount at maturity of the outstanding Notes may petition any court of competent jurisdiction for the appointment of a successor Trustee.

                  If the Trustee fails to comply with Section 7.10, any Holder may petition any court of competent jurisdiction for the removal of the Trustee and the appointment of a successor Trustee.

                  Notwithstanding any resignation or replacement of the Trustee pursuant to this Section 7.08, the Company's obligations under Section 7.07 shall continue for the benefit of the retiring Trustee.

                  SECTION 7.09.      Successor Trustee by Merger, Etc.

                  If the Trustee consolidates with, merges or converts into, or transfers all or substantially all of its corporate trust business to, another corporation, the resulting, surviving or transferee corporation without any further act shall, if such resulting, surviving or transferee corporation is otherwise eligible hereunder, be the successor Trustee; provided, however, that such corporation shall be otherwise qualified and eligible under this Article Seven.

                  SECTION 7.10.      Eligibility; Disqualification.

                  This Indenture shall always have a Trustee who satisfies the requirement of TIA ss.ss. 310(a)(1), (2) and (5). The Trustee (or, in the case of a Trustee that is a subsidiary of another Bank or a corporation included in a bank holding company system, the related bank or bank holding company) shall have a combined capital and surplus of at least $50,000,000 million as set forth in its most recent published annual report of condition, and have a Corporate Trust Office in the City of New York. In addition, if the Trustee is a subsidiary of another Bank or a corporation included in a bank holding company system, the Trustee, independently of such bank or bank holding company, shall meet the capital requirements of TIA ss. 310(a)(2). The Trustee shall comply with TIA ss. 310(b); provided, however, that there shall be excluded from the operation of TIA ss. 310(b)(1) any indenture or indentures under which other securities, or certificates of interest or participation in other securities, of the Company are outstanding, if the requirements for such exclusion set forth in TIA ss. 310(b)(1) are met. The provisions of TIA ss. 310 shall apply to the Company, as obligor of the Notes.

                  SECTION 7.11.      Preferential Collection of
                                     Claims Against Company.

                  The Trustee shall comply with TIA ss. 311(a), excluding any creditor relationship listed in TIA ss. 311(b). A Trustee who has resigned or been removed shall be subject to TIA ss. 311(a) to the extent indicated therein.

                                ARTICLE EIGHT

                      DISCHARGE OF INDENTURE; DEFEASANCE

                  SECTION 8.01.      Termination of Company's Obligations.

                  This Indenture will be discharged and will cease to be of further effect (except as to surviving rights or registration of transfer or exchange of the Notes, as expressly provided for in this Indenture) as to all outstanding Notes when (a) either (i) all Notes theretofore authenticated and delivered (except lost, stolen or destroyed Notes which have been replaced or paid and Notes for whose payment money has theretofore been deposited in trust or segregated and held in trust by the Company and thereafter repaid to the Company or discharged from such trust) have been delivered to the Trus-tee for cancellation or (ii) all Notes not theretofore delivered to the Trustee for cancellation have become due and payable or by their terms are to become due and payable, or are to be called for redemption upon delivery of notice, within one year and the Company has irrevocably deposited or caused to be deposited with the Trustee funds in an amount sufficient to pay and discharge principal of and interest on the Notes to the date of maturity or redemption, as the case may be, together with irrevocable instructions from the Company directing the Trustee to apply such funds to the payment thereof at maturity or redemption, as the case may be; (b) the Company has paid all other sums payable under this Indenture by the Company; and (c) the Company has delivered to the Trustee an Officers' Certificate and an Opinion of Counsel stating that all conditions precedent under this Indenture relating to the satisfaction and discharge of this Indenture have been complied with.

                  The Company may, at its option and at any time, elect to have its obligations and the obligations of the Guarantors discharged with respect to the outstanding Notes ("Legal Defeasance"). Upon any such Legal Defeasance this Indenture shall cease to be of further effect and the Company and the Guarantors shall have no further obligations hereunder or under the Notes and the entire indebtedness represented by the outstanding Notes shall be deemed to have been paid and discharged, except for (a) the rights of Holders to receive payments in respect of the principal of and interest on the Notes when such payments are due, (b) the Company's obligations with respect to the Notes concerning issuing temporary Notes, registration of Notes, mutilated, destroyed, lost or stolen

Notes and the maintenance of an office or agency for payments, (c) the rights, powers, trust, duties and immunities of the Trustee and the Company's obligations in connection therewith and (d) the Legal Defeasance provisions of this Section 8.01. In addition, the Company may, at its option and at any time, elect to have the obligations of the Company released with respect to covenants contained in Sections 4.03 (except with respect to the corporate existence of the Company) through 4.18 and Article Five ("Covenant Defeasance") and thereafter any omission to comply with such obligations shall not constitute a Default or Event of Default with respect to the Notes. In the event of Covenant Defeasance, those events described under Section 6.01 (except those events described in Section 6.01(a),(b),(f) and (g)) will no longer constitute an Event of Default with respect to the Notes.

                  In order to exercise either Legal Defeasance or Covenant
Defeasance:

                  (a) the Company must irrevocably deposit with the Trustee, in trust, for the benefit of the Holders cash in

         United States dollars, non-callable U.S. Government Obligations, or a combination thereof, in such amounts as will be sufficient, in the opinion of a nationally recognized firm of independent public accountants, to pay the principal of and interest on the Notes on the stated date for payment thereof or on the applicable Redemption Date, as the case may be;

                  (b) in the case of Legal Defeasance, the Company shall have delivered to the Trustee an Opinion of Counsel in the United States reasonably acceptable to the Trustee confirming that (i) the Company has received from, or there has been published by, the Internal Revenue Service a ruling or (ii) since the date of this Indenture, there has been a change in the applicable federal income tax law, in either case to the effect that, and based thereon such opinion of counsel shall confirm that, the Holders will not recognize income, gain or loss for federal income tax purposes as a result of such Legal Defeasance and in either case, and (iii) the Holders will be subject to U.S. federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such Legal Defeasance had not occurred;

                  (c) in the case of Covenant Defeasance, the Company shall have delivered to the Trustee an Opinion of Counsel in the United States reasonably acceptable to the Trustee confirming that the Holders will not recognize income, gain or loss for federal income tax purposes as a result of such Covenant Defeasance and will be subject to federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such Covenant Defeasance had not occurred;


                  (d) no Default or Event of Default shall have occurred and be continuing on the date of such deposit (other than a Default or Event of Default arising in connection with the substantially contemporaneous borrowing of funds to fund the deposit referenced in clause (a) above) or insofar as Events of Default under Section 6.01(f) or (g) from bankruptcy or insolvency events are concerned, at any time in the period ending on the 91st day after the date of deposit;

                  (e) such Legal Defeasance or Covenant Defeasance shall not result in a breach or violation of, or constitute a default under this Indenture or any other material agreement or instrument to which the Company or any of its Subsidiaries is a party or by which the Company or any of its Subsidiaries is bound;

                  (f) the Company shall have delivered to the Trustee an Officers' Certificate stating that the deposit was not made by the Company with the intent of preferring the Holders over any other creditors of the Company or with the intent of defeating, hindering, delaying or defrauding any other creditors of the Company or others;

                  (g) the Company shall have delivered to the Trustee an Officers' Certificate and an Opinion of Counsel, each stating that all conditions precedent provided for or relating to the Legal Defeasance or the Covenant Defeasance, as the case may be, have been complied with;

                  (h) the Company shall have delivered to the Trustee an Opinion of Counsel to the effect that after the 91st day following the deposit, the trust funds will not be subject to the effect of any applicable bankruptcy, insolvency, reorganization or similar laws affecting creditors' rights generally; and

                  (i) certain other customary conditions precedent are satisfied.

                  Notwithstanding the foregoing, the Opinion of Counsel required by clauses (b)(i) and (c) above need not be delivered if all the Notes not theretofore delivered to the Trustee for cancellation (i) have become due and payable, (ii) will become due and payable on the maturity date within one year, or (iii) are to be called for redemption within one year under arrangements satisfactory to the Trustee for the giving of notice of redemption by such Trustee in the name, and at the expense, of the Company.

                  SECTION 8.02.      Application of Trust Money.

                  The Trustee or Paying Agent shall hold in trust U.S. Legal Tender or U.S. Government Obligations deposited with it pursuant to Section 8.01, and shall apply the deposited U.S. Legal Tender and the money from U.S. Government Obligations in accordance with this Indenture to the payment of the principal of and interest on the Notes. The Trustee shall be under no obligation to invest said U.S. Legal Tender or U.S. Government Obligations.


                  The Company shall pay and indemnify the Trustee against any tax, fee or other charge imposed on or assessed against the Legal Tender or U.S. Government Obligations deposited pursuant to Section 8.01 or the principal and interest received in respect thereof other than any such tax, fee or other charge which by law is for the account of the Holders of outstanding Notes.

                  SECTION 8.03.      Repayment to the Company.

                  Subject to Sections 7.07 and 8.01, the Trustee and the Paying Agent shall promptly pay to the Company upon request any excess U.S. Legal Tender or U.S. Government Obligations held by them at any time and thereupon shall be relieved from all liability with respect to such money. The Trustee and the Paying Agent shall pay to the Company upon request any money held by them for the payment of principal or interest that remains unclaimed for one year; provided, however, that the Company shall, if requested by the Trustee or Paying Agent, give to the Trustee or Paying Agent, indemnification reasonably satisfactory to it against any and all liability which may be incurred by it by reason of such paying; provided, further, that the Trustee or such Paying Agent, before being required to make any payment, may at the expense of the Company cause to be published once in a newspaper of general circulation in the City of New York or mail to each Holder entitled to such money notice that such money remains unclaimed and that after a date specified therein which shall be at least 30 days from the date of such publication or mailing any unclaimed balance of such money then remaining will be repaid to the Company. After payment to the Company, Holders entitled to such money must look to the Company for payment as general creditors unless an applicable law designates another Person, and all liability of the Trustee and such Paying Agent with respect to such money shall cease.

                  SECTION 8.04.      Reinstatement.

                  If the Trustee or Paying Agent is unable to apply any U.S. Legal Tender or U.S. Government Obligations in accordance with Section 8.01 by reason of any legal proceeding or by reason of any order or judgment of any court or governmental authority enjoining, restraining or otherwise prohibiting such application, the Company's obligations under this Indenture and the Notes shall be revived and reinstated as though no deposit had occurred pursuant to
Section 8.01 until such time as the Trustee or Paying Agent is permitted to apply all such U.S. Legal Tender or U.S. Government Obligations in accordance with Section 8.01; provided, however, that if the Company has made any payment of interest on or principal of any Notes because of the reinstatement of its obligations, the Company shall be subrogated to the rights of the Holders of such Notes to receive such payment from the U.S. Legal Tender or U.S. Government Obligations held by the Trustee or Paying Agent.

                  SECTION 8.05.     Acknowledgment of Discharge
                                    by Trustee.

                  After (i) the conditions of Section 8.01 have been satisfied,
(ii) the Company has paid or caused to be paid all other sums payable hereunder by the Company and (iii) the Company has delivered to the Trustee an Officers' Certificate and an Opinion of Counsel, each stating that all conditions precedent referred to in clause (i) above relating to the satisfaction and discharge of this Indenture have been complied with, the Trustee upon written request shall acknowledge in writing the discharge of the Company's obligations under this Indenture except for those surviving obligations specified in Section 8.01; provided the legal counsel delivering such Opinion of Counsel may rely as to matters of fact on one or more Officers' Certificates of the Company.

                                 ARTICLE NINE

                        MODIFICATION OF THE INDENTURE

                  SECTION 9.01.      Without Consent of Holders.

                  Subject to the provisions of Section 9.02, the Company and the Trustee may amend, waive or supplement this Indenture without notice to or consent of any Holder: (a) to cure any ambiguity, defect or inconsistency, provided that the same does not adversely affect the rights of any Holder in any material respect; (b) to comply with Section 5.01 of this Indenture; (c) to provide for uncertificated Notes in addition to certificated Notes; (d) to comply with any requirements of the Commission in order to effect or maintain the qualification of this Indenture under the TIA; or (e) to make any change that would provide any additional benefit or rights to the Holders or that does not adversely affect the rights of any Holder in any material respect. In formulating its opinion on such matters, the Trustee will be entitled to rely on such evidence as it deems appropriate, including, without limitation, solely on an Opinion of Counsel.

                  Upon the request of the Company accompanied by a resolution of its Board of Directors authorizing the execution of any such amendment, waiver or supplement or any such amended or supplemental Indenture, and upon receipt by the Trustee of the documents described in Section 9.06, the Trustee shall join with the Company in the execution of any such amendment, waiver or supplement or amended or supplemental Indenture authorized or permitted by the terms of this Indenture and to make any further appropriate agreements and stipulations which may be therein contained, but the Trustee may but shall not be obligated to enter into any such amendment, waiver or supplement or amended or supplemental Indenture which adversely affects its own rights, duties or immunities under this Indenture, in which case the Trustee may in its sole discretion, but shall not be obligated to, enter into such amended or supplemental Indenture.

                  SECTION 9.02.      With Consent of Holders.


                  The Company and the Trustee may amend, waive or supplement this Indenture or the Notes or any amended or supplemental Indenture with the written consent of the Holders of Notes of not less than a majority in aggregate principal amount of the Notes then outstanding (including consents obtained in connection with a tender offer or exchange offer for the Notes).

                  Upon the request of the Company accompanied by a resolution of its Board of Directors authorizing the execution of any such amendment, waiver or supplement or any such amended or supplemental Indenture, and upon the filing with the Trustee of evidence satisfactory to the Trustee of the consent of the Holders of Notes as aforesaid, and upon receipt by the Trustee of the documents described in Section 9.06, the Trustee shall join with the Company in the execution of any such amendment, waiver or supplement or such amended or supplemental Indenture unless such amended or supplemental Indenture adversely affects the Trustee's own rights, duties or immunities under this Indenture, in which case the Trustee may in its sole discretion, but shall not be obligated to, enter into such amended or supplemental Indenture.

                  It shall not be necessary for the consent of the Holders of Notes under this Section 9.02 to approve the particular form of any proposed amendment or waiver, but it shall be sufficient if such consent approves the substance thereof.

                  After an amendment, supplement or waiver under this Section becomes effective, the Company shall mail to the Holders of Notes affected thereby a notice describing the amendment, supplement or waiver. Any failure of the Company to mail such notice, or any defect therein, shall not, however, in any way impair or affect the validity of any such amended or supplemental Indenture or waiver. Subject to Sections 6.04 and 6.07, the Holders of a majority in aggregate principal amount of the Notes then outstanding may waive compliance in a particular instance by the Company with any provision of this Indenture or the Notes. However, without the consent of each

Holder of the Notes affected thereby, an amendment or waiver may not, directly or indirectly: (i) reduce the principal amount at maturity of Notes whose Holders must consent to an amendment; (ii) reduce the rate of or change or have the effect of changing the time for payment of interest, including defaulted interest, on any Notes or change or have the effect of changing the definition of Accreted Value; (iii) reduce the principal of or change or have the effect of changing the fixed maturity of any Notes, or change the date on which any Notes may be subject to redemption or repurchase, or reduce the redemption or repurchase price therefor; (iv) make any Notes payable in money other than that stated in the Notes; (v) make any change in provisions of this Indenture protecting the right of each Holder to receive payment of principal of and interest on such Holder's Note or Notes on or after the due date thereof or to bring suit to enforce such payment, or permitting Holders of a majority in principal amount of Notes to waive Defaults or Events of Default; (vi) amend, change or modify in any material respect the obligation of the Company (or any of the provisions or definitions with respect thereto) to (A) make and consummate a Change of Control Offer in the event of a Change of Control or (B) make and consummate a Net Proceeds Offer with respect to any Asset Sale that has been consummated; or (vii) release any Guarantor from any of its obligations under its Guarantee or this Indenture otherwise than in accordance with the terms of this Indenture.

                  SECTION 9.03.      Compliance with TIA.

                  Every amendment, waiver or supplement of this Indenture or the Notes shall comply with the TIA as then in effect; provided, however, that this
Section 9.03 shall not of itself require that this Indenture or the Trustee be qualified under the TIA or constitute any admission or acknowledgment by any party hereto that any such qualification is required prior to the time this Indenture and the Trustee are required by the TIA to be so qualified.

                  SECTION 9.04.      Revocation and Effect of Consents.

                  Until an amendment, waiver or supplement becomes effective, a consent to it by a Holder is a continuing consent by the Holder and every subsequent Holder of a Note or portion of a Note that evidences the same debt as the consenting Holder's Note, even if notation of the consent is not made on any Note. Subject to the following paragraph, any such Holder or subsequent Holder may revoke the consent as to such Holder's Note or portion of such Note by notice to the Trustee or the Company received before the date on which the Trustee receives an Officers' Certificate certifying that the Holders of the requisite principal amount of Notes have consented (and not theretofore revoked such consent) to the amendment, supplement or waiver. An amendment, supplement or waiver becomes effective upon receipt by the Trustee of such Officers' Certificate and evidence of consent by the Holders of the requisite percentage in principal amount of outstanding Notes.

                  The Company may, but shall not be obligated to, fix a Record Date for the purpose of determining the Holders entitled to consent to any amendment, supplement or waiver. If a Record Date is fixed, then notwithstanding the second sentence of the immediately preceding paragraph, those Persons who were Holders at such Record Date (or their duly designated proxies), and only those Persons, shall be entitled to revoke any consent previously given, whether or not such Persons continue to be Holders after such Record Date. No such consent shall be valid or effective for more than 90 days after such Record Date unless consents from Holders of the requisite percentage in principal amount of outstanding Notes required hereunder for the effectiveness of such consents shall have also been given and not revoked within such 90 day period.

                  SECTION 9.05.      Notation on or Exchange of Notes.

                  If an amendment, supplement or waiver changes the terms of a Note, the Trustee may require the Holder of such Note to deliver it to the Trustee. The Trustee may place an appropriate notation on the Note about the changed terms and return it to the Holder. Alternatively, if the Company or the Trustee so determine, the Company in exchange for the Note shall issue and the Trustee shall authenticate a new Note that reflects the changed terms.

                  SECTION 9.06.      Trustee To Sign Amendments, Etc.

                  The Trustee shall execute any amendment, supplement or waiver authorized pursuant to this Article Nine; provided, however, that the Trustee may, but shall not be obligated to, execute any such amendment, supplement or waiver which affects the Trustee's own rights, duties or immunities under this Indenture. In executing such amendment, supplement or waiver the Trustee shall be entitled to receive indemnity reasonably satisfactory to it, and shall be fully protected in relying upon an Opinion of Counsel and an Officers' Certificate of the Company, stating that no Event of Default shall occur as a result of such amendment, supplement or waiver and that the execution of such amendment, supplement or waiver is authorized or permitted by this Indenture; provided, however, that the legal counsel delivering such Opinion of Counsel may rely as to matters of fact on one or more Officers' Certificates of the Com-pany. Such Opinion of Counsel shall not be an expense of the Trustee.

                                 ARTICLE TEN


                              GUARANTEE OF NOTES

                  SECTION 10.01.     Unconditional Guarantee.

                  Subject to the provisions of this Article Ten, each Guarantor, if any, hereby, jointly and severally, unconditionally and irrevocably guarantees, on a senior basis (such guarantee to be referred to herein as a "Guarantee") to each Holder of a Note authenticated and delivered by the Trustee and to the Trustee and its successors and assigns, irrespective of the validity and enforceability of this Indenture, the Notes or the obligations of the Company or any other Guarantor to the Holders or the Trustee hereunder or thereunder, that: (a) Accreted Value or principal of and interest on the Notes (and any Additional Interest payable thereon) shall be duly and punctually paid in full when due, whether at maturity, upon redemption at the option of Holders pursuant to the provisions of the Notes relating thereto, by acceleration or otherwise, and interest on the overdue principal and (to the extent permitted by law) interest, if any, on the Notes and all other obligations of the Company or the Guarantors to the Holders or the Trustee hereunder or thereunder (including amounts due the Trustee under Section 7.07) and all other obligations shall be promptly paid in full or performed, all in accordance with the terms hereof and thereof; and (b) in case of any extension of time of payment or renewal of any Notes or any of such other obligations, the same shall be promptly paid in full when due or performed in accordance with the terms of the extension or renewal, whether at maturity, by acceleration or otherwise. Failing payment when due of any amount so guaranteed, or failing performance of any other obligation of the Company to the Holders under this Indenture or under the Notes, for whatever reason, each Guarantor shall be obligated to pay, or to perform or cause the performance of, the same immediately. An Event of Default under this Indenture or the Notes shall constitute an event of default under this Guarantee, and shall entitle the Holders of Notes to accelerate the obligations of the Guarantors hereunder in the same manner and to the same extent as the obligations of the Company.

                  Each of the Guarantors hereby agrees that its obligations hereunder shall be unconditional, irrespective of the validity, regularity or enforceability of the Notes or this In-denture, the absence of any action to enforce the same, any waiver or consent by any Holder of the Notes with respect to any provisions hereof or thereof, any release of any other Guarantor, the recovery of any judgment against the Company, any action to enforce the same, whether or not a Guarantee is affixed to any particular Note, or any other circumstance which might otherwise constitute a legal or equitable discharge or defense of a Guarantor. Each of the Guarantors hereby waives the benefit of diligence, presentment, demand of payment, filing of claims with a court in the event of insolvency or bankruptcy of the Company, any right to require a proceeding first against the Company, protest, notice and all demands whatsoever and covenants that its Guarantee shall not be discharged except by complete performance of the obligations contained in the Notes, this Indenture and this Guarantee. This Guarantee is a guarantee of payment and not of collection. If any Holder or the Trustee is required by any court or otherwise to return to the Company or to any Guarantor, or any custodian, trustee, liquidator or other similar official acting in relation to the Company or such Guarantor, any amount paid by the Company or such Guarantor to the Trustee or such Holder, this Guarantee, to the extent theretofore discharged, shall be reinstated in full force and effect. Each Guarantor further agrees that, as between it, on the one hand, and the Holders of Notes and the Trustee, on the other hand, (a) subject to this Article Eleven, the maturity of the obligations guaranteed hereby may be accelerated as provided in Article Six for the purposes of this Guarantee, notwithstanding any stay, injunction or other prohibition preventing such acceleration in respect of the obligations guaranteed hereby, and (b) in the event of any acceleration of such obligations as provided in Article Six, such obligations (whether or not due and payable) shall forthwith become due and payable by the Guarantors for the purpose of this Guarantee.

                  No stockholder, officer, director, employee or incorporator, past, present or future, or any Guarantor, as such, shall have any personal liability under this Guarantee by reason of his, her or its status as such stockholder, officer, director, employee or incorporator.

                  Each Guarantor that makes a payment or distribution under its Guarantee shall be entitled to a contribution from each other Guarantor, determined based on the Adjusted Net Assets of each of the Subsidiary Guarantors. "Adjusted Net Assets" of any Person at any date shall mean the lesser of the amount by which (x) the fair value of the property of such Person exceeds the total amount of liabilities, including, without limitation, contingent liabilities (after giving effect to all other fixed and contingent liabilities incurred or assumed on
such date), but excluding liabilities under a Subsidiary Guarantee of such Person at such date, and (y) the present fair salable value of the assets of such Person at such date exceeds the amount that will be required to pay the probable liability of such Person on its debts (after giving effect to all other fixed and contingent liabilities incurred or assumed on such date), excluding debt in respect of the Subsidiary Guarantee of such Person, as they become absolute and matured.

                  SECTION 10.02.     Limitations on Guarantees.

                  The obligations of any Guarantor under its Guarantee are limited to the maximum amount which, after giving effect to all other contingent and fixed liabilities of the Guarantor will result in the obligations of the Guarantor under the Guarantee not constituting a fraudulent conveyance or fraudulent transfer under any laws of the United States, any state of the United States or the District of Columbia.

                  SECTION 10.03.     Execution and Delivery of Guarantee.

                  To further evidence the Guarantee set forth in Section 10.01, each Guarantor hereby agrees that a notation of such Guarantee, substantially in the form of Exhibit E, shall be endorsed on each Note authenticated and delivered by the Trustee. Such Guarantee shall be executed on behalf of each Guarantor by either manual or facsimile signature of two Officers of the Guarantor, each of whom, in each case, shall have been duly authorized to so execute by all requisite corporate action. The validity and enforceability of any Guarantee shall not be affected by the fact that it is not affixed to any particular Note.

                  Each of the Guarantors hereby agrees that its Guarantee set forth in Section 10.01 shall remain in full force and effect notwithstanding any failure to endorse on each Note a notation of such Guarantee.

                  If an Officer of a Guarantor whose signature is on this Indenture or a Guarantee no longer holds that office at the time the Trustee authenticates the Note on which such Guarantee is endorsed or at any time thereafter, such Guarantor's Guarantee of such Note shall be valid nevertheless.

                  The delivery of any Note by the Trustee, after the authentication thereof hereunder, shall constitute due delivery of any Guarantee set forth in this Indenture on behalf of each Guarantor.

                  SECTION 10.04.     Release of the Guarantor.


                  (a) If no Default exists or would exist under this Indenture, upon (i) the sale or other disposition of all of the Capital Stock of the Guarantor, or (ii) the sale or disposition of all or substantially all of the assets of the Guarantor in compliance with all of the terms of this Indenture, the Guarantor's Guarantee shall be released, and the Guarantor shall be deemed released from all obligations under this Article Ten without any further action required on the part of the Trustee or any Holder. If the Guarantor is not so released the Guarantor or the entity surviving the Guarantor, as applicable, shall remain or be liable under its Guarantee as provided in this Article Ten.

                  (b) The Trustee shall deliver an appropriate instrument evidencing the release of the Guarantor upon receipt of a request by the Company or the Guarantor accompanied by an Officers' Certificate and an Opinion of Counsel certifying as to the compliance with this Section 10.04; provided the legal counsel delivering such Opinion of Counsel may rely as to matters of fact on one or more Officers Certificates of the Company.

                  The Trustee shall execute any documents reasonably requested by the Company or the Guarantor in order to evidence the release of the Guarantor from its obligations under its Guarantee endorsed on the Notes and under this Article Eleven.

                  Except as set forth in Articles Four and Five and this Section 10.04, nothing contained in this Indenture or in any of the Notes shall prevent any consolidation or merger of the Guarantor with or into the Company or shall prevent any sale or conveyance of the property of the Guarantor as an entirety or substantially as an entirety to the Company.

                  SECTION 10.05.     Waiver of Subrogation.

                  Until this Indenture is discharged and all of the Notes are discharged and paid in full, each Guarantor hereby irrevocably waives and agrees not to exercise any claim or other rights which it may now or hereafter acquire against the Company that arise from the existence, payment, performance or enforcement of the Company's obligations under the Notes or this Indenture and such Guarantor's obligations under this Guarantee and this Indenture, in any such instance including, without limitation, any right of subrogation, reimbursement, exoneration, contribution, indemnification, and any right to participate in any claim or remedy of the Holders against the Company, whether or not such claim, remedy or right arises in equity, or under contract, statute or common law, including, without limitation, the right to take or receive from the Company, directly or indirectly, in cash or other property or by set-off or in any other manner, payment or security on account of such claim or other rights. If any amount shall be paid to any Guarantor in violation of the preceding sentence and any amounts owing to the Trustee or the Holders of Notes under the Notes, this Indenture, or any other document or instrument delivered under or in connection with such agreements or instruments, shall not have been paid in full, such amount shall have been deemed to have been paid to such Guarantor for the benefit of, and held in trust for the benefit of, the Trustee or the Holders and shall forthwith be paid to the Trustee for the benefit of itself or such Holders to be credited and applied to the obligations in favor of the Trustee or the Holders, as the case may be, whether matured or unmatured, in accordance with the terms of this Indenture. Each Guarantor acknowledges that it will receive direct and indirect benefits from the financing arrangements contemplated by this Indenture and that the waiver set forth in this Section 10.05 is knowingly made in contemplation of such benefits.

                  SECTION 10.06.     Immediate Payment.

                  Each Guarantor agrees to make immediate payment to the Trustee on behalf of the Holders of all Obligations owing or payable to the respective Holders upon receipt of a demand for payment therefor by the Trustee to such Guarantor in writing.

                  SECTION 10.07.     Obligations Continuing.

                  The obligations of each Guarantor hereunder shall be continuing and shall remain in full force and effect until all the obligations have been paid and satisfied in full. Each Guarantor agrees with the Trustee that it will from time to time deliver to the Trustee suitable acknowledgments of this continued liability hereunder.

                  SECTION 10.08.     Obligations Reinstated.

                  The obligations of each Guarantor hereunder shall continue to be effective or shall be reinstated, as the case may be, if at any time any payment which would otherwise have reduced the obligations of any Guarantor hereunder (whether such payment shall have been made by or on behalf of the Company or by or on behalf of a Guarantor) is rescinded or reclaimed from any of the Holders upon the insolvency, bankruptcy, liquidation or reorganization of the Company or any Guarantor or otherwise, all as though such payment had not been made. If demand for, or acceleration of the time for, payment by the Company is stayed upon the insolvency, bankruptcy, liquidation or reorganization of the Company, all such Indebtedness otherwise subject to demand for payment or acceleration shall nonetheless be payable by each Guarantor as provided herein.

                  SECTION 10.09.     Obligations Not Affected.

                  The obligations of each Guarantor hereunder shall not be affected, impaired or diminished in any way by any act, omission, matter or thing whatsoever, occurring before, upon or after any demand for payment hereunder (and whether or not known or consented to by any Guarantor or any of the Holders) which, but for this provision, might constitute a whole or partial defense to a claim against any Guarantor hereunder or might operate to release or otherwise exonerate any Guarantor from any of its obligations hereunder or otherwise affect such obligations, whether occasioned by default of any of the Holders or otherwise.


                  SECTION 10.10.     Waiver.

                  Without in any way limiting the provisions of Section 10.01 hereof, each Guarantor hereby waives notice or proof of reliance by the Holders upon the obligations of any Guarantor hereunder, and diligence, presentment, demand for payment on the Company, protest or notice of dishonor of any of the Obligations, or other notice or formalities to the Company of any kind whatsoever.

                  SECTION 10.11.     No Obligation To Take Action
                                     Against the Company.

                  Neither the Trustee nor any other Person shall have any obligation to enforce or exhaust any rights or remedies or to take any other steps under any security for the Obligations or against the Company or any other Person or any property of the Company or any other Person before the Trustee is entitled to demand payment and performance by any or all Guarantors of their liabilities and obligations under their Guarantees or under this Indenture.

                  SECTION 10.12.     Dealing with the Company and Others.

                  The Holders, without releasing, discharging, limiting or otherwise affecting in whole or in part the obligations and liabilities of any Guarantor hereunder and without the consent of or notice to any Guarantor, may

                  (a) grant time, renewals, extensions, compromises, concessions, waivers, releases, discharges and other indulgences to the Company or any other Person;

                  (b) take or abstain from taking security or collateral from the Company or from perfecting security or collateral of the Company;

                  (c) release, discharge, compromise, realize, enforce or otherwise deal with or do any act or thing in respect of (with or without consideration) any and all collateral, mortgages or other security given by the Company or any third party with respect to the obligations or matters contemplated by this Indenture or the Notes;

                  (d)  accept compromises or arrangements from the Company;

                  (e) apply all monies at any time received from the Company or from any security upon such part of the Obligations as the Holders may see fit or change any such application in whole or in part from time to time as the Holders may see fit; and

                  (f) otherwise deal with, or waive or modify their right to deal with, the Company and all other Persons and any security as the Holders or the Trustee may see fit.

                  SECTION 10.13.     Default and Enforcement.


                  If any Guarantor fails to pay in accordance with Section 10.06, the Trustee may proceed in its name as trustee hereunder in the enforcement of the Guarantee of any such Guarantor and such Guarantor's obligations thereunder and hereunder by any remedy provided by law, whether by legal proceedings or otherwise, and to recover from such Guarantor the obligations.

                  SECTION 10.14.     Amendment, Etc.

                  No amendment, modification or waiver of any provision of this Indenture relating to any Guarantor or consent to any departure by any Guarantor or any other Person from any such provision will in any event be effective unless it is signed by such Guarantor and the Trustee.

                  SECTION 10.15.     Acknowledgment.

                  Each Guarantor hereby acknowledges communication of the terms of this Indenture and the Notes and consents to and approves of the same.

                  SECTION 10.16.     Costs and Expenses.

                  Each Guarantor shall pay on demand by the Trustee any and all reasonable costs, fees and expenses (including, without limitation, reasonable legal fees on a solicitor and client basis) incurred by the Trustee, its agents, advisors and counsel or any of the Holders in enforcing any of their rights under any Guarantee.

                  SECTION 10.17.     No Waiver; Cumulative Remedies.

                  No failure to exercise and no delay in exercising, on the part of the Trustee or the Holders, any right, remedy, power or privilege hereunder or under this Indenture or the Notes, shall operate as a waiver thereof; nor shall any single or partial exercise of any right, remedy, power or privilege hereunder or under this Indenture or the Notes preclude any other or further exercise thereof or the exercise of any other right, remedy, power or privilege. The rights, remedies, powers and privileges in the Guarantee and under this Indenture, the Notes and any other document or instrument between a Guarantor and/or the Company and the Trustee are cumulative and not exclusive of any rights, remedies, powers and privilege provided by law.

                  SECTION 10.18.     Survival of Obligations.

                  Without prejudice to the survival of any of the other obligations of each Guarantor hereunder, the obligations of each Guarantor under
Section 10.01 shall be enforceable against such Guarantor without regard to and without giving effect to any right of offset or counterclaim available to or which may be asserted by the Company or any Guarantor.

                  SECTION 10.19.     Severability.

                  Any provision of this Article Ten which is prohibited or

unenforceable in any jurisdiction shall not invalidate the remaining provisions and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction unless its removal would substantially defeat the basic intent, spirit and purpose of this Indenture and this Article Ten.

                  SECTION 10.20.     Successors and Assigns.

                  Each Guarantee shall be binding upon and inure to the benefit of each Guarantor and the Trustee and the other Holders and their respective successors and permitted assigns, except that no Guarantor may assign any of its obligations hereunder or thereunder.

                                ARTICLE ELEVEN

                                MISCELLANEOUS

                  SECTION 11.01.     TIA Controls.

                  If any provision of this Indenture limits, qualifies, or conflicts with another provision which is required to be included in this Indenture by the TIA, the required provision shall control; provided, however, that this Section 11.01 shall not of itself require that this Indenture or the Trustee be qualified under the TIA or constitute any admission or acknowledgment by any party hereto that any such qualification is required prior to the time this Indenture and the Trustee are required by the TIA to be so qualified.

                  SECTION 11.02.     Notices.

                  Any notices or other communications required or permitted hereunder shall be in writing, and shall be sufficiently given if made by hand delivery, by telex, by telecopier or registered or certified mail, postage prepaid, return receipt requested, addressed as follows:

                  if to the Company:

                  Universal Compression Holdings, Inc.
                  150 East 58th Street
                  New York, NY  10155
                  Telephone:  (212) 644-8600
                  Facsimile:  (212) 207-8042

                  Attention:  Jeffrey M. Siegal

                  if to the Trustee:

                  United States Trust Company of New York
                  114 West 47th Street
                  New York, NY  10036-1532
                  Telephone:  (212) 852-1614

                  Facsimile:  (212) 852-1626/1627

                  Attention:  Corporate Trust Division

                  The Company and the Trustee by written notice to the other may designate additional or different addresses for notices to such Person. Any notice or communication to the Company or the Trustee shall be deemed to have been given or made as of the date so delivered if hand delivered; when answered back, if telexed; when receipt is acknowledged, if faxed; and five (5) calendar days after mailing if sent by registered or certified mail, postage prepaid (except that a notice of change of address shall not be deemed to have been given until actually received by the addressee).

                  Any notice or communication mailed to a Holder shall be mailed to him by first class mail or other equivalent means at his address as it appears on the registration books of the Registrar ten (10) days prior to such mailing and shall be sufficiently given to him if so mailed within the time prescribed.

                  Failure to mail a notice or communication to a Holder or any defect in it shall not affect its sufficiency with respect to other Holders. If a notice or communication is mailed in the manner provided above, it is duly given, whether or not the addressee receives it.

                  SECTION 11.03.     Communications by Holders
                                     with Other Holders.

                  Holders may communicate pursuant to TIA ss. 312(b) with other Holders with respect to their rights under this Indenture or the Notes. The Company, the Trustee, the Registrar and any other Person shall have the protection of TIA ss. 312(c).

                  SECTION 11.04.     Certificate and Opinion as
                                     to Conditions Precedent.

                  Upon any request or application by the Company to the Trustee to take any action under this Indenture, the Company shall furnish to the
Trustee:

                  (1) an Officers' Certificate, in form and substance reasonably satisfactory to the Trustee, stating that, in the opinion of the signers, all conditions precedent to be performed by the Company, if any, provided for in this Indenture relating to the proposed action have been complied with; and

                  (2) an Opinion of Counsel stating that, in the opinion of such counsel, all such conditions precedent to be performed by the Company, if any, provided for in this In-denture relating to the proposed action have been complied with (which counsel, as to factual matters, may rely on an Officers' Certificate).

                  SECTION 11.05.    Statements Required in
                                    Certificate or Opinion.

                  Each certificate or opinion with respect to compliance with a condition or covenant provided for in this Indenture, other than the Officers' Certificate required by Section 4.06, shall include:

                  (1) a statement that the Person making such certificate or opinion has read such covenant or condition;

                  (2) a brief statement as to the nature and scope of the examination or investigation upon which the statements or opinions contained in such certificate or opinion are based;

                  (3) a statement that, in the opinion of such Person, he has made such examination or investigation as is reasonably necessary to enable him to express an informed opinion as to whether or not such covenant or condition has been complied with; and

                  (4) a statement as to whether or not, in the opinion of each such Person, such condition or covenant has been complied with.

                  SECTION 11.06.    Rules by Trustee, Paying
                                    Agent, Registrar.

                  The Trustee may make reasonable rules in accordance with the Trustee's customary practices for action by or at a meeting of Holders. The Paying Agent or Registrar may make reasonable rules for its functions.

                  SECTION 11.07.    Legal Holidays.

                  A "Legal Holiday" used with respect to a particular place of payment is a Saturday, a Sunday or a day on which banking institutions in New York, New York or at such place of payment are not required to be open. If a payment date is a Legal Holiday at such place, payment may be made at such place on the next succeeding day that is not a Legal Holiday, and no interest shall accrue for the intervening period.

                  SECTION 11.08.    Governing Law.

                  This Indenture and the Notes shall be governed by and construed in accordance with the laws of the State of New York but without giving effect to applicable principles of conflicts of law.


                  SECTION 11.09.    No Adverse Interpretation
                                    of Other Agreements.

                  This Indenture may not be used to interpret another indenture, loan or debt agreement of the Company or any of its Subsidiaries. Any such indenture, loan or debt agreement may not be used to interpret this Indenture.

                  SECTION 11.10.    No Personal Liability.

                  No past, present or future incorporator, director, officer, employee or stockholder, as such, of the Company, as such, shall have any liability for any obligations of the Company under the Notes, this Indenture or the Registration Rights Agreement or for any claim based on, in respect of, or by reason of, such obligations or their creation. Each Holder of Notes by accepting a Note waives and releases all such liability. The waiver and release are part of the consideration for the issuance of the Notes.

                  SECTION 11.11.    Successors.

                  All agreements of the Company in this Indenture and the Notes shall bind its successors. All agreements of the Trustee in this Indenture shall bind its successors.

                  SECTION 11.12.    Duplicate Originals.

                  All parties may sign any number of copies of this Indenture. Each signed copy shall be an original, but all of them together shall represent the same agreement.

                  SECTION 11.13.    Severability.

                  In case any one or more of the provisions in this Indenture or in the Notes shall be held invalid, illegal or unenforceable, in any respect for any reason, the validity, legality and enforceability of any such provision in every other respect and of the remaining provisions shall not in any way be affected or impaired thereby, it being intended that all of the provisions hereof shall be enforceable to the full extent permitted by law.

                  SECTION 11.14.    Independence of Covenants.

                  All covenants and agreements in this Indenture and the Notes shall be given independent effect so that if any particular action or condition is not permitted by any of such covenants, the fact that it would be permitted by an exception to, or otherwise be within the limitations of, another covenant shall not avoid the occurrence of a Default or an Event of Default if such action is taken or condition exists.

                                  SIGNATURES

                  IN WITNESS WHEREOF, the parties hereto have caused this Indenture to be duly executed, all as of the date first written above.

                                   UNIVERSAL COMPRESSION HOLDINGS, INC.

                                   By:
                                       --------------------------------
                                       Name:
                                       Title:

                                   UNITED STATES TRUST COMPANY OF NEW YORK, as Trustee

                                   By:
                                       ----------------------------------
                                       Name:
                                       Title:

                                                                    EXHIBIT A

                                                         CUSIP No.: 913431AA0

                     UNIVERSAL COMPRESSION HOLDINGS, INC.

                    11 3/8% SENIOR DISCOUNT NOTE DUE 2009

No. H1

                  UNIVERSAL COMPRESSION HOLDINGS, INC., a Delaware corporation (the "Company", which term includes any successor entities), for value received promise to pay to Cede & Co. or registered assigns the principal sum of Forty-Three Million Five Hundred Thousand ($43,500,000) Dollars on February 15, 2009.

                  Interest Payment Dates: August 15 and February 15, commencing August 15, 2003

                  Record Dates:  August 1 and February l

                  Reference is made to the further provisions of this Note contained herein, which will for all purposes have the same effect as if set forth at this place.

                  IN WITNESS WHEREOF, the Company has caused this Note to be signed manually or by facsimile by its duly authorized officers and a facsimile of its corporate seal to be affixed hereto or imprinted hereon.

                                         UNIVERSAL COMPRESSION HOLDINGS, INC.

                                         By:
                                             --------------------------------
                                             Name:
                                             Title:

                                         By:
                                             --------------------------------
                                             Name:
                                             Title:



Dated:  February 20, 1998

Certificate of Authentication

                  This is one of the 11 3/8% Senior Discount Notes due 2009 referred to in the within-mentioned Indenture.

                                      UNITED STATES TRUST COMPANY OF NEW YORK, as Trustee

                                      By:
                                          ------------------------------------
                                           Authorized Signatory

Date of Authentication:  February 20, 1998

                            (REVERSE OF SECURITY)

                    11 3/8% Senior Discount Note due 2009

                  1. Interest. UNIVERSAL COMPRESSION HOLDINGS, INC., a Delaware corporation (the "Company"), promises to pay interest on the principal amount of this Note at the rate per annum shown above. Interest on the Notes will accrete from the Issue Date. Cash interest on the Notes will not accrue or be payable prior to February 15, 2003. Thereafter, interest on the Notes will accrue at a rate of 11 3/8% per annum and will be payable semi-annually in cash on August 15 and February 15, commencing August 15, 2003. Interest will be computed on the basis of a 360-day year of twelve 30-day months and, in the case of a partial month, the actual number of days elapsed.

                  The Company shall pay interest on overdue Accreted Value or principal and on overdue installments of interest from time to time on demand at the rate borne by the Notes and on overdue installments of interest (without regard to any applicable grace periods) to the extent lawful.

                  2. Method of Payment. The Company shall pay interest on the Notes (except defaulted interest) to the Persons who are the registered Holders at the close of business on the Record Date immediately preceding the Interest Payment Date even if the Notes are cancelled on registration of transfer or registration of exchange (including pursuant to an Exchange Offer (as defined in the Registration Rights Agreement)) after such Record Date. Holders must surrender Notes to a Paying Agent to collect principal payments. The Company shall pay Accreted Value or principal and interest in money of the United States that at the time of payment is legal tender for payment of public and private debts ("U.S. Legal Tender"). However, the Company may pay Accreted Value or principal and interest by its check payable in such U.S. Legal Tender. The Company may deliver any such interest payment to the Paying Agent or to a Holder at the Holder's registered address.

                  3. Paying Agent and Registrar. Initially, United States Trust Company of New York (the "Trustee") will act as Paying Agent and Registrar. The Company may change any Paying Agent, Registrar or co-Registrar without notice to the Holders.

                  4. Indenture. The Company issued the Notes under an Indenture, dated as of February 20, 1998 (the "Indenture"), between the Company and the Trustee. This Note is one of a duly authorized issue of Initial Notes of the Company designated as its 11 3/8% Senior Discount Notes due 2009 (the "Initial

Notes"). The Notes are limited in aggregate principal amount at maturity to $43,500,000. The Notes include the Initial Notes and the Exchange Notes (as defined in the Indenture) issued in exchange for the Initial Notes pursuant to the Registration Rights Agreement. The Initial Notes and the Exchange Notes are treated as a single class of securities under the Indenture. Capitalized terms herein are used as defined in the Indenture unless otherwise defined herein. The terms of the Notes include those stated in the Indenture and those made part of the Indenture by reference to the Trust Indenture Act of 1939 (15 U.S. Code ss.ss. 77aaa-77bbbb) (the "TIA"), as in effect on the date of the Indenture. Notwithstanding anything to the contrary herein, the Notes are subject to all such terms, and Holders of Notes are referred to the Indenture and said Act for a statement of them. The Notes are general unsecured obligations of the Company.

                  Each Holder, by accepting a Note, agrees to be bound by all of the terms and provisions of the Indenture, as the same may be amended from time to time in accordance with its terms.

                  5.  Optional Redemption.

                  (a) Optional Redemption on and After February 15, 2003. The Notes will be redeemable, at the Company's option, in whole at any time or in part from time to time, on and after February l5, 2003, upon not less than 30 nor more than 60 days' notice, at the following redemption prices (expressed as percentages of the principal amount at maturity thereof) if redeemed during the twelve-month period commencing on February 15 of the year set forth below, plus, in each case, accrued and unpaid interest thereon, if any, to the date of redemption:

                    Year                                  Percentage
                    ----                                  ----------
                    2003...........................       105.688%
                    2004...........................       103.792%
                    2005...........................       101.896%
                    2006 and thereafter............       100.000%

                  (b) Optional Redemption Prior to February 15, 2003. Prior to February 15, 2003, the Notes will be redeemable, at the option of the Company, in whole at any time, upon not less than 30 nor more than 60 days' notice, at a redemption price on the redemption date equal to the Accreted Value of each Note on the redemption date plus the Applicable Premium.

                  "Applicable Premium" means with respect to a Note for any redemption date, the excess of (i) the present value at the redemption date of the redemption price of such Note at Febru-ary 15, 2003 (such redemption price being described under "--Optional Redemption"), computed using a discount rate equal to the Treasury Rate plus 75 basis points over (ii) the Accreted Value of such Note at the redemption date.

                  "Treasury Rate" means the yield to maturity determined two business days prior to any applicable redemption date of United States Treasury securities with a constant maturity (as compiled and published in the most recent Federal Reserve Statistical Release H. 15(519) which has become publicly available at least two Business Days prior to the redemption date (or, if such Statistical Release is no longer published, any publicly available source of similar market data) most nearly equal to the period from the redemption date to February 15, 2003, provided, however, that if the period from the redemption date to February 15, 2003 is not equal to the constant maturity of such United States Treasury security for which such yield is given, the Treasury Rate shall be obtained by linear interpolation (calculated to the nearest one-twelfth of a year) from the weekly average yield of such United States Treasury securities for which such yields are given, except that if the period from the redemption date to February 15, 2003 is less than one year, the weekly average yield on actually traded United States Treasury securities adjusted to a constant maturity of one year shall be used.


                  6. Optional Redemption upon Equity Offering. At any time, or from time to time, on or prior to February 15, 2001, the Company may, at its option, use the net cash proceeds of one or more Public Equity Offerings to redeem all of the Notes at a redemption price equal to 111.375% of the Accreted Value of the Notes to be redeemed plus accrued and unpaid interest, if any, to the date of redemption. In order to effect the foregoing redemption with the proceeds of any Public Equity Offering, the Company shall make such redemption not more than 120 days after the consummation of any such Public Equity Offering.

                  7. Notice of Redemption. Notice of redemption will be mailed at least 30 days but not more than 60 days before the Redemption Date to each Holder of Notes to be redeemed at such Holder's registered address. Notes in denominations larger than $1,000 may be redeemed in part.

                  Except as set forth in the Indenture, if monies for the redemption of the Notes called for redemption shall have been deposited with the Paying Agent for redemption on such Redemption Date, then, unless the Company defaults in the payment of such redemption price plus accrued interest, if any, the Notes called for redemption will cease to accrete or interest will cease to accrue from and after such Redemption Date and the only right of the Holders of such Notes will be to receive payment of the redemption price plus accrued interest, if any.

                  8. Change of Control Offer. Upon a Change of Control, any Holder of Notes will have the right, subject to certain conditions specified in the Indenture, to cause the Company to repurchase all or any part of the Notes of such Holder at a repurchase price equal to 101% of the principal amount at maturity of the Notes to be repurchased plus the Accreted Value and/or accrued interest, if any, to the date of repurchase (subject to the right of Holders of record on the relevant record date to receive interest due on the related interest payment date) as provided in, and subject to the terms of, the Indenture.

                  9. Offers to Purchase. Sections 4.14 and 4.15 of the Indenture provide that, after certain Asset Sales (as defined in the Indenture) and upon the occurrence of a Change of Control (as defined in the Indenture), and subject to further limitations contained therein, the Company will make an offer to purchase certain amounts of the Notes in accordance with the procedures set forth in the Indenture.

                  10. Registration Rights. Pursuant to a registration rights agreement between the Company and the Initial Purchaser, the Company will be obligated to consummate an exchange offer pursuant to which the Holder of this Note shall have the right to exchange this Note for Exchange Notes (as defined in the Indenture), which have been registered under the Securities Act, in like principal amount and having terms identical in all material respects as the Initial Notes. The Holders of the Initial Notes shall be entitled to receive certain additional interest payments in the event such exchange offer is not consummated and upon certain other conditions, all pursuant to and in accordance with the terms of the registration rights agreement.

                  11. Denominations; Transfer; Exchange. The Notes are in registered form, without coupons, and in denominations of $1,000 and integral multiples of $1,000. A Holder shall register the transfer of or exchange Notes in accordance with the Indenture. The Registrar may require a Holder, among other things, to furnish appropriate endorsements and transfer documents and to pay certain transfer taxes or similar governmental charges payable in connection therewith as permitted by the Indenture. The Registrar need not register the transfer of or exchange of any Notes or portions thereof selected for redemption.

                  12. Persons Deemed Owners. The registered Holder of a Note shall be treated as the owner of it for all purposes.

                  13. Unclaimed Money. If money for the payment of Accreted Value or principal or interest remains unclaimed for one year, the Trustee and the Paying Agent will pay the money back to the Company. After that, all liability of the Trustee and such Paying Agent with respect to such money shall cease.

                  14. Discharge Prior to Redemption or Maturity. If the Company at any time deposits with the Trustee U.S. Legal Tender or U.S. Government Obligations sufficient to pay the principal of and interest on the Notes to redemption or maturity and complies with the other provisions of the Indenture relating thereto, the Company will be discharged from certain provisions of the Indenture and the Notes (including certain covenants, but including, under certain circumstances, its obligation to pay the principal of and interest on the Notes but without affecting the rights of the Holders to receive such amounts from such deposits).

                  15. Amendment; Supplement; Waiver. Subject to certain exceptions set forth in the Indenture, the Indenture or the Notes may be amended or supplemented with the written consent of the Holders of a majority in aggregate principal amount at maturity of the Notes then outstanding, and any past Default or Event of Default or noncompliance with any provision may be waived with the written consent of the Holders of a majority in aggregate principal amount at maturity of the Notes then outstanding. Without notice to or consent of any Holder, the parties thereto may amend or supplement the Indenture or the Notes to, among other things, cure any ambiguity, defect or inconsistency, provide for uncertificated Notes in addition to or in place of certificated Notes, comply with any requirements of the Commission in order to effect or maintain the qualification of the Indenture under the TIA or comply with Article Five of the Indenture or make any other change that does not adversely affect the rights of any Holder of a Note.

                  16. Restrictive Covenants. The Indenture imposes certain limitations on the ability of the Company and its Restricted Subsidiaries to, among other things, incur additional Indebtedness, make payments in respect of their Capital Stock or certain Indebtedness, make certain Investments, create or incur liens, enter into transactions with Affiliates, create dividend or other payment restrictions affecting any Subsidiaries of the Company, issue Preferred Stock of any Subsidiaries of the Company, and on the ability of the Company to merge or consolidate with any other Person or sell, assign, transfer, lease, convey or otherwise dispose of all or substantially all of the Company's or its Subsidiaries' assets or adopt a plan of liquidation. Such limitations are subject to a number of important qualifications and exceptions. Pursuant to Section

4.06 of the Indenture, the Company must annually report to the Trustee on compliance with such limitations.

                  17. Successors. When a successor assumes, in accordance with the Indenture, all the obligations of its predecessor under the Notes and the Indenture, the predecessor, subject to certain exceptions, will be released from those obligations.

                  18. Defaults and Remedies. If an Event of Default occurs and is continuing, the Trustee or the Holders of not less than 25% in aggregate principal amount at maturity of Notes then outstanding may declare all the Notes to be due and payable in the manner, at the time and with the effect provided in the Indenture. Holders of Notes may not enforce the Indenture or the Notes except as provided in the Indenture. The Trustee is not obligated to enforce the Indenture or the Notes unless it has received indemnity reasonably satisfactory to it. The Indenture permits, subject to certain limitations therein provided, Holders of a majority in aggregate principal amount at maturity of the Notes then outstanding to direct the Trustee in its exercise of any trust or power. The Trustee may withhold from Holders of Notes notice of any continuing Default or Event of Default (except a Default in payment of principal or interest when due, for any reason or a Default in compliance with Article Five of the Indenture) if it determines that withholding notice is in their interest.

                  19. Trustee Dealings with the Company and Its Subsidiaries. The Trustee under the Indenture, in its individual or any other capacity, may become the owner or pledgee of Notes and may otherwise deal with the Company, its Subsidiaries or their respective Affiliates as if it were not the Trustee.

                  20. No Recourse Against Others. No partner, director, officer, employee or stockholder, as such, of the Company, as such, shall have any liability for any obligations of the Company under the Notes, the Indenture or the Registration Rights Agreement or for any claim based on, in respect of, or by reason of, such obligations or their creation. Each Holder of Notes by accepting a Note waives and releases all such liability. The waiver and release are part of the consideration for the issuance of the Notes.

                  21. Guarantees. This Note will be entitled to the benefits of certain Guarantees, if any, made for the benefit of the Holders. Reference is hereby made to the Indenture for a statement of the respective rights, limitations of rights, duties and obligations thereunder of the Guarantors, the Trustee and the Holders.

                  22. Authentication. This Note shall not be valid until the Trustee or Authenticating Agent manually signs the certificate of authentication on this Note.

                  23. Governing Law. This Note and the Indenture shall be governed by and construed in accordance with the laws of the State of New York, as applied to contracts made and performed within the State of New York, without regard to principles of conflict of laws. Each of the parties hereto agrees to submit to the jurisdiction of the courts of the State of New York in any action or proceeding arising out of or relating to this Note.

                  24. Abbreviations and Defined Terms. Customary abbreviations may be used in the name of a Holder of a Note or an assignee, such as: TEN COM (= tenants in common), TEN ENT (= tenants by the entireties), JT TEN (= joint tenants with right of survivorship and not as tenants in common), CUST (= Custodian), and U/G/M/A (= Uniform Gifts to Minors Act).

                  25. CUSIP Numbers. Pursuant to a recommendation promulgated by the Committee on Uniform Security Identification Procedures, the Company has caused CUSIP numbers to be printed on the Notes as a convenience to the Holders of the Notes. No representation is made as to the accuracy of such numbers as printed on the Notes and reliance may be placed only on the other identification numbers printed hereon.

                  The Company will furnish to any Holder of a Note upon written request and without charge a copy of the Indenture, which has the text of this Note. Requests may be made to Universal Compression Holdings, Inc., 150 East 58th Street, New York, NY 10155.

                               ASSIGNMENT FORM

                  If you the Holder want to assign this Note, fill in the form below and have your signature guaranteed:

                  I or we assign and transfer this Note to:

------------------------------------------------------------------------------

------------------------------------------------------------------------------

------------------------------------------------------------------------------
   (Print or type name, address and zip code and social security or tax ID number of assignee)

and irrevocably appoint ----------------------------------------------------,
agent to transfer this Note on the books of the Company. The agent may substitute another to act for him.


Dated:--------------     Signed: ----------------------------------------------
                                 (Sign exactly as your name appears on the
                                  other side of this Note)

Signature Guarantee: -------------------------------------------------------

                  In connection with any transfer of this Note occurring prior to the date which is the earlier of (i) the date of the declaration by the Commission of the effectiveness of a registration statement under the Securities Act of 1933, as amended (the "Securities Act") covering resales of this Note (which effectiveness shall not have been suspended or terminated at the date of the transfer) and (ii) the undersigned confirms that it has not utilized any general solicitation or general advertising in connection with the transfer:

                                 [Check One]

(1)  __     to the Company or a subsidiary thereof; or

(2)  __     pursuant to and in compliance with Rule 144A under the Securities
            Act of 1933, as amended; or

(3)  __     to an institutional "accredited investor" (as defined in Rule
            501(a)(1), (2), (3) or (7) under the Securities Act of 1933, as amended) that has furnished to the Trustee a signed letter containing certain representations and agreements (the form of which letter can be obtained from the Trustee); or

(4)  __     outside the United states to a "foreign person" in compliance with
            Rule 904 of Regulation S under the Securities Act of 1933, as amended; or

(5)  __     pursuant to the exemption from registration provided by Rule 144 under the Securities Act of 1933, as amended; or

(6)  __     pursuant to an effective registration statement under the Securities
            Act of 1933, as amended; or

(7)  __     pursuant to another available exemption from the registration requirements of the Securities Act of 1933, as amended.

and unless the box below is checked, the undersigned confirms that such Note is not being transferred to an "affiliate" of the Company as defined in Rule 144 under the Securities Act of 1933, as amended (an "Affiliate"):

            |_|   The transferee is an Affiliate of the Company.

            Unless one of the items is checked, the Trustee will refuse to register any of the Notes evidenced by this certificate in the name of any person other than the registered Holder thereof; provided, however, that if item
(3), (4), (5) or (7) is checked, the Company or the Trustee may require, prior to registering any such transfer of the Notes, in their sole discretion, such written legal opinions, certifications (including an investment letter in the case of box (3) or (4)) and other information as the Trustee or the Company has reasonably requested to confirm that such transfer is being made pursuant to an exemption from, or in a transaction not subject to, the registration requirements of the Securities Act of 1933, as amended.

            If none of the foregoing items are checked, the Trustee or Registrar shall not be obligated to register this Note in the name of any person other than the Holder hereof unless and until the conditions to any such transfer of registration set forth herein and in Section 2.17 of the Indenture shall have been satisfied.

Dated:  ____________________    Signed: ----------------------------------------
                                        (Sign exactly as name appears on the
                                        other side of this Note)

Signature Guarantee: __________________________________________

TO BE COMPLETED BY PURCHASER IF (2) ABOVE IS CHECKED

                  The undersigned represents and warrants that it is purchasing this Note for its own account or an account with respect to which it exercises sole investment discretion and that it and any such account is a "qualified institutional buyer" within the meaning of Rule 144A under the Securities Act of 1933, as amended and is aware that the sale to it is being made in reliance on Rule 144A and acknowledges that it has received such information regarding the Company as the undersigned has requested pursuant to Rule 144A or has determined not to request such information and that it is aware that the transferor is relying upon the undersigned's foregoing representations in order to claim the exemption from registration provided by Rule 144A.

Dated:  ______________          -----------------------------------------------
                                NOTICE:  To be executed by an executive officer

                     [OPTION OF HOLDER TO ELECT PURCHASE]

                  If you want to elect to have this Note purchased by the Company pursuant to Section 4.14 or Section 4.15 of the Indenture, check the appropriate box:

                  Section 4.14 [     ]

                  Section 4.15 [     ]


                  If you want to elect to have only part of this Note purchased by the Company pursuant to Section 4.14 or Section 4.15 of the Indenture, state the amount you elect to have purchased:

$-------------------

Dated: ________________          ---------------------------------------------
                                 NOTICE: The signature on this assignment must correspond with the name as it appears upon the face of the within Note in every particular without alteration or enlargement or any change whatsoever and be guaranteed.


Signature Guarantee:  ________________________________________

                                                                    EXHIBIT B

                                                         CUSIP No.:  [      ]

                     UNIVERSAL COMPRESSION HOLDINGS, INC.

               11 3/8% SENIOR DISCOUNT NOTE DUE 2009, SERIES B

No. B2                                                             $

                  UNIVERSAL COMPRESSION HOLDINGS, INC., a Delaware corporation (the "Company", which term includes any successor entities), for value received,
promises to pay to Cede & Co. or registered assigns the principal sum of ($   )
Dollars on February l5, 2009.

                  Interest Payment Dates: August 15 and February 15, commencing August 15, 2003

                  Record Dates:  August 1 and February 1

                  Reference is made to the further provisions of this Note contained herein, which will for all purposes have the same effect as if set forth at this place.

                  IN WITNESS WHEREOF, the Company has caused this Note to be signed manually or by facsimile by its duly authorized officers and a facsimile of its corporate seal to be affixed hereto or imprinted hereon.


                                       UNIVERSAL COMPRESSION HOLDINGS, INC.

                                       By: --------------------------------
                                           Name:
                                           Title:

                                       By: --------------------------------
                                           Name:
                                           Title:

Dated:  February 20, 1998

Certificate of Authentication

                  This is one of the 11 3/8% Senior Discount Notes due 2009, Series B referred to in the within-mentioned Indenture.

                                     UNITED STATES TRUST COMPANY OF NEW YORK, as Trustee

                                     By: ------------------------------------
                                          Authorized Signatory

Date of Authentication:  February 20, 1998

                            (REVERSE OF SECURITY)

               11 3/8% Senior Discount Note due 2009, Series B

                  1. Interest. UNIVERSAL COMPRESSION HOLDINGS, INC., a Delaware corporation (the "Company"), promises to pay interest on the principal amount of this Note at the rate per annum shown above. Interest on the Notes will accrete from the Issue Date. Cash interest on the Notes will not accrue prior to February 15, 2003. Thereafter, interest will accrue until maturity on the notes at a rate of 11 3/8% per annum and will be payable semi-annually on August 15 and February 15, commencing August 15, 2003. Interest will be computed on the basis of a 360-day year of twelve 30-day months and, in the case of a partial month, the actual number of days elapsed.

                  The Company shall pay interest on overdue Accreted Value or principal and on overdue installments of interest from time to time on demand at the rate borne by the Notes and on overdue installments of interest (without regard to any applicable grace periods) to the extent lawful.


                  2. Method of Payment. The Company shall pay interest on the Notes (except defaulted interest) to the Persons who are the registered Holders at the close of business on the Record Date immediately preceding the Interest Payment Date even if the Notes are cancelled on registration of transfer or registration of exchange after such Record Date. Holders must surrender Notes to a Paying Agent to collect principal payments. The Company shall pay Accreted Value or principal and interest in money of the United States that at the time of payment is legal tender for payment of public and private debts ("U.S. Legal Tender"). However, the Company may pay Accreted Value or principal and interest by its check payable in such U.S. Legal Tender. The Company may deliver any such interest payment to the Paying Agent or to a Holder at the Holder's registered address.

                  3. Paying Agent and Registrar. Initially, United States Trust Company of New York (the "Trustee") will act as Paying Agent and Registrar. The Company may change any Paying Agent, Registrar or co-Registrar without notice to the Holders.

                  4. Indenture. The Company issued the Notes under an Indenture, dated as of February 20, 1998 (the "Indenture"), between the Company and the Trustee. This Note is one of a duly authorized issue of Exchange Notes of the Company designated as its 11 3/8% Senior Discount Notes due 2009, Series B (the "Exchange Notes"). The Notes are limited in aggregate principal amount at maturity to $43,500,000. The Notes include the 11 3/8% Notes due 2009 (the "Initial Notes") and the Ex-change Notes, issued in exchange for the Initial Notes pursuant to a registration rights agreement. The Initial Notes and the Exchange Notes are treated as a single class of securities under the Indenture. Capitalized terms herein are used as defined in the Indenture unless otherwise defined herein. The terms of the Notes include those stated in the Indenture and those made part of the Indenture by reference to the Trust Indenture Act of 1939 (15 U.S. Code ss.ss. 77aaa-77bbbb) (the "TIA"), as in effect on the date of the Indenture. Notwithstanding anything to the contrary herein, the Notes are subject to all such terms, and Holders of Notes are referred to the Indenture and said Act for a statement of them. The Notes are general unsecured obligations of the Company.

                  Each Holder, by accepting a Note, agrees to be bound by all of the terms and provisions of the Indenture, as the same may be amended from time to time in accordance with its terms.

                  5.       Optional Redemption.

                  (a) Optional Redemption on and After February 15, 2003. The Notes will be redeemable, at the Company's option, in whole at any time or in part from time to time, on and after February 15, 2003, upon not less than 30 nor more than 60 days' notice, at the following redemption prices (expressed as percentages of the principal amount at maturity thereof) if redeemed during the twelve-month period commencing on February 15 of the years set forth below, plus, in each case, accrued and unpaid interest, if any, thereon to the date of redemption:

                  Year                                           Percentage
                  ----                                           ----------
                  2003.....................................      105.688%
                  2004.....................................      103.792%
                  2005.....................................      101.896%
                  2006 and thereafter......................      100.000%

                  (b) Optional Redemption Prior to February 15, 2003. Prior to February 15, 2003, the Notes will be redeemable, at the option of the Company, in whole at any time, upon not less than 30 nor more than 60 days' notice, at a redemption price on the redemption date equal to the Accreted Value of each Note on the redemption date plus the Applicable Premium.

                  "Applicable Premium" means with respect to a Note for any redemption date, the excess of (i) the present value at the redemption date of the redemption price of such Note at February 15, 2003 (such redemption price being described under "--Optional Redemption"), computed using a discount rate equal to the Treasury Rate plus 75 basis points over (ii) the Accreted Value of such Note at the redemption date.

                  "Treasury Rate" means the yield to maturity determined two business days prior to any applicable redemption date of United States Treasury securities with a constant maturity (as compiled and published in the most recent Federal Reserve Statistical Release H. 15(519) which has become publicly available at least two Business Days prior to the redemption date (or, if such Statistical Release is no longer published, any publicly available source of similar market data) most nearly equal to the period from the redemption date to February 15, 2003, provided, however, that if the period from the redemption date to February 15, 2003 is not equal to the constant maturity of such United States Treasury security for which such yield is given, the Treasury Rate shall be obtained by linear interpolation (calculated to the nearest one-twelfth of a year) from the weekly average yield of such United States Treasury securities for which such yields are given, except that if the period from the redemption date to February 15, 2003 is less than one year, the weekly average yield on actually traded United States Treasury securities adjusted to a constant maturity of one year shall be used.

                  6. Optional Redemption upon Equity Offering. At any time, or from time to time, on or prior to February 15, 2001, the Company may, at its option, use the net cash proceeds of one or more Public Equity Offerings to redeem all of the Notes at a redemption price equal to 111.375% of the Accreted Value of the Notes to be redeemed plus accrued and unpaid interest, if any, to the date of redemption. In order to effect the foregoing redemption with the proceeds of any Public Equity Offering, the Company shall make such redemption not more than 120 days after the consummation of any such Public Equity Offering.


                  7. Notice of Redemption. Notice of redemption will be mailed at least 30 days but not more than 60 days before the Redemption Date to each Holder of Notes to be redeemed at such Holder's registered address. Notes in denominations larger than $1,000 may be redeemed in part.

                  Except as set forth in the Indenture, if monies for the redemption of the Notes called for redemption shall have been deposited with the Paying Agent for redemption on such Redemption Date, then, unless the Company defaults in the payment of such redemption price plus accrued interest, if any, the Notes called for redemption will cease to accrete or interest will cease to accrue from and after such Redemption Date and the only right of the Holders of such Notes will be to receive payment of the redemption price plus accrued interest, if any.

                  8. Change of Control Offer. Upon a Change of Control, any Holder of Notes will have the right, subject to certain conditions specified in the Indenture, to cause the Company to repurchase all or any part of the Notes of such Holder at a repurchase price equal to 101% of the principal amount at maturity of the Notes to be repurchased plus the Accreted Value and/or the accrued interest, if any, to the date of repurchase (subject to the right of holders of record on the relevant record date to receive interest due on the related interest payment date) as provided in, and subject to the terms of, the Indenture.

                  9. Offers to Purchase. Sections 4.14 and 4.15 of the Indenture provide that, after certain Asset Sales (as defined in the Indenture) and upon the occurrence of a Change of Control (as defined in the Indenture), and subject to further limitations contained therein, the Company will make an offer to purchase certain amounts of the Notes in accordance with the procedures set forth in the Indenture.

                  10. Denominations; Transfer; Exchange. The Notes are in registered form, without coupons, and in denominations of $1,000 and integral multiples of $1,000. A Holder shall register the transfer of or exchange Notes in accordance with the Indenture. The Registrar may require a Holder, among other things, to furnish appropriate endorsements and transfer documents and to pay certain transfer taxes or similar governmental charges payable in connection therewith as permitted by the Indenture. The Registrar need not register the transfer of or exchange of any Notes or portions thereof selected for redemption.

                  11. Persons Deemed Owners. The registered Holder of a Note shall be treated as the owner of it for all purposes.

                  12. Unclaimed Money. If money for the payment of Accreted Value or principal or interest remains unclaimed for one year, the Trustee and the Paying Agent will pay the money back to the Company. After that, all liability of the Trustee and such Paying Agent with respect to such money shall cease.

                  13. Discharge Prior to Redemption or Maturity. If the Company

at any time deposits with the Trustee U.S. Legal Tender or U.S. Government Obligations sufficient to pay the principal of and interest on the Notes to redemption and complies with the other provisions of the Indenture relating thereto, the Company will be discharged from certain provisions of the Indenture and the Notes (including certain covenants, including, under certain circumstances, its obligation to pay the principal of and interest on the Notes but without affect-ing the rights of the Holders to receive such amounts from such deposit).

                  14. Amendment; Supplement; Waiver. Subject to certain exceptions set forth in the Indenture, the Indenture or the Notes may be amended or supplemented with the written consent of the Holders of a majority in aggregate principal amount at maturity of the Notes then outstanding, and any past Default or Event of Default or noncompliance with any provision may be waived with the written consent of the Holders of a majority in aggregate principal amount at maturity of the Notes then outstanding. Without notice to or consent of any Holder, the parties thereto may amend or supplement the Indenture or the Notes to, among other things, cure any ambiguity, defect or inconsistency, provide for uncertificated Notes in addition to or in place of certificated Notes, comply with any requirements of the Commission in order to effect or maintain the qualification of the Indenture under the TIA or comply with Article Five of the Indenture or make any other change that does not adversely affect the rights of any Holder of a Note.

                  15. Restrictive Covenants. The Indenture imposes certain limitations on the ability of the Company and its Restricted Subsidiaries to, among other things, incur additional Indebtedness, make payments in respect of their Capital Stock or certain Indebtedness, make certain Investments, create or incur liens, enter into transactions with Affiliates, create dividend or other payment restrictions affecting any Subsidiaries of the Company, issue Preferred Stock of any Subsidiaries of the Company, and on the ability of the Company to merge or consolidate with any other Person or sell, assign, transfer, lease, convey or otherwise dispose of all or substantially all of the Company's or its Subsidiaries' assets or adopt a plan of liquidation. Such limitations are subject to a number of important qualifications and exceptions. Pursuant to
Section 4.06 of the Indenture, the Company must annually report to the Trustee on compliance with such limitations.

                  16. Successors. When a successor assumes, in accordance with the Indenture, all the obligations of its predecessor under the Notes and the Indenture, the predecessor, subject to certain exceptions, will be released from those obligations.

                  17. Defaults and Remedies. If an Event of Default occurs and is continuing, the Trustee or the Holders of not less than 25% in aggregate principal amount at maturity of Notes then outstanding may declare all the Notes to be due and payable in the manner, at the time and with the effect provided in the Indenture. Holders of Notes may not enforce the Indenture or the Notes except as provided in the Indenture. The Trustee is not obligated to enforce the

Indenture or the Notes
unless it has received indemnity reasonably satisfactory to it. The Indenture permits, subject to certain limitations therein provided, Holders of a majority in aggregate principal amount at maturity of the Notes then outstanding to direct the Trustee in its exercise of any trust or power. The Trustee may withhold from Holders of Notes notice of any continuing Default or Event of Default (except a Default in payment of principal or interest when due, for any reason or a Default in compliance with Article Five of the Indenture) if it determines that withholding notice is in their interest.

                  18. Trustee Dealings with the Company and Its Subsidiaries. The Trustee under the Indenture, in its individual or any other capacity, may become the owner or pledgee of Notes and may otherwise deal with the Company, its Subsidiaries or their respective Affiliates as if it were not the Trustee.

                  19. No Recourse Against Others. No partner, director, officer, employee or stockholder, as such, of the Company or any Guarantor, as such, shall have any liability for any obligations of the Company or any Guarantor under the Notes, the Indenture, the Guarantees or the Registration Rights Agreement or for any claim based on, in respect of, or by reason of, such obligations or their creation. Each Holder of Notes by accepting a Note waives and releases all such liability. The waiver and release are part of the consideration for the issuance of the Notes.

                  20. Guarantees. This Note will be entitled to the benefits of certain Guarantees, if any, made for the benefit of the Holders. Reference is hereby made to the Indenture for a statement of the respective rights, limitations of rights, duties and obligations thereunder of the Guarantors, the Trustee and the Holders.

                  21. Authentication. This Note shall not be valid until the Trustee or Authenticating Agent manually signs the certificate of authentication on this Note.

                  22. Governing Law. This Note and the Indenture shall be governed by and construed in accordance with the laws of the State of New York, as applied to contracts made and performed within the State of New York, without regard to principles of conflict of laws. Each of the parties hereto agrees to submit to the jurisdiction of the courts of the State of New York in any action or proceeding arising out of or relating to this Note.

                  23. Abbreviations and Defined Terms. Customary abbreviations may be used in the name of a Holder of a Note or an assignee, such as: TEN COM (= tenants in common), TEN ENT (= tenants by the entireties), JT TEN (= joint tenants with right of survivorship and not as tenants in common), CUST (= Custodian), and U/G/M/A (= Uniform Gifts to Minors Act).

                  24. CUSIP Numbers. Pursuant to a recommendation promulgated by the Committee on Uniform Security Identification Procedures, the Company has caused CUSIP numbers to be printed on the Notes as a convenience to the Holders of the Notes. No representation is made as to the accuracy of such numbers as printed on the Notes and reliance may be placed only on the other identification numbers printed hereon.

                  The Company will furnish to any Holder of a Note upon written request and without charge a copy of the Indenture, which has the text of this Note. Requests may be made to: Universal Compression Holdings, Inc., 150 East 58th Street, New York, NY 10155.

                               ASSIGNMENT FORM

                  If you the Holder want to assign this Note, fill in the form below and have your signature guaranteed:

                  I or we assign and transfer this Note to:

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
(Print or type name, address and zip code and social security or tax ID number of assignee)

and irrevocably appoint -------------------------------------------------------,
agent to transfer this Note on the books of the Company. The agent may substitute another to act for him.

Dated: -----------------------------   Signed: --------------------------------
                                       (Sign exactly as name appears on the
                                       other side of this Note)

Signature Guarantee: --------------------------------

                     [OPTION OF HOLDER TO ELECT PURCHASE]

                  If you want to elect to have this Note purchased by the Company pursuant to Section 4.14 or Section 4.15 of the Indenture, check the appropriate box:


                           Section 4.14 [     ]

                           Section 4.15 [     ]

                  If you want to elect to have only part of this Note purchased by the Company pursuant to Section 4.14 or Section 4.15 of the Indenture, state the amount you elect to have purchased:

$-------------------

Dated: _______________                   -------------------------------------
                                         NOTICE: The signature on this
                                         assignment must correspond with the
                                         name as it appears upon the face of the
                                         within Note in every particular without
                                         alteration or enlargement or any change
                                         whatsoever and be guaranteed.

Signature Guarantee: -----------------------------------

                                                                   EXHIBIT C

                          Form of Certificate To Be
                         Delivered in Connection with
                  Transfers to Non-QIB Accredited Investors

                                                       [             ], [    ]


[                        ]
[                        ]
[                        ]


Ladies and Gentlemen:

                  In connection with our proposed purchase of 11 3/8% Senior Discount Notes due 2009 (the "Notes") of UNIVERSAL COMPRESSION HOLDINGS, INC., a Delaware corporation (the "Company"), we confirm that:

                  1. We have received a copy of the Offering Memorandum (the "Offering Memorandum"), dated February 13, 1998, relating to the Notes and such other information as we deem necessary in order to make our investment decision. We acknowledge that we have read and agreed to the matters stated in the section entitled "Transfer Restrictions" of such Offering Memorandum.


                  2. We understand that any subsequent transfer of the Notes is subject to certain restrictions and conditions set forth in the Indenture relating to the Notes (the "Indenture") as described in the Offering Memorandum and the undersigned agrees to be bound by, and not to resell, pledge or otherwise transfer the Notes except in compliance with, such restrictions and conditions and the Securities Act of 1933, as amended (the "Securities Act"), and all applicable State securities laws.

                  3. We understand that the offer and sale of the Notes have not been registered under the Securities Act, and that the Notes may not be offered or sold within the United States or to, or for the account or benefit of, U.S. persons except as permitted in the following sentence. We agree, on our own behalf and on behalf of any accounts for which we are acting as hereinafter stated, that if we should sell any Notes, we will do so only (i) to the Company or any subsidiary thereof, (ii) inside the United States in accordance with Rule 144A under the Securities Act to a "qualified institutional buyer" (as defined in Rule 144A promulgated under the Securities Act), (iii) inside the United States to an institutional

         "accredited investor" (as defined below) that, prior to such transfer, furnishes (or has furnished on its behalf by a U.S. broker-dealer) to the Trustee (as defined in the Indenture) a signed letter containing certain representations and agreements relating to the restrictions on transfer of the Notes (the form of which letter can be obtained from the Trustee), (iv) outside the United States in accordance with Rule 904 of Regulation S promulgated under the Securities Act to non-U.S. persons, (v) pursuant to the exemption from registration provided by Rule 144 under the Securities Act (if available), or (vi) pursuant to an effective registration statement under the Securities Act, and we further agree to provide to any person purchasing any of the Notes from us a notice advising such purchaser that resales of the Notes are restricted as stated herein.

                  4. We understand that, on any proposed resale of any Notes, we will be required to furnish to the Trustee and the Company such certification, legal opinions and other information as the Trustee and the Company may reasonably require to confirm that the proposed sale complies with the foregoing restrictions. We further understand that the Notes purchased by us will bear a legend to the foregoing effect.

                  5. We are an institutional "accredited investor" (as defined in Rule 501(a)(1), (2), (3) or (7) of Regulation D under the Securities
         Act) and have such knowledge and experience in financial and business matters as to be capable of evaluating the merits and risks of our investment in the Notes, and we and any accounts for which we are acting are each able to bear the economic risk of our or their investment, as the case may be.

                  6. We are acquiring the Notes purchased by us for our account or for one or more accounts (each of which is an institutional "accredited investor") as to each of which we exercise sole investment discretion.

                  You, the Company, the Trustee and others are entitled to rely upon this letter and are irrevocably authorized to produce this letter or a copy hereof to any interested party in any administrative or legal proceeding or official inquiry with respect to the matters covered hereby.

                                            Very truly yours,

                                            [Name of Transferee]

                                             By: ----------------------------
                                                 Name:
                                                 Title:

                                                                    EXHIBIT D

                     Form of Certificate To Be Delivered
                         in Connection with Transfers
                           Pursuant to Regulation S
                                                          [           ], [    ]
[                  ]
[                  ]
[                  ]
[                  ]

                    Re:      Universal Compression Holdings, Inc.
                             (the "Company") 11 3/8% Senior Discount
                             Notes due 2009 (the "Notes")

Ladies and Gentlemen:

                  In connection with our proposed sale of $43,500,000 aggregate principal amount of the Notes, we confirm that such sale has been effected pursuant to and in accordance with Regulation S under the U.S. Securities Act of 1933, as amended (the "Securities Act"), and, accordingly, we represent that:

                  (1) the offer of the Notes was not made to a person in the United States;

                  (2) either (a) at the time the buy offer was originated, the transferee was outside the United States or we and any person acting on our behalf reasonably believed that the transferee was outside the

         United States, or (b) the transaction was executed in, on or through the facilities of a designated off-shore securities market and neither we nor any person acting on our behalf knows that the transaction has been pre-arranged with a buyer in the United States;

                  (3) no directed selling efforts have been made in the United States in contravention of the requirements of Rule 903(b) or Rule 904(b) of Regulation S, as applicable;

                  (4) the transaction is not part of a plan or scheme to evade the registration requirements of the Securities Act; and

                  (5) we have advised the transferee of the transfer restrictions applicable to the Notes.

                  You, the Company and counsel for the Company are entitled to rely upon this letter and are irrevocably authorized to produce this letter or a copy hereof to any interested party in any administrative or legal proceedings or official inquiry with respect to the matters covered hereby. Terms used in this certificate have the meanings set forth in Regulation S.

                                                Very truly yours,

                                                [Name of Transferor]

                                                By: -------------------------
                                                    Authorized Signature

                                                                    EXHIBIT E

                              FORM OF GUARANTEE

                  For value received, the undersigned hereby unconditionally guarantees, as principal obligor and not only as a surety, to the Holder of this Note the cash payments in United States dollars of Accreted Value or principal of, premium, if any, and interest on this Note (and including Additional Interest payable thereon) in the amounts and at the times when due and interest on the overdue principal and interest, if any, of this Note, if lawful, and the payment or performance of all other obligations of the Company under the Indenture (as defined below) or the Notes, to the Holder of this Note and the Trustee, all in accordance with and subject to the terms and limitations of this Note, Article Eleven of the Indenture and this Guarantee. This Guarantee will become effective in accordance with Article Eleven of the Indenture and its terms shall be evidenced therein. The validity and enforceability of any Guarantee shall not be affected by the fact that it is not affixed to any particular Note. Capitalized terms used but not defined herein shall have the meanings ascribed to them in the Indenture dated as of February 20, 1998, between UNIVERSAL COMPRESSION HOLDINGS, INC., a Delaware corporation, as Company (the "Company"), and UNITED STATES BANK & TRUST COMPANY OF NEW YORK, as trustee (the "Trustee"), as amended or supplemented (the "Indenture").

                  The obligations of the undersigned to the Holders of Notes and to the Trustee pursuant to this Guarantee and the Indenture are expressly set forth in Article Eleven of the Indenture and reference is hereby made to the Indenture for the precise terms of the Guarantee and all of the other provisions of the Indenture to which this Guarantee relates.

                  THIS GUARANTEE SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK WITHOUT GIVING EFFECT TO PRINCIPLES OF CONFLICTS OF LAW. Each Guarantor hereby agrees to submit to the jurisdiction of the courts of the State of New York in any action or proceeding arising out of or relating to this Guarantee.

                  This Guarantee is subject to release upon the terms set forth in the Indenture.

                  IN WITNESS WHEREOF, each Guarantor has caused its Guarantee to be duly executed.

Date:____________________

                                      [NAME OF GUARANTOR], as Guarantor

                                      By: ----------------------------------
                                          Name:
                                          Title:


                                      By: ----------------------------------
                                          Name:
                                          Title:

                                     E-2